As filed with the Securities and Exchange Commission on December 6, 2010                                                           File No: 333-169860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FlatWorld Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palm Grove House

 Road Town

Tortola VG1110

British Virgin Islands

Tel: +1 (284) 545 6127

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Valenty

c/o Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

Tel: (212) 370-1300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 Tel: (212) 370-1300 Fax: (212) 370-7889	José Santos, Esq. Forbes Hare Palm Grove House PO Box 4649 Road Town Tortola VG1110 British Virgin Islands Tel: +1 (284) 494 1890 Fax: +1 (284) 494 1316	Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one ordinary share, no par value, and one Warrant (2)	2,300,000	$10.00	$23,000,000	$1,639.90
Ordinary shares included as part of the Units (2)	2,300,000	—	—	—	(3)
Warrants included as part of the Units (2)	2,300,000	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Units (2)(4)	2,300,000	$11.00	$25,300,000	$1,803.89
Underwriters’ unit purchase option	1-Option	$100.00	$100.00		(3)
Ordinary shares included as part of the underwriters’ unit purchase option	80,000	$12.50	$1,000,000	$71.30
Warrants included as part of the underwriters’ unit purchase option	80,000	—	—		(3)
Ordinary shares underlying the Warrants included in the underwriters’ unit purchase option	80,000	$11.00	$880,000	$62.74
Total			$50,180,100	$3,577.83	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 300,000 units, 300,000 ordinary shares and 300,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(5)	Previously paid

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 6, 2010

$20,000,000

FLATWORLD ACQUISITION CORP.

2,000,000 Units

FlatWorld Acquisition Corp. is a newly-organized blank check company formed as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets that we have not yet identified.  While our efforts in identifying a prospective target business for our initial business transaction will not be limited to a particular industry, geographic region or minimum transaction value, we will focus our search on identifying a prospective target business in either (i) the global business services sector or (ii) emerging Asian markets.  We do not have any specific share exchange, share reconstruction and amalgamation or contractual control arrangement or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

FWAC Holdings Limited, our sponsor, a British Virgin Islands business company with limited liability which is owned by our officers, directors, advisors, their respective affiliates and other non-affiliates, and our officers and directors have agreed that we will have up to 21 months from the date of this prospectus to consummate our initial business transaction.  We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction, subject to the limitations described in this prospectus.

 This is an initial public offering of our units. Each unit is being sold at a purchase price of $10.00 per unit and consists of (i) one ordinary share and (ii) one warrant to purchase one ordinary share.

Each warrant entitles the holder to purchase one ordinary share at a price of $11.00. Each warrant will become exercisable on the later of 30 days after our completion of a business transaction or [      ], 2011 [one year from the date of this prospectus] and will expire five years from the date of our initial business transaction, or earlier upon redemption or liquidation. We may redeem the warrants following the consummation of a business transaction on the terms set forth in this prospectus.

Our sponsor has agreed to purchase an aggregate of 1,876,660 warrants, which we refer to as the insider warrants and are described in more detail herein, from us at a price of $0.75 per warrant in a private placement to be completed on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants ($1,407,495) will be placed in the trust account described below.

There is presently no public market for our units, ordinary shares or warrants. It is anticipated that our units, ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols “[TICKER]”, “[TICKER]” and “[TICKER]”, respectively. The ordinary shares and warrants comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by us that the underwriters have notified us of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will commence.

We have granted the underwriters a 45-day option to purchase up to 300,000 additional units (over and above the 2,000,000 units referred to above) solely to cover over-allotments, if any.  We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 80,000 units, at a per unit exercise price of $12.50.  The units issuable upon exercise of this option are identical to those offered by this prospectus.  The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Investing in our securities involves risks. See “Risk Factors” beginning on page 17. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

No securities are being offered to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.58667	$9.41333
Total	$20,000,000	$1,173,340	$18,826,660

_______________

(1)

This amount includes contingent fees equal to 3.75% of the gross proceeds of the public offering (less any amounts redeemed) payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

Of the net proceeds we receive from this offering and the sale of the insider warrants described in this prospectus, $20,400,000 ($10.20 per share), or approximately $23,336,499 (approximately $10.146 per share) if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the contingent fees described in footnote (1) above. None of the funds held in trust will be released from the trust account except as described in this prospectus. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

We are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about [           ], 2010.

Rodman & Renshaw, LLC EarlyBirdCapital, Inc.
Ladenburg Thalmann & Co. Inc.

The date of this prospectus is             , 2010

TABLE OF CONTENTS

Prospectus Summary

The Offering

Summary Financial Data

Risk Factors

Cautionary Note Regarding Forward-Looking Statements

Use of Proceeds

Dividend Policy

Dilution

Capitalization

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Proposed Business

Management

Principal Shareholders

Certain Relationships and Related-Party Transactions

Description of Securities

British Virgin Island Company Considerations

Shares Eligible for Future Sale

Taxation

Note on Enforceability of Civil Liabilities

Underwriting

Legal Matters

Experts

Where You Can Find Additional Information

Index to Financial Statements

You should rely only on the information contained in this registration statement of which this prospectus forms a part.  We have not, and the underwriters have not, authorized anyone to provide you with different information.  We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information.  While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and our beliefs, and our assumptions.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” are to FlatWorld Acquisition Corp., a company organized under the laws of the British Virgin Islands;

•	references to “Securities Act” are to the United States Securities Act of 1933, as amended and references to the “Exchange Act” are to the United States Securities Exchange Act of 1934, as amended;

•	references to a ‘FPI” or “FPI status” are references to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act;

•

references to “initial business transaction” and to “business transaction” are to our initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, or purchase of, all or substantially all of the assets of, or engaging in any other similar business transaction with, an unidentified operating business or assets;

•	all share and per share amounts reflect a 0.933333 for 1 share combination that took place on October 8, 2010 and a 0.5714286 for 1 share combination that took place on November 9, 2010;

•

references to “initial shares” are to the 575,000 ordinary shares owned by our sponsor and purchased in a private placement prior to this offering, up to 75,000 of which are subject to forfeiture by our sponsor if the underwriters’ over-allotment option is not exercised in full;

•	references to the “Companies Act” or the “Act” mean the BVI Business Companies Act of 2004, as amended, of the British Virgin Islands;

•	references to “Foreign Subsidiary” are to a foreign (non-U.S. and non-BVI) subsidiary that we may choose to form and utilize to make the acquisition in connection with a proposed business transaction;

•

references to “insider warrants” are to the warrants to purchase an aggregate of 1,876,660 ordinary shares for the purchase price of $1,407,495, in a private placement that will occur on or before the date of this prospectus;

•	references to “public shares” are to ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	references to “public shareholders” are to holders of public shares, including our sponsor to the extent it purchases public shares;

•

references to our “sponsor” are to FWAC Holdings Limited, a British Virgin Islands business company with limited liability which is  owned by our officers, directors, advisors, their respective affiliates and other non-affiliates;

•	references to a “target business” are to one or more operating businesses or assets which, after completion of this offering, we may target for an initial business transaction; and

•	all dollar amounts in this prospectus are in U.S. dollars unless otherwise indicated.

Unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets that we have to identify. While our efforts in identifying a prospective target business for our initial business transaction will not be limited to a particular industry, geographic region or minimum transaction value, we will focus our search on identifying a prospective target business in either: (i) the global business services sector, including companies engaged in the delivery of financial services and legal processing services, healthcare services, engineering and R&D, information technology and information technology enabled services, supply chain and logistics management, education services, sales and marketing, human resources, information services and other critical and/or non-critical enterprise processes and applications, or (ii) emerging Asian markets, India or China  To date, our efforts have been limited to organizational activities and activities relating to this offering.

Our team is led by private equity professionals and operating executives with expertise in founding and operating global business services and technology companies. Our officers, directors and advisors have over nine decades of combined private equity investing, mergers and acquisitions, acquisition finance and corporate finance advisory experience with over $25 billion of completed acquisition investments and financings.  Our officers also have recent experience with the merger of an entity affiliated with our officers and directors, DAL Group, LLC, with Chardan 2008 China Acquisition Corp., a former blank check company.  We believe that our contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers to attorneys, accountants and business brokers, will allow us to generate attractive business transaction opportunities.

We do not have any specific business transaction under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors, advisors or our sponsor and any of their potential contacts or relationships regarding a potential initial business transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

We have identified the following key investment criteria that we believe are important and that we intend to use in evaluating business transaction opportunities. While we intend to utilize these criteria in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•

High growth potential.  We will seek a business transaction with one or more businesses or assets with significant growth potential in both the firm’s current domestic markets as well as new global markets.

•

Long-term revenue visibility.  We will seek a business transaction with one or more businesses or assets that have a history of long-term revenue visibility, including a high recurring revenue mix and strong order book. We will focus on companies that have predictable cash flows as well as low customer attrition and a diversified customer base.

•

Defensible market position.  We will focus on one or more businesses or assets that offer strong products and/or services and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•

Potential to benefit from globalization trends.  We will seek a business transaction with one or more businesses or assets (i) for which labor represents a significant portion of operating expense and which can take advantage of global sourcing of labor from low-cost delivery centers to deliver high-quality services at lower cost, and/or (ii) that offer the opportunity to accelerate revenue growth by accessing new global markets, including, for North American companies, new high-growth South/East Asian emerging markets, and for high-growth South/East Asia-based companies, established North American markets.

•

Strong management team.  We will seek a business transaction with one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their shareholders.

•

Opportunities for add-on acquisitions.  We will seek a business transaction with one or more businesses or assets that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

Effecting a Business Transaction

Our officers and directors have agreed that we will only have 21 months from the date of this prospectus to consummate a business transaction.   If we do not consummate a business transaction within such 21 month period, we (i) will, as promptly as possible, distribute the trust account (net of taxes and up to 100% of the interest accrued on the proceeds placed in trust which we may withdraw for working capital purposes) to our public shareholders by way of a pro rata redemption of the trust account; and (ii) intend to cease all operations except for the purposes of any winding up.  Any redemption of public shareholders from the trust account shall be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.  Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of an initial business transaction, but will be entitled to liquidating distributions for any public shares acquired by them in the event we do not consummate a business transaction.

Our fourth amended and restated memorandum and articles of association also provide that, with the exception of those provisions specifically related to redemption of our ordinary shares in connection with (i) a tender offer or shareholder vote, in the case of a business transaction, or (ii) upon any winding-down, in the case of our not consummating an initial business transaction within the 21  month period, any of its provisions, including those related to pre-business transaction activity, may be amended if approved by a majority of our shareholders entitled to vote on such matters.

Prior to the date of this prospectus, we have filed a Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act.  As a result, we will be subject to the rules and regulations promulgated under the Exchange Act.  We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business transaction.

Our efforts in identifying a prospective target business for our initial business transaction will not be limited to a particular industry, geographic region or, unlike most other blank check companies, a minimum transaction value; however, we plan to focus our search on identifying a prospective target business in either (i) the global business services sector or (ii) emerging Asian markets, India or China.  We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of such target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other holders of the target’s securities, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

 We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein.  The amount in the trust account is initially anticipated to be $10.20 per share, or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full, including a contingent fee equal to 3.75% of the gross proceeds of the public offering (less any amounts redeemed) payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.  Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their initial business transaction and redemptions of public shares for cash upon consummation of such initial business transactions even when a vote is not required by law, we intend to consummate our initial business transactions and conduct the redemptions without a shareholder vote and instead redeem the shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

We will consummate our initial business transaction only if holders of no more than 74% (or up to 77% if the over-allotment is exercised in full) of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% (or up to 77% if the over-allotment is exercised in full) of our public shares elect to redeem.  Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of a business transaction.

While we do not intend to pursue an initial business transaction with any company that is affiliated with our sponsor, officers, directors or advisors, we are not prohibited from pursuing such a transaction.  In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which may or may not be a member of the Financial Industry Regulatory Authority, which we refer to as FINRA, that such an initial business transaction is fair to our shareholders from a financial point of view.

Potential Conflicts of Interest

Our directors and officers may have legal obligations relating to presenting business opportunities to multiple entities to the extent of a director’s and officer’s multiple affiliations. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. These conflicts of interest may not be resolved in our favor.

The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our shareholders’ best interest. Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities.

•

Our officers and directors currently either are, or may in the future become, affiliated with additional entities, including other blank check companies, that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.

•

Our sponsor owns ordinary shares and warrants which will only be transferable if a business transaction is successfully completed.  Since our sponsor may own securities which will become worthless if a business transaction is not consummated, the members of our board of directors that have an interest in our sponsor may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.

•

If our management negotiates to be retained post-business transaction as a condition to any potential business transaction, their financial interests, including compensation arrangements or fees, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, we have entered into a Right of First Refusal agreement with FlatWorld Capital LLC, which provides that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, FlatWorld Capital LLC will not enter into any agreement to purchase or invest in a business whose value exceeds $16 million without first presenting such business transaction opportunity to the Company’s directors (such opportunity, a “potential transaction opportunity”).  Each of Messrs. Gupta, Valenty and Lamphere are partners at FlatWorld Capital LLC which is a global private equity investment firm that provides capital for growth, buyouts, recapitalizations, private-to-public and public-to-private acquisitions and restructurings of middle market North American and Asian emerging market business services companies.   FlatWorld Capital LLC will first offer any such potential transaction opportunity to us and will not pursue such potential transaction opportunity unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity.  Further, each of Raj K. Gupta, our chief executive officer, secretary and a director (references in this prospectus to “Mr. Gupta” are to Raj K. Gupta unless otherwise noted), Jeffrey A. Valenty, our chief financial officer, president, treasurer, and a member of the office of the chief executive, and director and Gilbert H.

Lamphere, our chairman of the board of directors and member of the office of the chief executive, have agreed that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, we will have a right of first review with respect to suitable business transaction opportunities of Messrs. Gupta, Valenty and Lamphere and companies or other entities which they manage or control, subject to any fiduciary obligations they may have.

Please see the section entitled “Management—Conflicts of Interest” on page 87 for more information regarding potential conflicts of interest and legal obligations of the members of our board of directors and our officers.

Directed Unit Program

At our request, the underwriters have reserved up to 100,000 units for sale at the initial public offering price through a directed unit program to persons who are directors, officers, advisors or employees, or who are otherwise associated with our sponsor. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units.

Private Placements

On July 9, 2010, we issued in a private placement 575,000 ordinary shares (up to 75,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full) to our sponsor for an aggregate purchase price of $25,000. The initial shares will not be transferable except as described in “Principal Shareholders—Transfer of Initial Shares and Insider Warrants” or under other limited circumstances as described in this prospectus. The holders of initial shares will not have any right to any liquidation distributions in the event we fail to consummate an initial business transaction. On or before the date of this prospectus, our sponsor will purchase an aggregate of 1,876,660 insider warrants from us at a price of $0.75 per warrant in a private placement pursuant to Section 4(2) of the Securities Act. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants will be subject to transfer restrictions until 30 days following the consummation of our initial business transaction. No placement fees will be payable in connection with these private placements.

All of the gross proceeds from the sale of the 1,876,660 insider warrants in a private placement, or $1,407,495, will be deposited into the trust account.

Our executive offices are located at Palm Grove House, Road Town, Tortola, VG1110, British Virgin Islands and our telephone number is +1 (284) 545 6127.

THE OFFERING

Securities offered	2,000,000 units, at $10.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant to purchase one ordinary share.

Proposed OTCBB symbols for our:

Units	“[UNIT SYMBOL]”
Ordinary shares	“[ORDINARY SHARE SYMBOL]”
Warrants	“[WARRANT SYMBOL]”

Trading commencement and separation of ordinary shares and warrants

The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will trade separately on the tenth business day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), (ii) its exercise in full or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.

In no event will the ordinary shares and warrants begin to trade separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see “Description of Securities—Units.”

Following the date the ordinary shares and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the ordinary shares or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning ordinary shares and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.  Although investors may trade in partial warrants, partial warrants cannot be exercised for fractional shares, but only for full ordinary shares.

Number of securities to be outstanding
	After the Private Placements and before this Offering	After the Private Placements and this Offering
Units	0	2,000,000 (1), (3)
Ordinary shares	575,000 (2)	2,500,000 (1), (3)
Warrants	1,876,660	3,876,660 (1), (3)
Warrant exercisability	Each warrant is exercisable for one ordinary share.
Warrant exercise price	$11.00, subject to adjustment as described herein.

_______________

(1)

Does not include the underwriters’ purchase option.

(2)

Includes up to 75,000 ordinary shares subject to forfeiture if the underwriters’ over-allotment option is not exercised.

(3)

Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 75,000 ordinary shares owned by the sponsor.

Exercise price and period

The warrants have an exercise price of $11.00 per ordinary share and will become exercisable on the later of:

•

30 days after the completion of our initial business transaction, or

•

[            ], 2011 [one year from the date of this prospectus]

However, the warrants will be exercisable for cash only if we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares.

The warrants will expire at 5:00 p.m., New York City time, on the five year anniversary of the consummation of our business transaction, unless earlier redeemed.  In addition, if we do not consummate our initial business transaction within the time period described in this prospectus, the warrants will expire.  Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Registration rights

We have agreed to use our best efforts to have an effective registration statement covering ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that ordinary shares until the warrants expire or are redeemed.

Our sponsor and its permitted transferees will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the insider warrants and the ordinary shares underlying the insider warrants.  We will bear the expenses incurred in connection with filing any such registration statements.

Redemption of warrants

We may redeem the outstanding warrants (excluding insider warrants held by our sponsor or its permitted assigns) at any time after the warrants become exercisable:

•

 in whole and not in part;

•

at a price of $0.01 per warrant;

•

upon not less than 30 days prior written notice of redemption; and

•

if, and only if, the volume weighted average price of our ordinary shares equals or exceeds $16.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. If we call the warrants for redemption as described above, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for: that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption provisions for our warrants have been established at a price which is intended to provide such warrant holders a premium to the initial warrant exercise price and to provide a sufficient differential between the then-prevailing ordinary shares price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the ordinary shares will exceed either $16.50 or the warrant exercise price of $11.00 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

FPI status

Pursuant to Rule 3b-4 of the Exchange Act, we determined our status as a FPI and, as such, we are required to comply with the tender offer rules in connection with our initial business transaction.

We are required to determine our status as a FPI for the 2011 fiscal year as of the last day of our second quarter, or December 31, 2010.  On such date, if we no longer qualify as a FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2011 fiscal year, or July 1, 2011.   As a result, should we determine on December 31, 2010 that we are no longer a FPI, after June 30, 2011, we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

We may voluntarily lose our status as an FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers.

Offering proceeds to be held in trust

Of the approximate net proceeds we receive from this offering, $20,400,000 (including $1,407,495 paid by our sponsor in a private placement for the insider warrants and less $350,000 for working capital purposes), approximately $10.20 per share, will be deposited into a segregated trust account at JPMorgan Chase Bank, N.A. and maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes a contingent fee equal to 3.75% of the gross proceeds of the public offering (less any amounts redeemed) payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

With the exception of all interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, to pay taxes and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus, none of the funds held in trust will be released from the trust account until the earlier of: (i) the consummation of a business transaction within 21 months from the date of this prospectus, (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate a business transaction within such 21  month period, or (iii) pursuant to any liquidation.

The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

In the event we seek shareholder approval in connection with our initial business transaction and we are a FPI, then we will conduct our redemptions pursuant to a tender offer and will comply with the tender offer rules.  If we are not a FPI and we seek shareholder approval in connection with our initial business transaction, then public shareholders exercising their redemption rights and voting (1) in favor of the business transaction will be entitled to receive a pro rata portion of the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, and (2) against the business transaction and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account.

None of the warrants may be exercised until 30 days after the consummation of our business transaction and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources

Unless and until our business transaction is consummated, the proceeds held in the trust account (net of taxes, up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Expenses incurred while seeking a business transaction may be paid prior to a business transaction only from (i) $350,000 of the offering proceeds not held in the trust account and (ii) up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes.  In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion.

We believe that, upon the date of this prospectus, the $350,000 from the proceeds of this offering not held in the trust account and 100% of the interest earned on the proceeds in trust will be sufficient to allow us to operate for the next 21 months, assuming that a business transaction is not consummated during that time.  Over this time period, we will be using these funds for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, and structuring, negotiating and consummating a business transaction.

Permitted purchases of ordinary shares if we hold a shareholder vote and we are not subject to the tender offer rules

If we do not conduct redemptions pursuant to the tender offer rules because we no longer have FPI status and are no longer subject to the foreign private issuer rules, prior to the consummation of such business transaction, there could be released to us from the trust account amounts necessary to purchase up to 15% of the ordinary shares sold in this offering (300,000 ordinary shares, or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur after the filing of our preliminary proxy statement and ending at the close of the shareholder meeting to approve the initial business transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act.  It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.20 per share, or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 300,000 ordinary shares (or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many ordinary shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our ordinary shares and the terms of the proposed initial business transaction. All ordinary shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then-current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our ordinary shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business transaction and exercising redemption rights for the full per-share amount held in the trust account.  Subject to the 17.5% limitation on redemptions and voting in connection with any such shareholder meeting described below, such trading activity could enable investors to make approval of a business transaction, regardless of its merits, more difficult.

Limited payments to insiders

There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our officers and directors (directly or indirectly) prior to the consummation of a business transaction other than:

•

repayment of an aggregate of $125,000 in non-interest bearing loans made by our sponsor to pay a portion of our offering expenses;

•

securities issued to our officers and directors in exchange for loans reasonably necessary to meet our working capital needs (as described in this prospectus);

•

reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business transaction.  There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business transaction is consummated); and

•

payment to FWC Management Services Ltd, an entity controlled by Messrs. Valenty and Gupta, of $7,500 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the date of this prospectus.

Conditions to consummating our initial business transaction

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business transaction.  In no event will we acquire less than a controlling interest in a target business. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other holders of the target’s securities or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

While we do not intend to pursue an initial business transaction with any company that is affiliated with our sponsor, officers, directors or advisors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA that such an initial business transaction is fair to our shareholders from a financial point of view.

Redemption rights for public shareholders upon consummation of our initial business transaction

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein.  The amount in the trust account is initially anticipated to be approximately $10.20 per share, including a contingent fee equal to 3.75% of the gross proceeds of the public offering (less any amounts redeemed) payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their business transaction and related redemptions of public shares for cash upon consummation of their initial business transactions even when a vote is not required by law, we intend to consummate our initial business transaction and conduct the redemptions without a shareholder vote and instead redeem shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

We will consummate our initial business transaction only if holders of no more than 74% (up to 77% if the over-allotment is exercised in full) of our public shares elect to redeem their ordinary shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% of our public shares elect to redeem.  Our sponsor has agreed to waive its redemption rights with respect to its initial shares and, in connection with a shareholder vote, will not seek redemption of any public shares held by it.  The initial shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Our redemption threshold is different from the redemption or conversion thresholds used by most blank check companies.  Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%.  As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.

Redemption if we hold a shareholder vote while a FPI and subject to the foreign private issuer rules

If we hold a shareholder vote while we are subject to the foreign private issuer rules, regardless of how any such shareholder votes, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules.

Redemption if we hold a shareholder vote and we are not a FPI and we are subject to the domestic issuer rules

If we lose our status as a FPI and are subject to the U.S. domestic issuer rules, our public shareholders voting in favor of our initial business transaction may elect to exercise their redemption rights and shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but our public shareholders voting against the business transaction and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account.

Private transactions if we hold a share- holder vote and we are not a FPI and are subject to the domestic issuer rules

If we lose our status as a FPI and are subject to the U.S. domestic issuer rules, we, or our officers, directors, advisors or their affiliates, may enter into privately negotiated transactions to purchase public shares from shareholders who would otherwise elect to redeem their ordinary shares to ensure that holders of no more than 74% of our public shares elect to redeem their ordinary shares for cash.  Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be fair to, or in the best interest of, those shareholders not receiving any such additional consideration.  In addition, the payment of a premium may not be in the best interest of the remaining shareholders, who will experience a reduction in book value per share compared to the value received by shareholders that successfully have their ordinary shares purchased by us at a premium.

17.5% limitation on redemption rights if we are not a FPI and are subject to the domestic issuer rules; 17.5% limitation on voting rights in connection with any shareholder vote

Notwithstanding the foregoing redemption rights, and solely if we hold a shareholder vote to approve our initial business transaction, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we lose our status as a FPI and are subject to the U.S. domestic issuer rules, our fourth amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming their ordinary shares with respect to more than an aggregate of 17.5% of the ordinary shares sold in this offering.

Regardless of whether we are subject to the U.S. domestic or foreign private issuer rules, any individual shareholder or “group” will be restricted from voting public shares in excess of an aggregate of 17.5% of the public shares sold in this offering.

We believe the restrictions described above will discourage shareholders from accumulating large blocks of ordinary shares, and subsequent attempts by such holders to use their ability to redeem their ordinary shares as a means to force us or our officers, directors, advisors or affiliates to purchase their public ordinary shares at a significant premium to the then current market price or on other undesirable terms.

Absent this provision, a public shareholder holding more than an aggregate of 17.5% of the ordinary shares sold in this offering could threaten to seek to exercise their redemption rights or vote against a business transaction if such holder’s shares are not purchased by us or our officers, directors, advisors or affiliates at a premium to the then current market price or on other undesirable terms.

By limiting our shareholders’ ability to redeem or vote no more than 17.5% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate a business transaction.  Furthermore, if a shareholder or group of shareholders attempts to vote in excess of 17.5% of the public shares issued and outstanding and has not previously sought the consent of our board to vote such public shares, then, pursuant to our amended and restated articles and memorandum of association, any public ordinary shares voted in excess of this 17.5% limitation shall be deemed ineligible to vote.

Dissolution and liquidation if no initial business transaction

Our sponsor, officers and directors have agreed that we will only have 21 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 21 month period, we (i) will distribute the trust account to the public shareholders, pro rata, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes by way of redemption and (ii) intend to cease all operations except for the purpose of any winding up of our affairs.  This redemption of public shareholders from the trust account shall be done automatically by function of our fourth amended and restated memorandum and articles of association and prior to any voluntary winding up.

Under British Virgin Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a company to the extent of distributions received by them in a liquidation process. If we complied with the procedures set forth in Section 203 – 208 of the Companies Act which are intended to ensure that we make reasonable provision for all claims against us, any liability of a shareholder with respect to a distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. It will be the company’s intention in any liquidation, after payment of the liquidation costs and any sums then due to creditors, that the liquidator distribute the assets of the company to the public shareholders on a pari passu basis. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a liquidation.  We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements or that such agreements will be legally enforceable.  The shareholders of our sponsor have agreed that they will be liable to us, pro rata based on their indirect beneficial ownership in us prior to this offering, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.20 per share (or $10.146 if the over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.  In the event that an executed waiver is deemed to be unenforceable against a third party, our officers and directors will not be responsible to the extent of any liability for such third party claims.

Our sponsor has waived its rights to participate in any redemption with respect to its initial ordinary shares if we fail to consummate an initial business transaction. However, if our sponsor or any of our officers, directors or affiliates acquire public ordinary shares in or after this offering they will be entitled to a pro rata share of the trust account with respect to such ordinary shares if we do not complete a business transaction within the 21 month period and we distribute the trust account by way of redemption.

We will pay the costs of any liquidation from our remaining assets outside of the trust account (which may include accrued interest withdrawn for working capital purposes). If such funds are insufficient, the shareholders of our sponsor have agreed that they will be liable to us, pro rata based on their indirect beneficial ownership in us prior to this offering, to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public shareholders (currently anticipated to be no more than approximately $20,000) and have agreed not to seek repayment for such expenses.

Lockup of initial shares and insider warrants

Our sponsor has agreed the initial shares will be subject to lockup (i.e. not transferable, assignable or saleable) until the earlier of:

•

with respect to 50% of such initial shares, one year after the completion of our initial business transaction (or earlier if, subsequent to our initial business transaction, the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business transaction);

•

with respect to 25% of such initial shares, if the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations,

recapitalizations and the like) for any 10 trading days within any 30-trading day period following our initial business transaction, the later of the date the foregoing condition is met or one year after the completion of our initial business transaction (or earlier if, subsequent to our initial business transaction, the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business transaction);

•

with respect to the remaining 25% of such initial shares, if the last sales price of our ordinary shares equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 10 trading days within any 30-trading day period following our initial business transaction, the later of the date the foregoing condition is met or one year after the completion of our initial business transaction (or earlier if, subsequent to our initial business transaction, the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business transaction); and

•

with respect to 100% of the initial shares, immediately if we consummate a subsequent liquidation, share exchange, share reconstruction and amalgamation or contractual control arrangement or engage in any other similar business transaction.

The insider warrants (including the ordinary shares issuable upon exercise of the insider warrants) will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the completion of our initial business transaction.

Determination of offering amount

In consultation with our underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given market conditions. In addition, our management concluded, based on their collective experience, that an offering of this size, and the sale of the additional insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using equity or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business transaction. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses or that we will be able to obtain any necessary financing.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business transaction, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business - Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus.

SUMMARY FINANCIAL DATA

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	As of July 9, 2010
	Actual	As adjusted

Working capital (deficiency)	$(52,700)	$20,586,100
Cash held in trust	150,000	20,400,000
Total assets	222,700	20,770,000
Total liabilities	202,700	183,900
Value of ordinary shares which may be redeemed	—	15,096,000
Shareholders’ equity (1)	20,000	5,490,100

_______________

(1)

Excludes approximately 1,480,000 ordinary shares, at an initial per-share redemption price of approximately $10.20, subject to possible redemption rights and assumes the underwriters’ over-allotment has not been exercised.

The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds.

The “as adjusted” total assets amount includes the $20,400,000 held in the trust account for our benefit, which amount, less contingent fees and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus, will be available to us only upon the consummation of a business transaction within 21 months of the date of this prospectus.

Our sponsor, officers and directors have agreed that we will only have 21 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 21 month period, we (i) will distribute, by way of redemption, the trust account to the public shareholders, pro rata, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, and (ii) intend to cease all operations except for the purposes of any winding up of our affairs.  Any redemption of public shareholders from the trust account shall be done automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up. Our sponsor has waived its rights to participate in any redemption with respect to its initial ordinary shares if we fail to consummate an initial business transaction within 21 months.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks below.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, the focus of which is to acquire through a merger, share capital exchange, asset acquisition, share purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business transaction. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of a business transaction. We do not know when or if a business transaction will occur.

Our public shareholders may not be afforded an opportunity to vote on our proposed business transaction, unless such vote is required by law.

We may not hold a shareholder vote before we consummate our initial business transaction unless the business transaction would require shareholder approval under the Companies Act.  Accordingly, we may consummate our initial business transaction even if holders of a majority of our public ordinary shares which are entitled to vote do not approve of the business transaction we consummate.

Your only opportunity to affect the investment decision regarding a potential business transaction may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business transaction.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets. Since our board of directors may consummate a business transaction without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business transaction, unless we seek such shareholder vote.  Accordingly, your only opportunity to affect the investment decision regarding a potential business transaction may be limited to exercising your redemption rights within the period of time set forth in our tender offer documents mailed to our public shareholders in which we describe our business transaction.  In addition, your election to exercise your redemption rights could still be rejected if holders of more than 74% of our public shares elect to exercise their redemption rights, or if, as a condition of the consummation of the business transaction, we are required to retain a certain minimum amount in the trust account by the target company.

If we are unable to consummate a business transaction, our public shareholders may be forced to wait up to 21 months before redemption from our trust account.

We have 21 months from the date of this prospectus. If we do not consummate a business transaction within 21 months from the date of this prospectus, we (i) will distribute the trust account, pro rata, to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of any winding up of our affairs.  Any redemption of public shareholders from the trust account shall be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.  If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act.  In that case, investors may be forced to wait beyond 21 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account.  We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate a business transaction prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete a business transaction.

Our purchase of ordinary shares in the open market may support the market price of the ordinary shares and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the ordinary shares and/or warrants.

If we seek shareholder approval of our initial business transaction and we are not subject to the foreign private issuer rules, prior to the consummation of our initial business transaction, there could be released to us from the trust account amounts necessary to purchase up to 15% of the ordinary shares sold in this offering (300,000 ordinary shares, or 345,000 ordinary shares if the over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of our preliminary proxy statement and ending on close of the shareholder meeting to approve the initial business transaction. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial business transaction positively, these purchases may have the effect of counteracting the market’s view of our initial business transaction, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may lead to a significant reduction in the market price of our securities.

We may not be able to consummate a business transaction within the required timeframe, in which case we will be forced to liquidate.

Our sponsor, officers and directors have agreed that we will only have 21 months from the date of this prospectus.  If we do not consummate a business transaction within such 21 month period, we (i) will distribute the trust account, pro rata, to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of any winding up of our affairs.  Any redemption of public shareholders from the trust account shall be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.  We may not be able to find a suitable target business within the required time frame nor may we be able to consummate an acquisition in such time period.  In addition, our negotiating position and our ability to conduct adequate due diligence on any prospective target may be reduced as we approach the deadline for either our entering into a letter of intent or consummation of a business transaction. We do not have any specific business transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business transaction, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate and distribute the trust account, our public shareholders may receive less than $10.20 per share and our warrants will expire worthless.

If we are unable to complete a business transaction within the prescribed time frame and are forced to distribute the trust account, cease operations and ultimately liquidate our assets as part of our liquidation process, the amount of either of the (i) per share redemption or (ii) per share distribution upon our liquidation of the trust account may be less than $10.20 if the over-allotment option is exercised in full because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business transaction. If we are unable to complete a business transaction and have expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account (net of any taxes and less up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes) if the over-allotment is exercised in full, the initial (i) per-share redemption or (ii) per-share distribution upon our liquidation of the trust account may be less than $10.20. Furthermore, if we do not consummate an initial business transaction, there will be no distribution with respect to our outstanding warrants which will expire worthless.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our fourth amended and restated memorandum and articles of association, if we do not complete a business transaction within 21 months from the date of this prospectus, this will trigger an automatic redemption of the trust account pursuant to our constitutional documents, resulting in our redemption of the trust account and may result in our subsequent voluntary liquidation as may be directed by our directors.  Our liquidator, if applicable, would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his final report and accounts and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”).  However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial ordinary shares.  If we have not consummated an initial business transaction within the required time frames, there will be no distribution from the trust account with respect to our warrants which will expire worthless.  We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account.  In addition, the shareholders of our sponsor, pro rata based on their indirect beneficial ownership in us prior to this offering, have agreed to indemnify us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust.

In any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

If we are unable to consummate a transaction within the required time frames following the consummation of this offering our purpose and powers will be limited to distributing trust fund monies to shareholders and, if applicable, winding up our affairs with respect to a liquidation. As discussed above, upon notice from the liquidator, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our automatic redemption of the trust account and thereafter the directors may take such necessary steps as they deem appropriate and applicable, to place us into voluntary liquidation, although we cannot assure you that there will be sufficient funds for such purpose.  Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.  If there are insufficient funds held outside the trust account for such purpose, the shareholders of our sponsor have agreed to indemnify us against all claims of creditors, pro rata based on their indirect beneficial ownership in us prior to this offering, to the extent we obtain executed waivers from such entities in order to protect the amounts held in trust.  However, we have not independently verified the ability of the shareholders of our sponsor to satisfy those obligations and cannot assure you that they will be able to satisfy such obligations should they arise.

However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.  The shareholders of our sponsor have agreed to indemnify us against all claims of creditors, pro rata based on their indirect beneficial ownership in us prior to this offering, to the extent we do not obtain executed waivers from vendors, prospective target businesses or other entities, for all creditor claims in order to protect the amounts held in the trust account. In the event that the board approves a liquidation plan where it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

In certain circumstances, a British Virgin Islands court could order that amounts received by our shareholders are to be repaid to us.

If we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments.  In those circumstances, a British Virgin Islands court could order that amounts received by our shareholders be repaid to us.  Claims may be brought against us for these reasons.  Since the trust account will be maintained outside of the United States in order to preserve our status as a foreign private issuer, it will be unlikely that involuntary insolvency proceedings can be filed in the United States since the trust funds will not be maintained within the United States.  Since we expect to have no assets in the United States and since we were formed offshore, any insolvency claim would likely have to be initiated elsewhere.

Our directors may decide not to enforce our officers’, directors,’ advisors’ and their respective affiliates’ pro rata indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.20 per share (or approximately $10.146 per share if the underwriter’s over-allotment option is exercised in full) and the shareholders of our sponsor assert that they are unable to satisfy their pro rata indemnification obligations (based on their beneficial ownership in us prior to our initial public offering) or that they have no indemnification obligations related to a particular claim, our directors would determine whether to take

legal action against such officers or directors to enforce their indemnification obligations.   This situation may present significant conflicts of interest and while we currently expect that our directors would take legal action on our behalf against such persons to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.20 per share (or approximately $10.146 per share if the underwriters’ over-allotment is exercised in full).

Our directors may decide not to enforce the obligations of our officers and directors to present us with business transaction opportunities, which may have the effect of decreasing the number and, potentially, the quality of potential business targets we evaluate.

In order to minimize potential conflicts of interest, which may arise from multiple corporate affiliations, our sponsor, officers and directors have agreed with our company and the underwriters, that until the earlier of a business transaction, any voluntary liquidation (or, in the case of our officers and directors, until such time as he ceases to be an officer or director), to present to us for our consideration, prior to presentation to any other entity, any potential transaction opportunities which may reasonably be required to be presented to us under British Virgin Islands law, taking into account any other fiduciary obligations they might have. While we currently expect that our directors would take action on our behalf against, as applicable, our sponsor, officers or directors to enforce these obligations, it is possible that our directors in exercising their business judgment may choose not to do so.  If our directors choose not to enforce these obligations, the number and, potentially, the quality of potential business targets we will have the opportunity to evaluate could be impaired.

If we seek shareholder approval of our initial  business transaction and holders of more than 74%  of our public shares indicate their intention to vote against the transaction and exercise their redemption rights, our sponsor, directors, officers, advisors and their affiliates could affect the outcome of the consummation of our business transaction if they elect to purchase shares from shareholders who would otherwise choose to exercise their redemption rights provided we are not subject to the foreign private issuer rules.

Solely in the event we seek shareholder approval of our business transaction, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are not subject to the foreign private issuer rules, any privately negotiated transaction to purchase shares from a shareholder who would otherwise vote against the business transaction and redeem their shares for a pro rata portion of the trust account would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise their redemption rights. In the event that our sponsor, officers, directors, advisors or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration.  The purpose of such purchases would be to increase the likelihood of obtaining shareholder approval of the business transaction or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum amount remaining in the trust account at the closing of the business transaction, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business transaction that may not otherwise have been possible

None of our sponsor, officers, directors, advisors or their respective affiliates nor any third parties have agreed to purchase any such shares, and the failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our sponsor, officers, directors, advisors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate a business transaction.

If we submit our business transaction to our shareholders for approval and we are not subject to the foreign private issuer rules, we may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to vote against the business transaction and redeem their shares.

Solely if we submit our business transaction to our shareholders for approval, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are not subject to the foreign private issuer rules, if holders of our public shares indicate an intention to vote against the business transaction and seek to redeem their shares, we may privately negotiate arrangements to provide for the purchase of such shares at or after the closing of the business transaction using funds held in the trust account.

In addition, in the event we seek shareholder approval of our business transaction, we do not conduct redemptions pursuant to a tender offer and we are not subject to the foreign private issuer rules, we may request our transfer agent release to us the necessary funds to make purchases of our ordinary shares, in an amount up to 15% of the ordinary shares sold in this offering (300,000 ordinary shares, or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, so long as the price paid for such ordinary shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account (approximately $10.20 per share or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full).  These purchases could begin immediately after the filing of our preliminary proxy statement.

The purpose of such purchases and arrangements would be to: (i) increase the likelihood of satisfaction of the requirement that no more than 74% of our outstanding ordinary shares demand to redeem their shares, (ii) increase the likelihood of obtaining shareholder approval of the business transaction or (iii) satisfy a minimum valuation requirement, where it appears that such requirements would otherwise not be met.  This may result in the consummation of a business transaction that may not otherwise have been possible.  In addition, purchases in the open market would provide liquidity to public shareholders in advance of the closing of our initial business transaction.

Our purchases of ordinary shares in the open market or in privately negotiated transactions would reduce the funds available to us after our initial business transaction, may make it more difficult for us to list our ordinary shares on a national securities exchange, and may have negative economic effects on shareholders from whom we do not purchase ordinary shares in such private or public transactions.

If we seek shareholder approval of our initial business transaction, we do not conduct redemptions pursuant to the tender offer rules in connection with our business transaction and we are not subject to the foreign private issuer rules, we, or our officers, directors and their affiliates, may privately negotiate transactions to purchase ordinary shares after the closing of the business transaction from shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. In addition, in the event we seek shareholder approval of our initial business transaction, we may make purchases of our ordinary shares, in an amount up to 15% of the ordinary shares sold in this offering (300,000 ordinary shares, or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such ordinary shares does not exceed the per-share amount then held in the trust account (approximately $10.20 per share or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full).

As a consequence of such purchases:

•

the funds in our trust account that are so used will not be available to us after our initial business transaction;

•

the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business transaction;

•

because the shareholders who sell their ordinary shares in a privately negotiated transaction or pursuant to open market transactions, as described above, may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of taxes payable, our remaining shareholders may bear the entire payment of accrued and unpaid taxes. That is, if we seek shareholder approval of our initial business transaction, the redemption price per share payable to public shareholders who elect to have their ordinary shares redeemed will be reduced by a larger percentage of any taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and shareholders who do not elect to have their ordinary shares redeemed and remain our shareholders after the business transaction will bear the economic burden of a  larger percentage of the taxes payable; and

•

the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their ordinary shares purchased by us at a premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of:  (i) our consummation of a business transaction, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the restrictions described in this prospectus, (ii) redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate a business transaction or (iii) our liquidation.  In no other circumstances will a shareholder have any right or interest of any kind in the trust account.

We do not intend to establish an audit committee or a compensation committee until the consummation of a business transaction.

Our board of directors intends to establish an audit committee and a compensation committee upon the consummation of a business transaction. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements.  For a more complete discussion of audit and compensation committees, please see “Compensation of Officers and Directors” and “Board Committees” below.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business transaction with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be quoted on the OTC Bulletin Board, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 6-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules.  Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business transaction than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us and the release of funds to us to purchase up to 15% of our public shares unless and until the funds in the trust account were released to us in connection with our consummation of an initial business transaction.  For a more complete discussion of the differences between the terms of this offering and terms of an offerings subject to Rule 419, please see “Proposed Business—Comparison of Offering to Blank Check Companies” below.

If the net proceeds of this offering not being placed in the trust account are insufficient to allow us to operate for at least the next 21 months from the date of this prospectus, we may not be able to complete an initial business transaction.

Upon the date of this prospectus, $350,000 of the net proceeds of this offering not held in the trust account and up to 100% of the interest earned on the proceeds placed in the trust account will be available to us for working capital purposes; however, we will not have an operating business in the period prior to our business transaction and will therefore be primarily dependent on these funds.  We believe this amount is sufficient to cover expenses incurred in connection with a business transaction or to cover expenses in connection with our liquidation if we do not complete a business transaction during that time; however, these amounts may prove to be insufficient, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business transaction, or if we expend a significant portion of the available proceeds in pursuit of a business transaction that is not consummated.

We could use a portion of the $350,000 not held in trust and up to 100% of the interest earned on the proceeds placed in the trust account for working capital purposes, including due diligence costs in connection with a potential business transaction or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do so. If we entered into such an agreement with a prospective target where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of a merger or other agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the sponsor or from third parties, to continue operating. We may not be able to obtain additional financing and our sponsor and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business transaction.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business transaction since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete a business transaction.

Of the net proceeds of this offering, only $350,000 will be available to us initially outside the trust account to fund our working capital requirements.  We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we will need to identify one or more target businesses and to consummate our initial business transaction, as well as to pay any tax obligations that we may owe.  We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we may need to identify one or more target businesses and to complete our initial business transaction, as well as to pay any accrued and unpaid taxes that we may owe. The current low interest rate environment may make it more difficult for us to have sufficient funds available to structure, negotiate or close our initial business transaction. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor any of our officers, directors, advisors or affiliates is under any obligation to advance funds to us in such circumstances.

If we are deemed to be an investment company under the United States Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business transaction.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading "investment securities" constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business transaction and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an "investment company" within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business transaction; or (ii) absent a business transaction, our return of the funds held in the trust account to our public shareholders as part of our redemption of public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to enter into insolvent liquidation or a petition for winding up is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.”  As a result, a court could seek to recover all amounts received by our shareholders.  Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets.  Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.  We cannot assure you that claims will not be brought against us for these reasons.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the ordinary shares underlying the warrants at the time that our warrant holders exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise their warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares and, even in the case of a cashless exercise which is permitted in certain circumstances, such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the ordinary shares issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we may not be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the ordinary shares issuable upon exercise of the warrants. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the ordinary shares underlying the unit.

Unlike most other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our business transaction.  Our officers’,  directors’ and advisors’ unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of the our shareholders.

Most blank check companies are required to consummate their initial business transaction with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement.  Because we do not have the limitation that a target business have a minimum fair market enterprise value of a percentage of the assets held in the trust account, net of taxes, up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus and exclusive of any amounts subject to the exercise of redemption rights, at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on our management’s ability to identify business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations.  Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

We may not obtain an opinion from an independent investment banking firm as to the fair market enterprise value of the target business or that the price we are paying for the business is fair to our shareholders.

Unless we consummate a business transaction with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that either the target business we select has a certain fair market enterprise value at the time of our signing a definitive agreement in connection with our initial business transaction or that the price we are paying is fair to our shareholders unless our board of directors is not able to independently determine that a target business or businesses have a sufficient fair market enterprise value or there is a conflict of interest with respect to the transaction. The fair market enterprise value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If no opinion is obtained, our shareholders will be relying on the judgment or our board of directors.

We may issue additional ordinary shares to complete our initial business transaction which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our fourth amended and restated memorandum and articles of association authorizes the issuance of an unlimited number of ordinary shares, no par value per share, and 5,000,000 preferred shares of no par value per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be an unlimited number of authorized but unissued ordinary shares available for issuance and 5,000,000 preferred shares all of which will be available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional ordinary or preferred shares, or a combination of ordinary and preferred shares, to complete a business transaction. The issuance of additional ordinary shares or any number of preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;
•

may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

For a more complete discussion of the possible structure of a business transaction, see the section below entitled “Proposed Business—Effecting a Business Transaction—We Have Not Identified a Target Business.”

Substantial resources could be expended in researching initial business transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business transaction.

We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business transaction we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business transaction for any number of reasons including those beyond our control. In addition, in the event we seek shareholder approval of our initial business transaction and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business transaction, we may make purchases of our ordinary shares, in an amount up to 15% of the ordinary shares sold in this offering, in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act.  Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business transaction.

 Our ability to successfully effect a business transaction and to be successful thereafter will be dependent in large part upon the background, experience and effort of our key personnel, including our officers and directors.

Our ability to successfully effect a business transaction is dependent upon the background, experience and effort of our key personnel. Our key personnel will also be officers, directors, key personnel and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although such personnel may not be able to devote sufficient time, effort or attention to us when we need it.  None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us.  A company founded by Mr. Gupta, Yada Yada Inc., sold its technology assets and liquidated its remaining assets and discharged its remaining liabilities under Chapter 7 of the U.S. Bankruptcy Code in January, 2002.  The case was closed in April, 2005.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business transaction.

 Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business transaction. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business transaction. These conflicts may not be resolved in our favor.

Our officers, directors, advisors and their respective affiliates currently are, and may in the future become, affiliated with entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers, directors, advisors and their respective affiliates have been principals of, or affiliated or associated with, other blank check companies, and/or may in the future become, affiliated with additional entities engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor.  For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see “Management—Conflicts of Interest.”

Our management may negotiate fees, employment, consulting or similar types of agreements with a target business in connection with a particular business transaction. These agreements may provide for them to receive compensation following a business transaction and, as a result, may cause them to have conflicts of interest in determining whether a particular business transaction is in the best interest of our public shareholders.

Our management may not be able to remain with the company after the consummation of a business transaction unless they are able to negotiate employment or consulting agreements in connection with a business transaction. If, as a condition to a potential initial business transaction, our existing officers negotiate to be retained after the consummation of the business transaction, or to be paid fees, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. In making the determination as to whether current management should remain with us following the business transaction, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business transaction that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business transaction.

We will only have a limited ability to evaluate the management of the target business.

We intend to closely scrutinize the management of the target business; however, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business transaction between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our fourth amended and restated memorandum and articles of association provides that we may not consummate, a business transaction with a target business that is affiliated with our sponsor, officers, directors or advisors unless we obtain an opinion from an independent investment banking firm that may or may not be a member of FINRA that the business transaction is fair to our shareholders from a financial point of view.

Since our sponsor will lose its entire investment in us if a business transaction is not consummated and may be required to pay costs associated with our liquidation and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business transaction.

Our sponsor owns 575,000 shares of our ordinary shares, up to 75,000 of which will be forfeited if the underwriters’ over-allotment is not exercised in full (which were purchased for $25,000) that will be worthless if we do not consummate a business transaction. In addition, our sponsor has agreed to purchase warrants exercisable for our ordinary shares (for $1,407,495), which will also be worthless if we do not consummate a business transaction.  In addition, in the event we enter into an automatic redemption pursuant to our fourth amended and restated memorandum and articles of association, our sponsor has agreed to advance us the entire amount of the funds necessary to complete any voluntary liquidation (currently anticipated to be no more than approximately $20,000) and has agreed not to seek repayment for such expenses. The personal and financial interests of our officers, directors and advisors may influence their motivation in identifying and selecting a target business transaction and completing an initial business transaction. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business transaction may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business transaction are appropriate and in the best interest of our public shareholders.

Since our officers, directors, advisors and their respective affiliates will lose their entire investment if we are unable to complete a business transaction, in the event we seek shareholder approval of our initial business transaction, our intention to pay only holders of our ordinary shares voting in favor of such business transaction a pro rata portion of the interest earned on our trust account may be viewed as a conflict of interest.

Our sponsor, which is controlled by our officers, directors, advisors and their respective affiliates, will lose its entire investment in us if we are unable to consummate a business transaction within 21 months from the date of this prospectus.  The personal and financial interests of our officers, directors and advisors may influence their motivation in identifying and selecting a target business transaction and completing an initial business transaction. As a result of this potential conflict, our intention, solely in the event we seek shareholder approval of our initial business transaction, to only pay holders of our ordinary shares who vote in favor of such transaction a pro rata portion of the interest earned on the trust account may be viewed as a conflict of interest and may be challenged as not enforceable.

The requirement that we complete a business transaction within a maximum of 21 months from the date of this prospectus may motivate our officers and directors to approve a business transaction that is not in the best interests of shareholders.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business transactions. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business transaction within a maximum of 21 months from the date of this prospectus, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid and we will liquidate. On the other hand, if we complete a business transaction within such time period, those expenses will be repaid by the target business.

Consequently, our officers and directors may have an incentive to complete a business transaction other than just what is in the best interest of our shareholders.

We will not be limited to a particular industry or geographic area and may acquire a business operating in an industry that is beyond the expertise of our management.

Our efforts in identifying a prospective target business will not be limited to any particular industry or geographic area, although we initially intend to focus our efforts on acquiring a target business having its primary operations in India, China or South/East Asia.  Our management will not rule out pursuing attractive business opportunities in any geographic location or industry, even if such location or industry is outside our areas of expertise, if our management determines that such business transaction is in the best interests of our company and shareholders.

Should a favorable business opportunity present itself in an industry or area that is outside of our management’s expertise, our ability to assess the growth potential, financial condition, experience and skill of incumbent management, competitive position, regulatory environment and other criteria in evaluating such a business opportunity may be adversely affected. If we determine to acquire a prospective target business which is outside of the expertise of our management, no assurance can be given that we will be able to complete such an acquisition, and an unsuccessful attempt to do so could result in redemption of funds to public shareholders from the trust account and, if applicable, our subsequent entry into a voluntary liquidation.

Our officers, directors, securityholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We will probably complete only one business transaction with the proceeds of this offering and the private placement of the insider warrants, meaning our operations will depend on a single business and we will be exposed to higher risk than other entities that have the resources to complete several transactions.

The net proceeds from this offering and the private placement of insider warrants will provide us with approximately  $20,000,000 (approximately $22,823,999 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business transaction (excluding up to $750,000 ($862,500, if the underwriters over-allotment option is exercised in full) in deferred compensation). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, notice disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market enterprise value of the remaining target businesses in the combination. Due to these added risks, we are more likely to choose a single target business with which to pursue a business transaction than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of ordinary shares and/or preferred stock, it is likely we will complete only one business transaction with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business transactions, or that operate in diversified industries or industry segments.

We may not be able to maintain control of a target business after our initial business transaction.

We may structure a business transaction to acquire less than 100% of the equity interests or assets of a target business, but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. However, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s issued shares than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike other blank check companies, we allow our public shareholders holding no more than 74% of the shares sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business transaction with which a substantial majority of our shareholders do not agree.

We will proceed with our initial business transaction unless holders of more than 74% of our public shares redeem their ordinary shares; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% of our public shares elect to redeem.  The 74% redemption threshold is different from the redemption or conversion thresholds used by most blank check companies.  Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%.  As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.  As a result, we may be able to consummate a business transaction even though a substantial majority of our public shareholders entitled to vote do not agree with the transaction and have redeemed their shares or, solely if we hold a shareholder vote to approve our initial business transaction, and do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates.

The exercise price for the public warrants is higher than past blank check company offerings; accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants issued in this offering is higher than the exercise price of warrants issued in past blank check company offerings.  Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the IPO; however, the exercise price for our public warrants is $11.00 per share.  As a result of this increased exercise price, it is less likely the intrinsic value of your warrants will ever be positive (i.e. “in the money”) which means they are more likely to expire worthless.

The ability of a larger number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business transaction or optimize our capital structure.

If our business transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business transaction available to us.

Even if holders of no more than 74% of our public shares vote against the transaction and elect to exercise their redemption rights, we may be unable to consummate a business transaction.

Although we permit holders of no more than 74% of our public shares to exercise their redemption rights, a potential target may make it a closing condition to our business transaction that we retain a minimum amount in the trust account.  If the number of our public shareholders electing to exercise their redemption rights would have the effect of reducing the funds in the trust account below such required minimum amount, we would not be able to consummate our business transaction.

In order to effectuate a business transaction, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments.  We cannot assure you that we will not seek to amend our memorandum and articles of association or governing instruments in order to effectuate our initial business transaction.

In order to effectuate a business transaction, blank check companies have, in the recent past, amended various provisions of their constitutional documents and modified governing instruments.  For example, blank check companies have amended the definition of business transaction, increased redemption thresholds and changed industry focus.  We cannot assure you that we will not seek to amend our memorandum and articles of association in order to effectuate our initial business transaction.

Unlike most other blank check companies, the provisions of our fourth amended and restated memorandum and articles of association may be amended with the approval of a majority of our shareholders.

Most blank check companies have a provision in their constitutional documents which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business transaction activity, without approval by a certain percentage of the company’s shareholders.  Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders.  Our fourth amended and restated memorandum and articles of association provides that, with the exception of those provisions specifically related to redemption of your shares in connection with (i) a tender offer or shareholder vote, in the case of a business transaction, or (ii) upon our winding-down, in the case of our not consummating an initial business transaction within  21 months from the date of this prospectus, any of its provisions, including those related to pre-business transaction activity, may be amended if approved by a majority of our shareholders.  As a result, we may be able to amend the provisions of our fourth amended and restated memorandum and articles of association which govern our pre-business transaction behavior more easily that other blank check companies and this may increase our ability to consummate a business transaction with which you do not agree.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business transaction, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business transaction. The incurrence of debt could result in:

•

default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; covenants that limit our ability to acquire capital assets or make additional acquisitions;

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•

our inability to pay dividends on our ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•

limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•

increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), our sponsor will own 20% of our issued and outstanding ordinary shares (assuming it does not purchase units in this offering). This ownership interest, together with any other acquisitions of our ordinary shares (or warrants held by our sponsor and subsequently exercised), could allow our sponsor to influence the outcome of matters requiring shareholder approval, including the business transaction and election of directors.  Unlike other blank check companies, our sponsor has no requirement to vote with the majority of the public shareholders which are entitled to vote and, therefore, may have a significant influence on the approval of an initial business transaction, which may not be in your best interest.

Additionally, our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year.   It is unlikely that there will be an annual meeting of shareholders to re-elect existing directors or elect new directors prior to the consummation of a business transaction, in which case all of the current directors will continue in office until at least the consummation of the business transaction. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome of an election of directors. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our shareholders which are entitled to vote, such as selling the company, may be more difficult to accomplish.

We may be unable to obtain additional financing, if required, to complete a business transaction or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business transaction.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business transaction. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business transaction, the depletion of the available net proceeds in search of a target business, or the obligation to pay cash for a significant number of shares  redeemed, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business transaction, we would be compelled to either restructure the transaction or abandon that particular business transaction and seek an alternative target business candidate. None of our officers, directors or shareholders are required to provide any financing to us in connection with or after a business transaction.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the volume weighted average price of our ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to such ordinary shares is available.

We will likely redeem the warrants if the market price of our ordinary shares reaches $16.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if the holder elects to do so if there is no effective registration statement covering the ordinary shares issuable upon exercise of the warrants, will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.”  “Cashless exercise” means the warrant holder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price.  Accordingly, each holder would pay the exercise price by surrendering the warrants for: that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants.  For example, if the holder is exercising 1,200 public warrants at $11.00 per share through a cashless exercise when the ordinary shares has a fair market value per share of $16.50 per share, then upon the cashless exercise, the holder will receive 400 ordinary shares.  The holder would have received 1,200 ordinary shares if the exercise price was paid in cash.  In addition, in the event a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.  For purposes of calculating the number of shares issuable upon such cashless exercise, the “fair market value” of warrants shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the trading day prior to the date on which notice of exercise is received by the warrant agent.  If our management chooses to require holders to exercise their warrants on a cashless basis of if the holder elects to do so when there is no effective registration statement, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of ordinary shares upon a cashless exercise of the warrants they hold.

Our outstanding warrants may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business transaction.

In connection with this offering, we will be issuing warrants to purchase up to 2,000,000 ordinary shares (2,300,000 if the underwriters’ over-allotment option is exercised in full). In addition, we will sell to the sponsor insider warrants to purchase up to 1,876,660 ordinary shares on or before the date of this prospectus. To the extent we issue ordinary shares to effect a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant.  As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the ordinary shares issuable upon such exercise are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If we redeem our warrants, the private placement warrants, which are non-redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrantholders may be called for redemption at any time after the warrants become exercisable:

•

in whole and not in part,

•

at a price of $0.01 per warrant at any time after the warrants become exercisable,

•

upon not less than 30 days’ prior written notice of redemption, and

•

if, and only if, the volume weighted average price of our ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the private placement warrants not being subject to the redemption feature that our publicly-held warrants are subject to, holders of the private placement warrants, or their permitted transferees, could realize a larger gain than our public warrantholders in the event we redeem our public warrants.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of 65%of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.   Accordingly, we may amend the terms of the warrants in an adverse way to a holder if 65% of the holders of our public warrants approve of such amendment.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	the ability of our management and their experience in identifying operating companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded ordinary shares of generally comparable companies;
•	the general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business transaction may prove inaccurate, in which case we may not have sufficient funds to consummate a business transaction and we would be forced to either find additional financing or liquidate.

You will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and other investors in this offering. The fact that our sponsor acquired its ordinary shares at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 46.2% or $4.62 per share (the difference between the pro forma net tangible book value per share after this offering of $5.38 and the initial offering price of $10.00 per unit).

Compliance with the Sarbanes-Oxley Act of 2002 could require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls.  As a company with a market capitalization less than $75 million, per Section 404(b) of the Sarbanes-Oxley Act (added as part of the Dodd-Frank Act), we will be permanently exempt from the requirement that we have such system of internal controls audited.  If no further action is taken by Congress or the SEC, at such time as we exceed a market capitalization of $75 million, we will be required to comply with such audit requirement.  Further, if we generally fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation and any inability to provide reliable financial reports could harm our business.

Regardless of value and sophistication (if privately held) or market capitalization (if public), there can be no assurances a target company will be in compliance with all such applicable provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.

Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Because any target business with which we attempt to complete a business transaction may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, or International Financial Reporting Standards, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business transaction, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or GAAP, or International Financial Reporting Standards, as issued by the International Accounting Standards Board, or International GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB.  If we decide to hold a shareholder vote, the U.S. proxy rules require that a proxy statement with respect to a vote on a business transaction include historical and/or pro forma financial statement disclosure. In the event we did not have a shareholder vote, we would include the same financial statement disclosure in connection with our tender offer documents, if we do not hold a vote on a business transaction, whether or not they are required under the tender offer rules.  Thus, to the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, GAAP, or International GAAP, and audited in accordance with the standards of the PCAOB, we may not be able to complete a business transaction with that proposed target business.

These financial statement requirements may limit the pool of potential target businesses with which we may complete a business transaction.  Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with GAAP, or International GAAP, it could make it more difficult for our management to analyze such target business.  It could also delay our preparation of our Form 6-K or our proxy statement in the event we are required to seek shareholder approval and which we will send to shareholders relating to the proposed business transaction with such a target business, thereby making it more difficult for us to consummate such a business transaction.

We do not currently intend to hold an annual meeting of shareholders until after our consummation of a business transaction.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business transaction. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business transaction, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register the initial shares and the insider warrants purchased by them, and the ordinary shares issuable upon exercise of such warrants. The registration rights will be exercisable prior to their release from lockup but any such registration statement so filed will not take effect until after the release from such transfer and sale restrictions.  We will bear the cost of registering these securities. If our sponsor exercises its registration rights in full, there will be an additional 500,000 ordinary shares (assuming no exercise of the underwriters’ over-allotment option) and up to 1,876,660 ordinary shares issuable on exercise of the insider warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business transaction more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our sponsor are registered.

Because of our limited resources and the significant competition for business transaction opportunities, it may be more difficult for us to complete a business transaction.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we choose to seek shareholder approval of a business transaction may delay the consummation of a transaction. Also, our obligation to pay cash for the ordinary shares redeemed in certain instances may reduce the resources available for a business transaction. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business transaction.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

Our units, ordinary shares and warrants will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market, which we refer to as Nasdaq. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on Nasdaq or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.  We, however, will endeavor to list our securities on a national exchange (e.g. Nasdaq or NYSE Amex) immediately following the consummation of our initial business transaction, however, we can provide no assurances we will meet the minimum listing requirement for such exchange or ultimately list on such national securities exchange.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Minnesota, Missouri, New York, South Dakota, Utah, Virginia, Wisconsin and Wyoming.  If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state other than Idaho, having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities quoted on the OTC Bulletin Board, as of the date of this prospectus there is no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTC Bulletin Board, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.  You may be unable to sell your securities unless a market can be established or sustained.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our ordinary shares become subject to the “penny stock” rules promulgated under the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.  As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our subunits or ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares will be subject to these “penny stock” rules.  Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to the transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

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cancel the purchase transaction in violation of the “penny stock” rules and return the investor’s money.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Taxation—General”) of our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.   We intend to elect a fiscal year ending on June 30 of each year as our taxable year for U.S. federal income tax purposes.  Our actual PFIC status for our current taxable year ending June 30, 2011 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation—United States Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules”). If we do not complete a business transaction by the end of our current taxable year, and we have gross income for our current taxable year, we likely will be a PFIC for our current taxable year unless we complete a business transaction in our taxable year ending June 30, 2012 and are not treated as a PFIC for either of our taxable years ending June 30, 2012 or June 30, 2013. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned ‘‘Taxation—United States Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in an ordinary share.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares (see “Taxation — United States Federal Income Taxation—Allocation of Purchase Price Between Ordinary Shares and Warrants”) upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants or units.

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein.  The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein.  Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, warrants and units, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended.  As such, we are exempt from certain provisions applicable to United States public companies including:

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the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;

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provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

International and political events could adversely affect our results of operations and financial condition.

We may enter into an initial business transaction with a non-U.S. entity and, accordingly, a significant portion of our post business transaction revenue may be derived from non-U.S. operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

Operations in countries other than the U.S. are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

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expropriation and nationalization of our assets in that country;

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political and economic instability;

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civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

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natural disasters, including those related to earthquakes and flooding;

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inflation;

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currency fluctuations, devaluations, and conversion restrictions;

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confiscatory taxation or other adverse tax policies;

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governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

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governmental activities that may result in the deprivation of contract rights; and

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governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many countries in which we may operate, our revenue and profits may be subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our facilities and our employees could come under threat of attack in some countries where we may operate. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the U.S. may fail to comply with applicable laws.

After a business transaction, it is likely that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is likely that after a business transaction, a majority of our directors and officers will reside outside of the United States and a majority of our assets will be located outside of the United States.  As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Uninsured claims and litigation could adversely impact our operating results.

After a business transaction, we expect to secure insurance coverage against operating hazards.  However, we may not be able to procure insurance for the particular risks associated with our target business on favorable economic terms if at all, and the nature and amount of that insurance may not be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation.  This insurance typically has deductibles or self-insured retentions and contains certain coverage exclusions.  In addition, this insurance typically does not cover damages from breach of contract by us or based on alleged fraud, gross negligence, misrepresentation or other deceptive trade practices.  Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may re-incorporate in another jurisdiction in connection with a business transaction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business transaction, we may relocate the home jurisdiction of our business from the British Virgin Islands to another jurisdiction.  If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements.  We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.  Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands, and substantially all of our assets are located outside the United States.  In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, such as Canada and India, and all or a substantial portion of their assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our fourth amended and restated memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands.  The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Act and the common law of the British Virgin Islands.  The common law of the British Virgin Islands is derived from English common law, and the decisions of the English courts are of persuasive authority, but are not binding on a court in the British Virgin Islands.  The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States.  In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.  In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.  The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States.  Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

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to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

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to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits provided that in respect of the U.S. judgment:

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the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

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the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

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in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

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recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

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the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.  For a discussion of certain differences between the provisions of the British Virgin Islands Business Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Under British Virgin Islands law, the requirements and restrictions relating to this offering contained in our fourth amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our fourth amended and restated memorandum and articles of association sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business transaction.  Specifically of our fourth amended and restated memorandum and articles of association provides among other things, that:

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if we submit our initial business transaction to a shareholder vote, we may only consummate such business transaction if approved by a majority of the ordinary shares entitled to vote;

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a requirement that in the event we do not consummate a business transaction within 21 months from the date of this prospectus, we will distribute to our public shareholders by way of redemption or distribution the amount in our trust account (net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which our officers may withdraw for working capital purposes) and thereafter the directors may take such necessary steps, in their discretion, so as to put us into voluntary liquidation;

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our officers and directors will take all actions necessary to distribute our trust account to our public shareholders prior to any voluntary liquidation if a business transaction is not consummated within the time period specified in this prospectus; and

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our shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon a redemption pursuant to the tender offer rules or if we hold a shareholder vote in connection with our business transaction or upon our inability to consummate a business transaction within 21 months from the date of this prospectus.

Our fourth amended and restated memorandum and articles of association permit the board of directors to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our fourth amended and restated memorandum and articles of association permits the board of directors to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers.

Risks Associated with the Business Services Industry

While we may consummate a business transaction with a target in any industry, one of the sectors on which we will initially focus is the global business services sector.  If we are successful in completing a business transaction with a target business in the business services sector, we will be subject to, and possibly adversely affected by, the following risks:

There is intense competition in the market for outsourcing services.

We believe that the principal competitive factors in business services markets are price, service quality, sales and marketing skills, and industry expertise. Certain factors may affect the competitive landscape in the outsourcing industry, including divestitures and acquisitions that result in consolidation within the industry. In addition, we may face competition from a client’s or potential client’s own in-house employees. We will also face competition from onshore and offshore business process outsourcing and information technology services companies. In addition, the trend toward offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering the outsourcing market. These competitors may include entrants from the communications, software and data networking industries or entrants in geographic locations with lower costs than those in which we intend to operate.

Some of these competitors will have greater financial, human and other resources, longer operating histories, greater technological expertise, more recognizable brand names and more established relationships. In addition, some of our potential competitors may enter into strategic or commercial relationships among themselves or with larger, more established companies in order to increase their ability to address client needs, or enter into similar arrangements with potential clients. Increased competition, our inability to compete successfully against competitors, or pricing pressures could harm our business.

Our business may not develop in ways that we currently anticipate due to negative public reaction to offshore outsourcing.

Upon a business transaction with a target in the business services industry, our strategy may be based on certain assumptions regarding our industry. The trend to outsource business services, however, may not continue and could reverse. In particular, offshore outsourcing is a politically sensitive topic in the United States, Europe and elsewhere. For example, many organizations and public figures in the United States and the U.K. have publicly expressed concern about a perceived association between offshore outsourcing providers and the loss of jobs in their home countries.

Wage pressures in our proposed offshore destinations may prevent target businesses from sustaining a competitive advantage and may reduce their profit margins.

Wage costs in offshore locations such as India, China, Malaysia and the Philippines have historically been significantly lower than wage costs in the United States for comparably skilled professionals, which we expect will be one of the competitive strengths of offshoring the business services operations of a target business. However, if, following a business transaction, wages for skilled professionals increase in the country in which we have established a business services facility, we may not be able to sustain this competitive advantage, which could negatively affect profit margins.

Business service providers often encounter long sales and implementation cycles and require significant resource commitments by us and potential clients, which they may be unwilling or unable to make.

Providing business services will involve significant resource commitments by a company and its potential clients. Potential clients may require that we expend substantial time and money educating them as to the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Decisions relating to engaging business service providers generally involve the evaluation of the service by our clients’ senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements. We may expend significant funds and management resources during the sales cycle and ultimately the potential client may not engage our services. Our sales cycle for all of our services may be subject to significant risks and delays over which we have little or no control, including:

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potential clients’ alternatives to our services, including their willingness to replace their internal solutions or existing vendors;

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potential clients’ budgetary constraints, and the timing of our clients’ budget cycles and approval process;

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potential clients’ willingness to expend the time and resources necessary to integrate their systems with our systems and network; and

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the timing and expiration of potential clients’ current outsourcing agreements for similar services.

If we are unsuccessful in closing sales after expending significant funds and management resources, or if we experience delays in the sales cycle, it could have a negative impact on our revenues and margins. The sales and implementation process occupies important personnel resources that could otherwise be assisting other new clients. Moreover, after being engaged by a client after the sales process, it frequently takes an additional period of time to integrate the client’s systems with ours, and to thereafter ramp-up our services to the client’s requirements.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

Business service providers sometimes are required to collect and store sensitive data in connection with their services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates any sensitive data that we may have, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

Our revenues may be highly dependent on a limited number of major clients and any loss of business from a target business’s major clients would reduce our revenues and growth.

Some business services companies derive a substantial portion of their revenues from a limited number of customers. Post business transaction, if we fail to renew or extend contracts with major clients, or if these contracts are terminated for cause or convenience, these clients will have no further obligation to purchase services from us. The loss of, or any significant decline in business from, one or more major clients could lead to a significant decline in revenues and operating margins, particularly if we are unable to make corresponding reductions in our expenses in the event of any such loss or decline. We may not be able to retain a target business’ major clients following a business transaction if we were to lose any of a target business’ major clients, we may not be able to timely replace the revenue generated by the lost clients. In addition, the revenue we generate from major clients may decline or grow at a slower rate in future periods than it has in the past. If we lose any major clients, or if they reduce the volume of services contracted from us, we may suffer from the costs of underutilized capacity because of our inability to eliminate all of the costs associated with conducting business with them, which could exacerbate the harm that any such loss or reduction would have on our operating results and financial condition.

Our clients may adopt technologies that decrease the demand for our services, which could reduce our revenues and threaten our ability to compete.

Our business will likely depend on our customers continued need for our services, especially major clients who generate the substantial majority of our revenues. However, over time, clients may adopt new technologies that streamline or automate business processes. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and threaten our ability to compete.

Post business transaction, we may fail to attract and retain enough sufficiently trained employees to support our operations, as competition for highly skilled personnel is intense and we experience significant employee attrition. These factors could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The business services outsourcing industry relies on large numbers of skilled employees, and, following a business transaction, our success will depend to a significant extent on our ability to attract, hire, train and retain qualified employees. The business services outsourcing industry experiences high employee attrition.  Following a business transaction, increased competition for these professionals, in the business services outsourcing industry or otherwise, could have an adverse effect on us. A significant increase in the attrition rate among employees with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for the services we intend to provide.

In addition, our ability to maintain and renew then-existing engagements and obtain new businesses will depend, in large part, on our ability to attract, train and retain personnel with skills that enable us to keep pace with growing demands for outsourcing, evolving industry standards and changing client preferences. Our failure either to attract, train and retain personnel with the qualifications necessary to fulfill the needs of our future clients or to assimilate new employees successfully could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our operations may suffer from telecommunications or technology failure, disruptions or increased costs.

Our businesses may be highly dependent on our computer and telecommunications equipment and software systems. They may need to record and process significant amounts of data quickly and accurately to access, maintain and expand the databases used for the provision of business services. We may also be dependent on the continuous availability of voice and electronic communication with customers.  If we experience an interruption of our telecommunications network as a result of errors by technology suppliers, clients or third parties, or electronic or physical attacks by persons seeking to disrupt our operations resulting in the temporary or permanent loss of telecommunications equipment and software systems, this would likely impede our ability to provide services to our clients. A significant interruption of service could damage our reputation and, ultimately, result in the loss of clients and revenue.

New technologies or processes may be adopted which could reduce a target businesses’ revenues, increase costs and/or threaten their ability to compete.

New technologies or processes may be introduced by competitors that streamline or automate business processes in a manner that a target business may not have the resources to replicate. The adoption of such technologies could reduce the demand for target businesses’ services, place pressure on pricing, cause a reduction in their revenues and/or threaten their ability to compete.

Risks Associated with Acquiring and Operating a Business in Emerging Market Countries

If we effect an initial business transaction with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect an initial business transaction with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

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rules and regulations or currency redemption or corporate withholding taxes on individuals;

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laws governing the manner in which future business transactions may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks.  If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect a business transaction, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Because many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, it may adversely impact our results of operations and financial condition.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience. Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and a foreign government deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in, for example, China or India, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

While our efforts in identifying a prospective target business for our initial business transaction will not be limited to a particular industry or geographic region, we will focus our search on identifying a prospective target business in either (i) the global business services sector or (ii) emerging Asian markets, China or India.  Certain governments such as the People’s Republic of China and India have restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, food production, and heavy equipment manufacturers. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous brand names” or “well-established brand names.” Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the relevant jurisdictions and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the restrictions mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business transaction effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business transaction that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business transaction.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars.  Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars.  Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If our management following a business transaction is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business transaction, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business transaction will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After a business transaction, substantially all of our assets will likely be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies of China, India and Southeast Asia differ from the economies of most developed countries in many respects.  For the most part, such economies have grown at a rate in excess of the United States; however, (i) such economic growth has been uneven, both geographically and among various sectors of the economy and (ii) such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business transaction and if we effect a business transaction, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

Because our initial objective is to acquire a target business having its primary operating facilities located within China, India or Southeast Asia and because substantially all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions.  Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business transaction, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of a business transaction, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system.  The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States.  The judiciaries in China, India and Southeast Asia are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation.  As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Many of the economies in China, India and Southeast Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following a business transaction.

While many of the economies in China, India and Southeast Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures.  As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment.  There may also be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability.  If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.  Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in China, India and Southeast Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in China and India and many governments in Southeast Asia have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries.  As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business which we ultimately acquire will be limited.

If China, India or a country in Southeast Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate a business transaction could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated.  If new laws or regulations forbid or limit foreign investment in industries in which we want to complete a business transaction, they could severely impair our candidate pool of potential target businesses.  Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete a business transaction to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

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levying fines;

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revoking our business and other licenses;

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requiring that we restructure our ownership or operations; and

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requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business transaction and could materially reduce the value of your investment.

Corporate governance standards in China, India and Southeast Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management.  Local laws often do not go far enough to prevent improper business practices.  Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism.  The lack of transparency and ambiguity in the regulatory process may also result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis.  In our evaluation of a business transaction we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices.  Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Risks Related to a Potential Business in China

Business transactions with companies with operations in China entail special considerations and risks. If we are successful in completing a business transaction with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On August 8, 2006, the Ministry of Commerce (“MOFCOM”), together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Such regulations became effective on September 8, 2006. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the MOFCOM, the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, a business transaction we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. In asset transactions there must be no harm to third parties or the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders' interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, the Anti-Monopoly Law of the PRC took effect as of August 1, 2008, which replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business transaction.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and approval of transactions. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business transaction. In addition, if we fail to get all the required approval, these regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering into China or payment or distribution of dividends by our PRC subsidiaries, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our stock.

Exchange controls that exist in the PRC may limit our ability to utilize our revenue effectively following a business transaction.

Following a business transaction, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business transaction, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Conversion of currency in the “capital account,” including capital items such as infused registered capital and foreign currency loans require approval of the SAFE. Restrictions on the convertibility of the Renminbi for “capital account” transactions could affect our ability to fund our PRC target business through debt or equity financing, including by means of loans or capital contributions from us to the PRC target business. In particular, if PRC target businesses borrow foreign currency from us or other foreign lenders, they must do so within approved limits that satisfies their approval documentation and PRC debt to equity ratio requirements. Further, such loans must be registered with the SAFE or its local counterpart. In practice, it could be time-consuming to complete such SAFE registration process. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the RMB. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from any offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business following a business transaction.

There are significant uncertainties under the new corporate income tax law of the PRC, or the New CIT Law, which became effective on January 1, 2008, regarding our PRC enterprise income tax liabilities after we consummate a business transaction, such as tax on dividends paid to us by a subsidiary. The New CIT Law also contains uncertainties regarding possible PRC withholding tax on dividends we pay to our overseas shareholders and gains realized from the transfer of our shares by our overseas shareholders.

We are a British Virgin Islands company. After we consummate a business transaction, we will likely be a British Virgin Islands holding company which operates through our target business.  If such business is located in the PRC, we could be affected by the New CIT Law and its implementation rules, both of which became effective on January 1, 2008.  Such law and rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its overseas parent, will normally be subject to PRC withholding tax at a rate of 10%, unless there are applicable treaties that reduce such rate.

Under the New CIT Law, enterprises established under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered to be PRC tax resident enterprises for tax purposes. A substantial majority of the members of our management team following a business transaction likely will be located in China. If we are considered as a PRC tax resident enterprise under the above definition, then our global income will be subject to PRC enterprise income tax at the rate of 25%.

Furthermore, the implementation rules of the New CIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC, or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the New CIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result be subject to PRC tax. We intend to take the position that any dividends we pay to our overseas shareholders will not be subject to a withholding tax in the PRC.

As the New CIT Law and the implementation rules have only recently taken effect, it is uncertain as to how they will be implemented by the relevant PRC tax authorities. If dividend payments from any subsidiary to us are subject to PRC withholding tax, or our global income becomes subject to PRC corporate income tax, our financial condition, results of operations and the amount of dividends available to pay our shareholders following our business transaction may be adversely affected. If dividends we pay to our overseas shareholders or gains realized by such shareholders from the transfer of our shares are subject to PRC tax, it may materially and adversely affect your investment return and the value of your investment in us.

Risks Related to a Potential Business in India

Business transactions with companies with operations in India entail special considerations and risks. If we are successful in completing a business transaction with a target business with operations in India, we will be subject to, and possibly adversely affected by, the following risks:

We could become subject to regulatory, economic, social and political uncertainties in India.

 The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and we cannot assure you that such liberalization policies will continue. The present government, formed in May 2009, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. However, the present government is a multiparty coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement such policies or initiatives. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

Our business and activities may be regulated by the Competition Act, 2002.

The Competition Act, 2002, as amended, or the Competition Act, several provisions of which have recently come into force, seeks to prevent practices that could have an appreciable adverse effect on competition. Under the Competition Act, any arrangement, understanding or action between enterprises, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition is void and will be subject to substantial penalties. Any agreement that directly or indirectly determines purchase or sale prices, limits or controls production, or creates market sharing by way of geographical area or number of customers in the market is presumed to have an appreciable adverse effect on competition. Provisions relating to the regulations of certain acquisitions, mergers or amalgamations which have an appreciable adverse effect on competition are not yet in force. Such provisions could, if brought into force in the future, be applicable to us.

Risks Associated with a Business in Southeast Asia

Business transactions with companies with operations in Southeast Asia entail special considerations and risks. If we are successful in completing a business transaction with a target business with operations in Southeast Asia, we will be subject to, and possibly adversely affected by, the following risks:

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a state-owned company or assets, notably in Vietnam and Indonesia, are subject to governmental regulations.  The transfer of state-owned property rights in enterprises must take place through a government approved processes.  The final price may be dictated or influenced by regulation, such as a requirement of an appraisal and minimum valuation based thereon. Alternatively, bidding/auction procedures may be required.  There may also be a requirement of a resettlement plan to properly resettle the employees, and the resettlement plan may have to be approved by the employee.  These types of regulations may adversely affect our ability to acquire a state-owned business or assets.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business transactions, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for expenses. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. You should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset;
•	our issuance of our capital shares or incurrence of debt to complete a business transaction;
•	our ability to consummate an attractive business transaction due to our limited resources and the significant competition for business transaction opportunities;
•	conflicts of interest of our officers and directors;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	our sponsor’s ability to control or influence the outcome of matters requiring shareholder approval due to its substantial interest in us;
•	the adverse effect the outstanding warrants may have on the market price of our ordinary shares;
•	the adverse effect on the market price our ordinary shares due to the existence of registration rights with respect to the securities owned by our sponsor;
•	the lack of a market for our securities;
•	our being deemed an investment company;
•	our dependence on our key personnel;
•	our dependence on a single company after our business transaction;
•	environmental, permitting and other regulatory risks;
•	foreign currency fluctuations and overall political risk in foreign jurisdictions;
•	our operating and capital expenditures;
•	our competitive position; and
•	expected results of operations and/or financial position.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public (1)	$20,000,000	$23,000,000
Proceeds from private placement	1,407,495	1,407,495
Total gross proceeds	$21,407,495	$24,407,495

Estimated offering expenses (2)
Underwriting discount (3)	$423,340	$486,841
Contingent Fees (4)	183,900	188,659
Legal fees and expenses (5)	140,000	140,000
Printing and engraving expenses	10,000	10,000
Accounting fees and expenses	35,000	35,000
SEC filing fee	6,261	6,261
FINRA filing fee	9,463	9,463
Blue Sky fees and expenses	20,000	20,000
Miscellaneous expenses	13,431	13,431
Total offering expenses	$841,395	$909,655
Net proceeds	$20,566,100	$23,497,840
Net offering proceeds not held in trust (6)	350,000	350,000
Total proceeds held in trust (including contingent fees)	$20,400,000	$23,336,499
Percentage of public offering proceeds held in trust	102.00%	101.46%

	Amount	Percentage

Use of net proceeds not held in trust (7)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$75,000	13.64%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business transaction	150,000	27.27%
Administrative services and support payable to our sponsor ($7,500 per month for up to 21 months)	157,500	28.64%
Other miscellaneous expenses, D&O insurance, legal and accounting fees, reserves and for liquidation expenses	167,500	30.45%
Total	$550,000	100.00%

_______________

(1)

Includes amounts payable to public shareholders holding up to 1,480,000 of the public shares sold in this offering (or 1,771,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) who properly redeem their ordinary shares. Such amounts may become payable to our public shareholders who properly redeem their shares in connection with our successful consummation of our initial business transaction. Assuming a per share redemption price of $10.20 per share, $15,096,000 of the proceeds of this offering (or approximately $17,969,104 if the underwriters’ over-allotment option is exercised in full) would be payable to such shareholders.

(2)

A portion of the offering expenses have been pre-funded with the proceeds of an aggregate of $125,000 in loans from our sponsor. These loans will be repaid out of the proceeds of this offering upon the consummation of this offering.

(3)

No discounts or commissions will be paid with respect to the purchase of the insider warrants.  For purposes of presentation, the underwriting discount is reflected as the amount payable to the underwriters upon consummation of this offering.

(4)

This amount assumes that 74% (or up to 77% if the over-allotment is exercised in full) of our public shareholders redeem their ordinary shares such that the contingent fees are released from the trust account to us and/or to our target upon consummation of our initial business transaction and paid to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

(5)

We have agreed to pay our U.S. securities counsel an additional $50,000 upon completion of an initial business transaction.

(6)

$350,000 will be withheld from the proceeds of this offering for working capital purposes.  We also may withdraw up to 100% of the interest earned on the proceeds placed in the trust account for working capital purposes.

(7)

These expenses are estimates only.  The expenses also assume our use of 100% of the interest earned on the trust account over our 21 month lifespan.  We estimate that we will earn $200,000 in interest on the principal amount in the trust account over our 21 month lifespan.  Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business transaction based upon the level of complexity of such business transaction.  In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.  Further, the amount of interest available to us from the trust account for working capital purposes may be less than $200,000 as a result of lower than expected interest rates.

Of the net proceeds of this offering and the private placement of the insider warrants, an aggregate of $20,400,000 (or approximately $23,336,499 if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account at JPMorgan Chase Bank, N.A. and maintained by Continental Stock Transfer & Trust Company, as trustee.  Initially, the proceeds of the trust account and the amount held outside the trust account will be invested and held outside the U.S.  Additionally, with the exception of up to 100% of the interest earned on the proceeds placed in the trust account (which may be used for working capital purposes), funds released for the payment of taxes and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus, none of the funds held in trust will be released from the trust account, until the earlier of (i) the consummation of a business transaction within 21 months from the date hereof, (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate a business transaction or (iii) our liquidation. The proceeds held in the trust account (net of taxes, up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus but exclusive of any contingent fees payable or used to pay public shareholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business transaction or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finder’s fees, in each case only upon the consummation of a business transaction. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released to us on the closing of our initial business transaction with a target business, subject to any amounts payable upon the exercise of tender offer or redemption rights, as applicable.

We have agreed to pay to FWC Management Services Ltd, an entity controlled by Messrs. Valenty and Gupta, $7,500 per-month for office space and other facilities located in other jurisdictions, as well as for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

We intend to use a portion of the $350,000 not held in trust and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes including due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business transaction, as well as a possible down payment, reverse break up fees (a provision which requires a payment to the target company if the financing for an acquisition is not obtained), lockup or “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses), if necessary. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business transaction, if we were to enter into such an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We may not use all of the proceeds in the trust account in connection with a business transaction, either because the consideration for the business transaction is less than the proceeds in the trust account or because we finance a portion of the consideration with our share capital or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business transaction, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

To the extent that our share capital or the issuance of our debt securities are used in whole or in part as consideration to effect a business transaction, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business transaction, the proceeds held in the trust account which are not used to consummate a business transaction will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

Our sponsor has loaned to us an aggregate of $125,000 which was used to pay a portion of the expenses of this offering, including: SEC filing fees, FINRA filing fees, blue sky fees and expenses and legal and audit fees and expenses. The loans will be payable without interest upon the earlier of July 9, 2011 or upon the closing of this offering. We intend to repay the loans out of the proceeds of this offering not held in the trust account.  On August 23, 2010, we repaid $37,700 in advances from an affiliate of our sponsor.

The proceeds held in the trust account may be invested by the trust account agent only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940.

Other than the $7,500 per month general and administrative services fees described above, no compensation of any kind will be paid to any of our officers and directors (directly or indirectly) prior to a business transaction.  However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business transactions, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of a business transaction,” “Due diligence (excluding accounting and legal due diligence) of prospective target (s)” and “Other miscellaneous expenses, D&O insurance, legal and accounting fees, reserves and for liquidation expenses.” Since the role of present management after a business transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business transaction.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on such public shareholder’s portion of the trust account, but net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes) in the event we consummate our initial business transaction, if such public shareholder properly exercises his redemption rights in accordance with the conditions set forth in this prospectus, upon a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate a business transaction within the 21 month period, or upon our liquidation. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.  Additionally, our sponsor (and its shareholders), officers and directors have agreed not to exercise their redemption rights with respect to ordinary shares acquired during or subsequent to the offering.  Our sponsor has also waived its rights in any redemption with respect to its initial shares if we fail to consummate an initial business transaction within 21 months. However, if our sponsor or any of our officers, directors, advisors or affiliates acquire shares in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our distribution of the trust account by way of redemption in the event we do not consummate a business transaction within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business transaction. The payment of any dividends subsequent to a business transaction will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership at 20% of our issued and outstanding shares of our ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering.  In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the consummation of our initial business transaction of up to 15% of the shares sold in this offering using the trust proceeds or privately negotiated purchases we may make in connection with our initial business transaction.  Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

At July 9, 2010, our net tangible book value was ($52,700) or approximately ($0.11) per ordinary share. After giving effect to the sale of 2,000,000 ordinary shares included in the units we are offering by this prospectus, the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at July 9, 2010 would have been  $5,490,100 or $5.38 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 1,480,000 ordinary shares that may be redeemed for cash, assuming no exercise of the underwriters’ over-allotment option) of $5.49 per share to our sponsor and an immediate dilution of $4.62 per share or 46.2% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	(0.11)
Increase attributable to new investors	5.49
Pro forma net tangible book value after this offering		5.38
Dilution to new investors		$4.62

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $15,096,000 because holders of 74% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, divided by the number of ordinary shares sold in this offering).

	Total shares(1)		Total consideration		Average price per share (1)
	Number	%	Amount	%

Sponsor	500,000	20.00	25,000	0.12	0.0500
New investors	2,000,000	80.00	20,000,000	99.88	10.0000
Total	2,500,000	100.00	20,025,000	100.00

The following table sets forth information with respect to our sponsor and the new investors:

_______________

(1)

Assumes no exercise of the underwriters’ over-allotment option and that 75,000 initial ordinary shares have been forfeited by our sponsor as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(52,700)
Net proceeds from this offering and sale of insider warrants	20,750,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	72,700
Less: Contingent Fees(1)	(183,900)
Less: Proceeds held in the trust account which may be redeemed for cash ($10.20 x 1,480,000 shares)	(15,096,000)
$5,490,100

Denominator:
Ordinary shares outstanding prior to this offering (2)	500,000
Ordinary shares included in the units offered	2,000,000
Less: Ordinary shares subject to redemption (1,480,000 × 100%)	(1,480,000)
1,020,000

_______________

(1)

Assumes that 74% (or up to 77% if the over-allotment is exercised in full) of our public shareholders redeem their shares. Based on these assumptions we estimate the 3.75% contingent fee to equal $183,900.

(2)

Assumes no exercise of the underwriters’ over-allotment option and that 75,000 initial ordinary shares have been forfeited by our sponsor as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization as of July 9, 2010 and our capitalization as adjusted to give effect to this offering and the sale of the insider warrants and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted

Total debt	$—	$—
Note payable to shareholder and amounts due to affiliate (1)	162,700	—
Contingent Fees ($0.375 per share) (2)	—	183,900
Ordinary shares, 75,000 shares subject to forfeiture, actual; 1,480,000 shares subject to possible redemption rights at $10.20 per share, as adjusted	$—	$15,096,000
Shareholders’ equity:
Preferred Shares, no par value, 5,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted	$—	$—
Ordinary shares, no par value, an unlimited number of shares authorized, 500,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), actual; an unlimited number of shares authorized, 2,500,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), including 1,480,000 shares subject to possible redemption rights, as adjusted (3)	25,000	4,087,605
Additional paid-in capital	—	1,407,495
Deficit accumulated during the development stage	(5,000)	(5,000)
Total shareholders’ equity	$20,000	$5,490,100
Total capitalization	$182,700	$20,770,000

 _______________

(1)

Of such amount, $125,000 was loaned pursuant to a promissory note issued to our sponsor and $37,700 was advanced to us from an affiliate of our sponsor.  The loan is due on the earlier of July 9, 2011 or the closing of this offering.  The $37,700 in advances was repaid on August 23, 2010.

(2)

This amount includes a contingent fee equal to 3.75% of the gross proceeds of the public offering (less any amounts redeemed) payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

(3)

If we consummate a business transaction, the redemption rights afforded to our shareholders may result in the redemption into cash of no more than 74% (or up to 77% if the over-allotment is exercised in full) of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, as of two business days prior to the commencement of our tender offer or shareholders meeting divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly-organized blank check company formed as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets that we have not yet identified.  We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction.   We do not have any specific share exchange, share reconstruction and amalgamation or contractual control arrangement or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to use cash from the proceeds of this offering, our authorized shares, incurred debt, or a combination of cash, shares and debt, in effecting our initial business transaction. The issuance of additional shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;
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may likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;
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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our ordinary shares;
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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of our initial business transaction, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the insider warrants.

Related Party Transactions

Our sponsor has loaned to us an aggregate of $125,000 which was used to pay a portion of the expenses of this offering, including: SEC filing fees, FINRA filing fees, blue sky fees and expenses and legal and audit fees and expenses. The loans will be payable without interest upon the earlier of July 9, 2011 or upon the closing of this offering. We intend to repay the loans out of the proceeds of this offering not held in the trust account.  On August 23, 2010, we repaid $37,700 in advances from an affiliate of our sponsor.

We have agreed to pay to FWC Management Services Ltd, an entity controlled by Messrs. Valenty and Gupta, $7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

The shareholders of our sponsor, pro rata based upon their indirect beneficial ownership in us prior to this offering, have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.20 per share (or $10.146 per share if the over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account. In the event that an executed waiver is deemed to be unenforceable against a third party, our officers, directors and advisors will not be responsible to the extent of any liability for such third party claims.

In addition, in the event we are forced to liquidate pursuant to our fourth amended and restated memorandum and articles of association and do not have sufficient funds from our remaining assets outside of the trust account (which may include up to 100% of the interest earned on the proceeds placed in trust), our sponsor has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public shareholders (currently anticipated to be no more than approximately $20,000) and has agreed not to seek repayment for such expenses.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by our sponsor through its payment of $25,000 for the purchase of 575,000 ordinary shares (up to 75,000 of which shares are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full) and an aggregate of $125,000 in loans to us from our sponsor.  On August 23, 2010, we repaid an additional $37,700 in advances from an affiliate of our sponsor.

We estimate that the net proceeds from the sale of the units in this offering and the private placement of insider warrants will be $20,400,000 (or approximately $23,336,499 if the underwriters’ over-allotment option is exercised in full), after deducting $350,000 from the proceeds of this offering not being held in trust.

We intend to use substantially all of the funds held in the trust account (net of taxes, up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus) to consummate our initial business transaction. To the extent that our authorized shares or debt is used, in whole or in part, as consideration to consummate our initial business transaction, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We believe that, upon the date of this prospectus, the $350,000 not held in trust along with up to 100% of the interest earned on the proceeds placed in the trust account will be sufficient to allow us to operate for at least the next 21 months. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations of prospective target businesses, reviewing corporate, title, environmental, financial documents and material agreements regarding prospective target businesses, audit fees and structuring, negotiating and consummating the business transaction. In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business transaction entity at a price of $0.75 per warrant at the option of the lender.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  We will bear the expense incurred with the filing of any such registration statements.  The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist.  However, the terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business transaction and be no more favorable than could be obtained by a third party.

We estimate that we will incur approximately:

•	$75,000 of expenses for the due diligence (excluding accounting and legal due diligence) of prospective target businesses by our officers, directors and sponsor;

•	$150,000 of legal and accounting expenses attendant to the due diligence investigations, structuring and negotiating of an initial business transaction;

•	$157,500 for administrative services and support payable to our sponsor ($7,500 per month for 21 months); and

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$167,500 that will be used for other miscellaneous expenses, legal and accounting fees, reserves and for liquidation expenses, also including for director and officer liability insurance premium and stock transfer agent expenses.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following the date of this prospectus until the consummation of our initial business transaction to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business transaction that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business transaction.

We have agreed to sell to the underwriters, for $100, an option to purchase a total of 80,000 units consisting of one ordinary share and a warrant to purchase one ordinary share.  The sale of the option will be accounted for as a cost attributable to the proposed offering.  Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.  We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.59, using an expected life of five years after the first anniversary of the effective date of this registration statement, volatility of 35%, and a risk-free rate of 1.78%.  However, because our units do not have a trading history, the volatility assumption is based on information currently available to management.  We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units.  Although an expected life of five years was used in the calculation, if we do not consummate a business transaction within the prescribed time period and we liquidate, the option will become worthless.  For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Description of Securities—Purchase Option.”

We have evaluated the appropriate accounting treatment for the insider warrants and the warrants attached to the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We believe the purchase price of the insider warrants is greater than the fair value of such warrants.  Therefore, we will not be required to incur a compensation expense in connection with the purchase by our sponsors of the insider warrants.

We have agreed to pay to FWC Management Services Ltd, an entity controlled by Messrs. Valenty and Gupta, $7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We do not expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act until our market capitalization exceeds $75 million.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business transaction. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business transaction and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business transaction may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’s internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of July 9, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, or “FIN 48”. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 from our inception (June 25, 2010). The adoption of FIN 48 had no effect on our financial position or results of operations.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements,” or “SFAS 157”. The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are still evaluating the impact that this standard will have on our financial position and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” or SFAS 159. SFAS 159 creates a “fair value option” under which an entity may elect to record certain financial assets or liabilities at fair value upon their initial recognition. Subsequent changes in fair value would be recognized in earnings as those changes occur. The election of the fair value option would be made on a contract-by contract basis and would need to be supported by concurrent documentation or a preexisting documented policy. SFAS 159 requires an entity to separately disclose the fair value of these items on the balance sheet or in the footnotes to the financial statements and to provide information that would allow the financial statement user to understand the impact on earnings from changes in the fair value. SFAS 159 is effective for us beginning with fiscal year 2009. We are currently evaluating the impact that the adoption of SFAS 159 will have on our financial position and results of operation.

PROPOSED BUSINESS

Introduction

FlatWorld Acquisition Corp., is a newly-organized blank check company formed as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets that we have not yet identified.  While our efforts in identifying a prospective target business for our initial business transaction will not be limited to a particular industry, geographic region or minimum transaction value, we will focus our search on identifying a prospective target business in (i) the global business services sector where our officers, directors and advisors have many years of experience and, in particular, where opportunities exist to take advantage of scalable, low-cost delivery destinations in South/East Asia to improve margins and accelerate growth through expanded access to new high-growth emerging markets for the company’s services, and (ii) attractive, Asian emerging markets, China or India, where the target business has significant growth potential and/or we can provide international expansion and domain expertise to enhance global revenue opportunities. Evaluation of these factors will involve subjective judgment by our officers, which will give us a great deal of discretion in determining whether a prospective target business is appropriate to pursue. To date, our efforts have been limited to organizational and financing activities. We presently have no business operations and no financial history. We do not have any specific share exchange, share reconstruction and amalgamation or contractual control arrangement or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We will seek to capitalize on the experience of our officers, directors and advisors comprised of private equity professionals and operating executives with expertise in founding and operating global business services and technology companies. In addition to business services and technology companies, our officers, directors and advisors have invested institutional capital and worked with senior management teams of companies across numerous industries, including the industrial, resources, telecommunication, financial services and transportation industries.  Our officers, directors and advisors have an aggregate of over nine decades of combined private equity investing, mergers and acquisitions, acquisition finance and corporate finance advisory experience with over $25 billion of completed acquisition investments and financings and our officers have recent experience with a blank check company. We believe that our contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers to attorneys, accountants and business brokers, will allow us to generate attractive transaction opportunities.

The majority of our executive officers and directors have already been involved in the consummation of a business transaction with a blank check company in which an entity related to our officers and directors, DAL Group, LLC, merged with Chardan 2008 China Acquisition Corp., DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC and Default Servicing, LLC to become DJSP Enterprises, Inc. (NASDAQ: DJSP).  The principals of FlatWorld Capital LLC and DAL Group, LLC, including Messrs. Gupta and Valenty developed a long-term strategic plan with management and entered into a letter of intent to acquire the non-legal mortgage foreclosure processing and related assets of The Law Offices of David J. Stern, P.A., Professional Title & Abstract Co. and Default Services, Inc. in 2008, subsequently contributed the letter of intent to DAL Group, LLC in May 2009 and consummated the transaction on January 15, 2010.  Our advisor, Mr. Ruiz is a member of the board of directors of DJSP Enterprises, Inc. (NASDAQ: DJSP).

We also have extensive public company experience.  Our chairman, Gilbert H. Lamphere, has extensive operational experience as a chairman and board member of a variety of publicly traded and private companies.  Mr. Lamphere currently serves as a director of CSX Corporation (NYSE: CSX) and has previously served on the boards of eleven publicly traded companies. Mr. Lamphere also served as chairman and CEO of the Prospect Group (NASDAQ), the first ever publicly traded leveraged buyout fund.  We believe management’s experience working with and investing in public companies provides us with an advantage in identifying and evaluating attractive business transaction targets.

We do not have any specific initial business transaction under consideration, and we have not nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business transaction. Additionally, we have not engaged or retained any agent or other representative to do the same.

Strategy

We will use the same approach that our management team has used in the past when seeking a target business for a merger. While our efforts in identifying a prospective target business will not be limited to a particular industry, geographic region or minimum transaction value, we will focus our search on identifying a prospective target business in: (i) the global business services sector where our officers, directors and advisors have many years of experience and, in particular, where opportunities exist to take advantage of scalable, low-cost delivery destinations in South/East Asia to improve margins and accelerate growth through expanded access to new high-growth emerging markets for the company’s services, and (ii) attractive, Asian emerging markets where the target business has significant growth potential and/or we can provide international expansion and domain expertise to enhance global revenue opportunities. We intend to identify targets where we can: (i) provide the expertise to manage global sourcing strategies; (ii) provide international expansion and domain expertise to South/East Asia based companies; and (iii) create global companies with South/East Asia and North American operations fully integrated to provide seamless control of resources, quality and security of service and product offerings.

We have identified the following key investment criteria that we believe are important and that we intend to use in evaluating business transaction opportunities. While we intend to utilize these criteria in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

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High growth potential.  We will seek a business transaction with one or more businesses or assets with significant growth potential in both the firm’s current domestic markets as well as new global markets.

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Long-term revenue visibility.  We will seek a business transaction with one or more businesses or assets that have a history of long-term revenue visibility, including a high recurring revenue mix and strong order book. We will focus on companies that have predictable cash flows as well as low customer attrition and a diversified customer base.

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Defensible market position.  We will focus on one or more businesses or assets that offer strong products and/or services and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

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Potential to benefit from globalization trends.  We will seek a business transaction with one or more businesses or assets (i) for which labor represents a significant portion of operating expense and which can take advantage of global sourcing of labor from low-cost delivery centers to deliver high-quality services at lower cost, and/or (ii) that offer the opportunity to accelerate revenue growth by accessing new global markets, including, for North American companies, new high-growth South/East Asian emerging markets, and for high-growth South/East Asia-based companies, established North American markets.

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Strong management team.  We will seek a business transaction with one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their shareholders.

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Opportunities for add-on acquisitions.  We will seek a business transaction with one or more businesses or assets that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

Competitive strengths

We believe our specific competitive strengths to be the following:

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Prior Blank Check Company Experience. Our management team, including the majority of our executive officers and directors, have already been involved in the consummation of a business transaction with a prior blank check company, DJSP Enterprises, Inc. (formerly, Chardan 2008 China Acquisition Corp.). Chardan 2008 completed an initial public offering in August 2008, raising gross proceeds of $55 million at an offering price of $8.00 per unit. On January 15, 2010, DAL Group, LLC, an entity affiliated with our officers and directors, completed a business transaction with Chardan 2008 China Acquisition Corp., DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC and Default Servicing, LLC to become DJSP Enterprises, Inc. (NASDAQ: DJSP).  The principals of FlatWorld Capital LLC and DAL Group, LLC, including a majority of the members of our management team, developed a long-term strategic plan with management and entered into a letter of intent to acquire the non-legal mortgage foreclosure processing and related assets of The Law Offices of David J. Stern, P.A., Professional Title & Abstract Co. and Default Services, Inc. in 2008, and subsequently contributed the letter of intent to DAL Group, LLC in May 2009 and consummated the transaction on January 15, 2010.  Juan Ruiz, one of our advisors, currently sits on the board of directors of DJSP Enterprises, Inc. We believe our management’s recent acquisition experience with a blank check company represents a significant competitive advantage.

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Significant Public Company Experience. Our chairman, Gilbert H. Lamphere, has extensive operational experience as a chairman and board member of a wide range of publicly traded and private companies.  Mr. Lamphere currently serves as a director of CSX Corporation (NYSE: CSX) and has previously served on the boards of several publicly traded companies including: Canadian National Railway Company (NYSE); Illinois Central Corporation (NYSE–acquired by Canadian National); Carlyle Industries, Inc.; Recognition International, Inc. (NYSE); Cleveland-Cliffs Inc. (NYSE); R.P. Scherer Corporation (NYSE–acquired by Cardinal Health, Inc.); Global Natural Resources Corporation (NYSE); Sylvan Inc. (NASDAQ); Lincoln Snacks Company (NASDAQ); Simmons Outdoor Corporation and Children’s Discovery Centers of America (NASDAQ). Mr. Lamphere also served as Chairman and CEO of the Prospect Group (NASDAQ), the first ever publicly traded leveraged buyout fund.  We believe management’s experience working with and investing in public companies provides us with an advantage in identifying and evaluating attractive business transaction targets.

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Management Investing and Operating Experience. Our management team is led by private equity professionals and operating executives with expertise in founding and operating global business services and technology companies. In addition to business services and technology companies, our management team has invested institutional capital and worked with senior management teams of companies across numerous industries, including the industrial, resources, telecommunication, financial services and transportation industries. Our management team has over nine decades of combined private equity investing, acquisition finance and mergers and acquisitions advisory experience with over $25 billion of completed acquisition investments and financings. Furthermore, most members of our management team have known each other for more than ten years, providing extensive experience to work together. In addition, our management team has built a broad global network of senior operating executives, business consultants and strategic partners. We believe that this breadth of experience provides us with a competitive advantage in successfully evaluating businesses and sourcing and evaluating business transaction opportunities over managers who have little or no direct investing and/or operating experience.

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Extensive Public, Private Equity and Mergers and Acquisitions Contacts.   Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry including investment bankers, private equity funds, prior business associates, attorneys, accountants, consultants and other members of the financial community that they have developed through their collective experience. Additionally, our management team maintains a proprietary database of intermediary institutions and over 5,000 mergers and acquisitions professionals.  We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions.  In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the board of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.

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Sponsor Team Deal Flow.  We seek to capitalize on our management team’s deal flow.  Since 2006, Messrs. Gupta, Valenty and Lamphere have collectively evaluated in excess of 600 potential opportunities to act as a principal investor and financier.  As detailed above, we currently maintain strong working relationships with industry contacts and other members of the financial community. Through these relationships, we seek to access deals where we can engage with investment candidates directly, which enables us to identify and structure investment opportunities at attractive discounts to valuations received in auctions conducted by intermediaries. These direct deals represent approximately 55% of all deals that Messrs. Gupta, Valenty and Lamphere have evaluated.

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Management’s Cross-Border Experience. Our company’s management has extensive experience in cross-border transactions, including those involving South/East Asian companies. At FlatWorld Capital, Messrs. Gupta and Valenty have evaluated several hundred cross-border investment opportunities in South/East Asian companies.  For example (i) Messrs. Gupta and Valenty negotiated and structured an investment in, and subsequent sale of, a U.S. based business process outsourcing company with $153 million revenue and the majority of its operations in India and China to a publicly-traded company in India and (ii) Mr. Shri Krishan Gupta funded and ran one of the largest dairy milk collection and pasteurization plants in North India.  We believe this combination of experience positions the company to capitalize on economic opportunities in South/East Asia, including opportunities in India and China, over the next several years. Our officers, directors and advisors are comprised of professionals with experience in private equity investing, operations and restructuring of businesses, including integration following a business transaction.  Our officers, directors and advisors have many years of experience in investing in, as well as managing, integrating and growing companies, particularly with the ability to implement a globalization strategy. We believe this combination of resources and experience positions us to leverage collective experiences and focus on reviewing company strategies, especially in the context of global trends. We believe our team will enable us to source new markets, acquire technologies, establish new commercial relationships, build talent and access capital markets as needed.

Status as a Public Company

We believe our structure will make us an attractive business transaction partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business transaction.  Furthermore, we will endeavor to list our securities on a national securities exchange such as Nasdaq or the NYSE Amex immediately upon consummation of our initial business transaction.  In this situation, the owners of the target business would exchange their equity shareholdings in the target business for ordinary shares in the company. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, road show and public reporting efforts that will likely not be present to the same extent in connection with a business transaction with us. Furthermore, once a proposed business transaction is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $20,400,000 (approximately $23,336,499 if the underwriters’ over-allotment is exercised in full) and a public market for our ordinary shares, we offer a target business a variety of options to facilitate a future business transaction and fund growth and expansion of business operations. Because we are able to consummate a business transaction using our authorized shares, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business transaction requires us to use a significant portion of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business transaction. Since we have no specific business transaction under consideration, we have not taken any steps to secure third party financing, and would only do so simultaneously with the consummation of our initial business transaction. Accordingly, our flexibility in structuring a business transaction will be subject to these contingencies.

Business Services Industry

The business services industry includes third-party providers who manage a company’s critical and/or non-critical enterprise processes and applications. Business services include companies engaged in the delivery of: financial services and legal processing services, healthcare services, engineering and R&D, information technology and information technology enabled services, supply chain and logistics management, education services, sales and marketing, human resources and information services. We refer to such companies offering business and knowledge processing services as business services providers.

We believe we are in the early stages of a paradigm shift, particularly for middle market companies generating revenues from $5 million to $500 million, as significant provisioning of business services moves to low-cost global delivery destinations such as India and China. Recently, large North American organizations have been increasingly pursuing productivity improvements as a means of creating more efficient operations by streamlining key administrative and processing functions to global locations providing low-cost labor resources. We believe middle market business services companies are particularly well positioned to benefit from the macro trends of globalization.  By adopting a more globally oriented sourcing strategy, a middle market firm can develop a more cost-efficient resource production platform, driving down costs and fueling margin expansion.  The execution of this global sourcing strategy often involves the development of offices in geographies with access to high-skilled, low-cost labor such as India and China.  Establishing a presence on the ground in these markets also provides the company access to new high-growth emerging markets for the company’s services to accelerate revenue growth.  Our management team believes that combining with a middle market business services company presents an attractive opportunity to participate in and benefit from the ongoing paradigm shift to the global services model.  Our management team has expertise and many years of experience in founding, operating and investing in global business services and technology companies.  At FlatWorld Capital, Messrs. Gupta and Valenty have evaluated several hundred business services companies as potential investment opportunities. As one example, Messrs. Gupta and Valenty negotiated and structured an investment in, and subsequent sale to a publicly-traded company in India, a U.S. based business process outsourcing company with $153 million revenue and the majority of its operations in India and China. Mr. Lamphere’s board of director experience includes currently serving as an advising director of financial services company, J.H. Whitney Pan Asia Fund LLC, and previously serving on the board of a publicly-listed education services company, Children’s Discovery Centers of America.

The global business services sector continues to grow rapidly and is projected to continue to do so for the foreseeable future.  “Perspective 2020,” an April 2009 report by the National Association of Software and Services Companies (NASSCOM), estimates that the addressable market for global business process outsourcing (“BPO”)/information technology (“IT”) will triple in size from $500 billion in 2008 to between $1.5 and 1.6 trillion in 2020 and grow at a CAGR between 9.5% and 10.2%.  NASSCOM further estimates that up to 80% of this growth will come from markets that are not core today.  This includes new verticals in developed countries, such as the public sector, healthcare, media and utilities; new customer segments, such as middle market companies; and outsourcing markets in new geographies, such as Brazil, Russia, India and China, collectively referred to as the BRIC countries.  As an example of this growth, NASSCOM estimates that the revenues of India’s business and technology services companies had grown to about $58 billion at the end of 2008 (including about $46 billion in exports), from only $4 billion in 1998.  Management believes this outlook presents an opportunity to identify a potential merger candidate which is positioned to benefit from the long-term trends in the global business services industry.

North America

While large multinational corporations (“MNCs”) have been actively pursuing globalization strategies, many middle market companies have as of yet been unable to implement initiatives, losing out on the potential cost efficiencies and access to high-growth markets.  These middle market companies are confined to sourcing and utilizing labor resources located in close geographic proximity to their physical office locations, and do not have the infrastructure, capital, or process knowledge necessary to develop a strategy of global sourcing.  By applying management’s experience and expertise in developing complex global strategies and providing the financing required to execute such a strategy, management believes it has the ability to transform regional, middle market companies into high-performing global firms.  The end result of the globalization strategy is the ability to tap into low-cost labor markets as well as to gain access to high-growth geographies, resulting in accelerated revenue growth and greatly enhanced margins.

The North America IT/BPO market represents approximately 60% of the global BPO/IT market.  Based on a report published by NASSCOM in April 2009 (described above), our management estimates that the addressable market for the North American BPO/IT industry will grow from approximately $300 billion in 2008 to $730 billion in 2020 at a CAGR of 7.7%.

India

India presents a compelling investment opportunity due to the robust growth of the economy and the hospitable government and regulatory regime.  We believe that India represents both a favorable environment for pursuing a business transaction as well as an attractive operating environment for a target business for several reasons, including:

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sustained, prolonged economic expansion, including an average annual real gross domestic product growth rate of approximately 6.3% over the last 25 years, including 9.7% in 2006, 9.2% in 2007, 6.7% in 2008 and 7.2% in 2009, with projected rates of 8.2% for 2010 and  8.7% for 2011 (IMF, ADB);

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access to a large and growing pool of high-skilled, low-cost labor; and

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a stable, thriving democracy with an abundance of English-speaking workers holding advanced educations in engineering, law and commerce—all of which are conducted in English.

Additional factors that we believe should enable us to successfully consummate a business transaction with a target business with significant growth potential on favorable terms include:

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more rapid transaction process versus a traditional initial public offering;

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access to greater equity and debt capital than generally available in the domestic market;

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higher levels of liquidity in the global capital markets, particularly U.S. stock exchanges;

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listing on U.S. stock exchange may enhance market visibility and potential revenue opportunities;

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companies may benefit from our management team’s mergers and acquisition and financing expertise to pursue value-enhancing acquisitions; and

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companies may leverage our management team’s operational expertise to broaden service and/or product offerings, strengthen market positioning or execute other long-term value maximization strategies.

Because we are not limited to effecting a business transaction with a target company in any particular industry, we may effect a business transaction with a company from an industry outside of the business services space should we identify an attractive merger candidate.  Due to the rapid economic expansion India has experienced and is projected to experience, other industries outside of business services present attractive opportunities.  Growth sectors that may present investment opportunities include, but are not limited to: business services, IT services, retail, telecommunications, infrastructure, industrial, education, agriculture and manufacturing.  While we believe these markets to be attractive, there is no requirement that we identify a target business from any of the above-listed sectors, and there is no guarantee that the company with which we complete a business transaction will be from any of the sectors or industries that we have previously identified.

China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for pursuing a business transaction as well as an attractive operating environment for a target business for several reasons, including:

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prolonged economic expansion within China, including gross domestic product growth of approximately 9.9% on average over the last 25 years, including 10.4% in 2005, 11.6% in 2006, 13.0% in 2007, 9.6% in 2008, 8.7% in 2009, 11.9% in the first quarter of 2010, and a projected rate of 10.0% for 2010 (National Bureau of Statistics of China, ADB, IMF);

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increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

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favorable labor rates and efficient, low-cost manufacturing capabilities;

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the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

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the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

Due to the rapid economic expansion China has experienced and is projected to experience, several industries present compelling opportunities.  Growth sectors that may present investment opportunities include, but are not limited to: manufacturing, retail, infrastructure, telecommunications, industrial, education and agriculture.  While we believe these markets to be attractive, there is no requirement that we identify a target business from any of the above-listed sectors, and there is no guarantee that the company with which we complete a business transaction will be from any of the sectors or industries that we have previously identified.

Similar to the benefits outlined in the “India” section, we believe a merger with a blank check company is particularly advantageous to the owners of a Chinese business transaction prospect.  We believe that these factors and others should enable us to successfully consummate a business transaction with a target business with growth potential on favorable terms.

Rest of Asia

In addition to India and China, opportunities for investment exist in other Asian emerging economies including, but not limited to, the Philippines, Malaysia, Thailand, Singapore, and Indonesia.  While we intend to focus our search on companies located in India and China, we may find it more advantageous to acquire a target business located in another high-growth South/East Asian market.  According to “Asia Development Outlook 2009 Update,” a report by the Asian Development Bank (the “ADB”), the GDP of the ASEAN-5 (which includes Indonesia, Malaysia, the Philippines, Singapore and Thailand) is projected to grow at a faster-than-expected rate of 4.5% in 2010, up from 0.5% in 2009.  The ADB also predicts that Asia will experience a V-shaped recovery from the global economic downturn.

Notwithstanding the foregoing, business transactions with companies having operations in India, China and other emerging economies entail special considerations and risks, including the need to obtain financial statements audited or reconciled in accordance with U.S. GAAP or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of their respective countries, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex domestic regulatory filings and approvals. These may make it more difficult for us to consummate a business transaction.

Effecting a Business Transaction

General

We are a newly-organized blank check company formed as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets that we have not yet identified.  While our efforts in identifying a prospective target business for our initial business transaction will not be limited to a particular industry or geographic region or minimum transaction value, we will focus our search on identifying a prospective target business in either (i) the global business services sector or (ii) emerging Asian markets, India or China.   Our sponsor, officers and directors have agreed that we will only have 21 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within 21 month period, we (i) will distribute the trust account, pro rata, to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of any winding up of our affairs.  Any redemption of public shareholders from the trust account will be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.  We do not have any specific share exchange, share reconstruction and amalgamation or contractual control arrangement or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

Our fourth amended and restated memorandum and articles of association also provide that, with the exception of those provisions specifically related to redemption of your ordinary shares in connection with (i) a tender offer or shareholder vote, in the case of a business transaction, or (ii) any winding-down, in the case of our not consummating an initial business transaction within the 21 month period, any of its provisions, including those related to pre-business transaction activity, may be amended if approved by a majority of our shareholders entitled to vote on such matters.

We intend to utilize cash derived from the proceeds of this offering, our share capital, debt or a combination of these in effecting a business transaction. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business transaction as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business transactions.

We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other holders of the target’s securities, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein.  The amount in the trust account is initially anticipated to be approximately $10.20 per share, including $0.375 per share being held in the trust account attributable to the contingent fees payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction solely in the event of that our business transaction is consummated.  Unlike other blank check companies which hold a shareholder vote and conduct proxy solicitations in conjunction with their redemptions of public shares for cash upon consummation of their initial business transactions, we may either hold a shareholder vote or conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers, and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  We will consummate our initial business transaction only if holders of no more than 74% (or up to 77% if the over-allotment is exercised in full) of our public shares elect to redeem their ordinary shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% (or up to 77% if the over-allotment is exercised in full)  of our public shares elect to redeem.  Our sponsor has agreed not to redeem the ordinary shares held by it prior to this offering.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business transaction, and we may effect an initial business transaction using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business transaction. In the case of an initial business transaction funded with assets other than the trust account assets, our notice disclosing the business transaction would disclose the terms of the financing and, only if required by law, regulation or a rule of the OTC Bulletin Board, we would seek shareholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the OTC Bulletin Board, we would not seek separate shareholder approval of such financing inasmuch as the financing portion of any initial business transaction would be disclosed in our notice materials. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business transaction. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business transaction. None of our officers, directors, advisors, promoters and other affiliates has taken any action to identify or contact a potential business transaction candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a specific share exchange, share reconstruction and amalgamation or contractual control arrangement or other similar business transaction with us, nor have we, nor any of our agents, advisors or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business transaction on favorable terms.

Because we are not subject to a limitation that a target business have any specific fair market enterprise value at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, in any proposed business transaction, we must initially acquire a controlling interest in the target business. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other holders of the target’s securities, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. We intend to pursue a transaction in which our shareholders would continue to own a controlling interest of our company. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business transaction. To the extent we effect a business transaction with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business transaction, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business transaction partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business transaction. We expect the fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers, directors and members of our advisory board, through their network of joint venture partners and other industry relationships that regularly, in the course of their daily business activities, see numerous varied opportunities.

While we do not intend to pursue an initial business transaction with a target business that is affiliated with our sponsor, officers, advisors or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a target business, we would obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA that such an initial business transaction is fair to our shareholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business transaction

In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment. We have not conducted any specific research to date with respect to our potential acquisition candidates nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business transaction. Since we have not yet analyzed the businesses available for acquisition nor have we identified a target business, we have not established any other specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We intend to pursue a transaction in which our shareholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

Investment Criteria

The criteria set forth in “Proposed Business—Business Strategy” are not intended to be exhaustive. Any evaluation relating to the merits of a particular business transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business transaction consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner, and in no event will we enter into a definitive agreement for our initial business transaction without such a waiver agreement.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any prospective target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional business transaction opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business transaction is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business transaction.

Contractual arrangements

The governments of some of the countries in which we will seek a business transaction, notably India and China, depending on the industry, have restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. A government may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having famous local brand names or well established local brand names. Subject to the review requirements of the relevant ministries and agencies and subject to any percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by local residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in the particular jurisdiction which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

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Our exercise of effective control over the target company;

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Transfer of a substantial portion of the economic benefits of the target company would be transferred to us such that we would acquire (i) at least 50.1% of the voting equity interests in the target or (ii) a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group; and

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We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company, or all or part of the assets of the target company, in each case when and to the extent permitted by local regulations and for nominal or no additional consideration.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with (i) at least 50.1% of the voting equity interests in the target or (ii) a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of a business transaction. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local law and regulation. If we choose to effect a business transaction that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or share exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business transaction.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by the law of the jurisdiction in which the contract is made, and arrangement would be the only basis of providing resolution of disputes that arise through either arbitration or litigation. Accordingly, these contracts would be interpreted in accordance with local law and any disputes would be resolved in accordance with local legal procedures. Uncertainties in the legal system of a particular jurisdiction could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

There are also uncertainties as to whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership of assets and industries, and if we or any of our prospective target businesses are found to be in violation of existing or future laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant regulatory authorities may have the discretion to:

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revoke the business and operating licenses of our prospective target businesses;

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confiscate relevant income and impose fines and other penalties;

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discontinue or restrict our prospective target businesses’ operations;

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require us or our prospective target businesses to restructure the ownership or operations;

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restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations; or

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impose conditions or requirements with which we or our prospective target businesses may not be able to comply.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time.  We thus cannot be certain how the regulations will be applied to our business, either currently or in the future.  Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

Further, arrangements and transactions among related parties may be subject to audit or challenge by the local tax authorities. If any of the transactions we enter into with prospective target businesses are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the local tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such prospective target businesses and assess late payment interest and penalties. A finding by the local authorities that we are ineligible for any such tax savings or that any of our prospective target businesses are not eligible for tax savings, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment

We have not selected any target business or target industry on which to concentrate our search for a business transaction and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Possible lack of business diversification

We may seek to effect business transactions with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business transaction, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business transactions of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business transaction with only a single entity or asset, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business transaction; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business transaction, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business transaction will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business transaction cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business transaction, they may not devote their full time and efforts to our affairs subsequent to a business transaction. Moreover, they would only be able to remain with us after the consummation of a business transaction if they are able to negotiate employment or consulting agreements in connection with such business transaction. Such negotiations would take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business transaction, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve a business transaction

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC.  Therefore we do not intend to seek shareholder approval before we effect our initial business transaction as not all business transactions require shareholder approval under applicable state law.   However, we may conduct a shareholder vote, if it is required by law, or we decide to hold such vote for other business or legal reasons.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  Presented in the table below is a graphic explanation of the types of initial business transactions we may consider and whether shareholder approval would be required under the Companies Act of the British Virgin Islands for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of Assets	No
Purchase of Stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we hold a shareholder vote to approve our initial business transaction, we do not conduct redemptions pursuant to the tender offer rules in connection with our business transaction and we are not subject to the foreign private issuer rules, prior to the consummation of a business transaction, there could be released to us from the trust account amounts necessary to purchase up to 15% of the ordinary shares sold in this offering (300,000 ordinary shares, or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of our preliminary proxy statement and ending at the close of the shareholder meeting to approve the initial business transaction. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $10.20 per share, or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 300,000 ordinary shares (or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many ordinary shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our ordinary shares and the terms of the proposed business transaction. All ordinary shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our ordinary shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business transaction and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business transaction regardless of its merits by making it difficult to obtain the approval of such business transaction by the vote of a majority of the outstanding ordinary shares of ordinary shares voted.

Additionally, if we submit our business transaction to our shareholders for approval, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are no longer subject to the foreign private issuer rules, we may privately negotiate transactions to purchase ordinary shares after the closing of the business transaction from shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase ordinary shares in privately negotiated transactions.  The closing of such purchase may occur after the consummation of our initial business transaction and we may use funds released from the trust account to consummate such purchases.

The purpose of all such purchases would be to increase the likelihood of obtaining shareholder approval of our initial business transaction or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum amount remaining in the trust account at the closing of the business transaction, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business transaction that may not otherwise have been possible.

Redemption rights for public shareholders upon consummation of our initial business transaction

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein.  The amount in the trust account is initially anticipated to be approximately $10.20 per share including an aggregate of $750,000 (or $0.375 per share) being held in the trust account attributable to the contingent fees solely in the event of that our business transaction is consummated.  Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related redemptions of public shares for cash upon consummation of such initial business transactions even if not required by law, we intend to consummate our initial business transaction and conduct the redemptions without a shareholder vote and instead redeem shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  We will consummate our initial business transaction only if holders of no more than 74% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% of our public shares elect to redeem.  Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of a business transaction.

The 74% redemption threshold is different from the redemption or conversion thresholds used by most blank check companies.  Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%.  As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.

Conduct of redemption pursuant to tender offer rules

When we conduct the redemptions upon consummation of our initial business transaction in compliance with the tender offer rules, the redemption offer will be made to all of our shareholders, not just our public shareholders.  Our sponsor, however, has agreed not to redeem its initial shares in connection with this redemption offer.  In addition, the offer will be made for up to a maximum of 74% of our public shares, subject to the condition that if more than 74% of our public shares elect to redeem their shares, we will withdraw the offer and not consummate the initial business transaction.

Submission of our initial business transaction to a shareholder vote

In the event we seek shareholder approval of our initial business transaction, we will distribute proxy materials to our public shareholders.  If we are deemed a FPI at such time or required to comply with the foreign private issuer rules, our public shareholders will not be able to redeem their shares in connection with such vote and will be required to tender their shares for redemption in accordance with the tender offer rules.  If we are no longer subject to the foreign private issuer rules and conduct a shareholder vote pursuant to a proxy statement under the proxy rules, we will provide our public shareholders with redemption rights upon consummation of the initial business transaction.  In connection with a shareholder vote and redemption under the proxy rules, public shareholders electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but public shareholders voting against the business transaction and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount then in the trust account, less taxes and any interest earned on the proceeds placed in the trust account.

Additionally, if we submit our business transaction to our shareholders for approval, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are no longer required to comply with the foreign private issuer rules, we may privately negotiate transactions to purchase ordinary shares after the closing of the business transaction from shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase ordinary shares in privately negotiated transactions.  Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase ordinary shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their ordinary shares.  The closing of such purchase may occur after the consummation of our initial business transaction and we may use funds released from the trust account to consummate such purchases.  Any such shares purchased by us in this manner would be cancelled at the time of purchase.

Also in the event we seek shareholder approval of our initial business transaction, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are no longer required to comply with the foreign private issuer rules, we may make purchases of our ordinary shares, in an amount up to 15% of the ordinary shares sold in this offering (300,000 ordinary shares, or 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such ordinary shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account (approximately $10.20 per share or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full).

The purpose of all such purchases would be to increase the likelihood of obtaining shareholder approval of our initial business transaction or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum amount remaining in the trust account at the closing of the business transaction, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business transaction that may not otherwise have been possible.

As a consequence of such purchases:

•

the funds in our trust account that are so used will not be available to us after our initial business transaction;

•

the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;

•

because the shareholders who sell their ordinary shares in a privately negotiated transaction or pursuant to open market transactions, as described above, may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of taxes payable, our remaining shareholders may bear the entire payment of accrued and unpaid taxes. That is, if we seek shareholder approval of our initial business transaction, the redemption price per share payable to public shareholders who elect to have their ordinary shares redeemed will be reduced by a larger percentage of any taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and shareholders who do not elect to have their ordinary shares redeemed and remain our shareholders after the business transaction will bear the economic burden of a larger percentage of the taxes payable; and

•

the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their ordinary shares purchased by us at a premium.

Any privately negotiated transaction to purchase shares from a shareholder who would otherwise choose to redeem their shares would include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees to refrain from voting against the business transaction and from redeeming their ordinary shares (as directed by the purchaser of such securities). All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of shareholders who have elected, or otherwise indicated their intention, to exercise their redemption rights.  Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account.

Investors are cautioned that none of our sponsor, officers, directors, advisors and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and their failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our sponsor, officers, directors, advisors and their respective affiliates or a third party were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate the business transaction.

Our sponsor, officers, directors, advisors and/or their affiliates anticipate that they will identify the shareholders with whom the sponsor, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of a notice in connection with our initial business transaction.  To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business transaction by potentially reducing the number of shares redeemed for cash.

Limitation on redemption rights and voting rights if we seek a shareholder vote

Notwithstanding the foregoing, and solely if we hold a shareholder vote to approve our initial business transaction, we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules and we are no longer subject to the foreign private issuer rules, our fourth amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights or voting with respect to more than an aggregate of 17.5% of the public shares sold in this offering.  If we are subject to the foreign private issuer rules and are required to comply with the tender offer rules, our fourth amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate or group, will be restricted from voting with respect to more than an aggregate of 17.5% of the public shares sold in this offering if we seek a shareholder vote.

We believe these restrictions will discourage shareholders from accumulating large blocks of ordinary shares, and subsequent attempts by such holders to use their ability to exercise their redemption and/or voting rights as a means to force us or our officers, directors, advisors or affiliates to purchase their ordinary shares at a significant premium to the then current market price or on other undesirable terms.  Absent these provisions, a public shareholder holding more than an aggregate of 17.5% of the public shares sold in this offering could threaten to exercise their redemption rights or vote against a business transaction if such holder’s ordinary shares are not purchased by us or our officers, directors, advisors or affiliates at a premium to the then current market price or on other undesirable terms.  By limiting our shareholders’ ability to redeem or vote  no more than 17.5% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate a business transaction.

If a shareholder or group of shareholders attempts to vote in excess of 17.5% of the public shares outstanding and has not previously sought the consent of our board to vote such public shares, then, pursuant to our amended and restated articles and memorandum of association, any public shares voted in excess of this 17.5% limitation shall be deemed ineligible to vote.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business transaction in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business transaction will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business transaction if we distribute proxy materials, as applicable, to tender his shares if he wishes to seek to exercise his redemption rights.  Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights prior to the consummation of the proposed business transaction and the proposed business transactions is not consummated (and therefore we would not be obligated to pay cash in connection with the tendered shares) this may result in an increased cost to shareholders.

The foregoing is different from the procedures used by many blank check companies.  Traditionally, in order to perfect redemption rights in connection with a blank check company’s business transaction, the company would distribute proxy materials for the shareholders’ vote on an initial business transaction, and a holder could simply vote against a proposed business transaction and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business transaction was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business transaction during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “redemption” right surviving past the consummation of the business transaction until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business transaction is approved.

Any request to redeem such shares once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share of ordinary shares delivered his certificate in connection with an election of their redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public ordinary shares electing to redeem their shares will be distributed promptly after the completion of a business transaction.

If the initial business transaction is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their ordinary shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to redeem their ordinary shares.

If our initial proposed business transaction is not consummated, we may continue to try to consummate a business transaction with a different target until 21 months from the date of this prospectus.  If the initial business transaction is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business transaction is consummated. If the proposed business transaction is not consummated then a shareholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was properly exercised.

Liquidation of trust account and redemption by public shareholders if no initial business transaction

Our sponsor, officers and directors have agreed that we will only have 21 months from the date of this prospectus to consummate our initial business transaction.  If we do not consummate a business transaction within such 21 month period, we (i) will distribute the trust account, pro rata, to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purpose of any winding up of our affairs.  Any redemption of public shareholders from the trust account shall be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.  Pursuant to the terms of our fourth amended and restated memorandum and articles of association, our powers following the expiration of the permitted time period for consummating a business transaction may automatically thereafter be limited to acts and activities relating to liquidating the trust account and, if applicable, winding up our affairs.

If we do not complete a business transaction within 21 months of the date of this prospectus, this will trigger automatic distribution procedure under our constitutional documents and any subsequent necessary action by us  in the discretion of our directors, resulting in our voluntary liquidation and subsequent dissolution.  Our liquidator, if applicable, would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a BVI newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed.  As soon as the affairs of the company are fully wound-up, the liquidator must complete his final report and accounts and notify the Registrar.  We will be dissolved once the Registrar issues a Certificate of Dissolution.

We will instruct the trustee to distribute to all of our public shareholders in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes (including our liquidation, if necessary)).  Our sponsor has waived its right to participate in any liquidation distribution with respect to its shares owned prior to the offering.   If we have not consummated an initial business transaction within 21 months from the date of this prospectus, there will be no distribution from the trust account with respect to our warrants which will expire worthless.  We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. In addition, the shareholders of our sponsor have agreed to indemnify us, pro rata based upon their indirect beneficial ownership in us prior to this offering, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders.  To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

If applicable, we will pay the costs of any liquidation and subsequent dissolution which are estimated to be $20,000 from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account (or up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes), the initial aggregate of the (i) per share redemption price or (ii) per share liquidation price would be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual aggregate of the (i) per share redemption price or (ii) per share liquidation price will not be less than approximately $10.20, plus interest (net of any taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes). Although we will seek to have all prospective target businesses, vendors or other service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not enforceable. Accordingly, the proceeds held in the trust account could be subject to claims, which could take priority over those of our public shareholders. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in trust, the shareholders of our sponsor have agreed that each will be personally liable to the extent of such person’s pro rata indirect beneficial ownership in us prior to this offering, if we did not obtain executed waivers from such prospective target businesses, vendors or other entities.  We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that they would be able to satisfy those obligations.

We believe the likelihood of the shareholders of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation currently estimated at approximately $20,000).

Pursuant to the terms of the investment trust agreement between us and Continental Stock Transfer & Trust Company, as trustee, the trustee of the trust account will, upon receiving instructions from the liquidator, commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders.  Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

If we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments.  In those circumstances, a BVI court could order that amounts received by our shareholders be repaid to us.

Additionally, if we are forced to enter into insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate a business transaction or our liquidation or if they redeem their shares in connection with an initial business transaction that we consummate. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

 Competition

In identifying, evaluating and selecting a target business for an initial business transaction, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 74% of our shares held by our public shareholders who exercise their redemption rights may reduce the resources available to us for an initial business transaction and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business transaction.

Facilities

We currently maintain our executive office at an approximately 3,500 square feet facility located at Palm Grove House, Road Town, Tortola, VG1110, British Virgin Islands.  FWC Management Services Ltd, an entity controlled by Messrs. Valenty and Gupta, charges us $7,500 per-month for use of this office space and, if necessary, access to facilities located in other jurisdictions, as well as for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus. Our current office space, as well as the services provided by FWC Management Services Ltd, are not currently used by or provided to any similar blank check companies. We consider our current office space adequate for our current operations.

Employees

We currently have four executive officers and one employee.  These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business transaction and the stage of the initial business transaction process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business transaction (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business.  We do not intend to have any full time paid employees prior to the consummation of our initial business transaction.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares and warrants under the Exchange Act and will have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.  If, for any reason, we lose our status as a FPI and are no longer subject to the foreign private issuer rules, we will be required to comply with the U.S. domestic issuer rules as of the first day of the fiscal year immediately following our loss of FPI status.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles or International Financial Reporting Standards cannot be obtained for such target business. Additionally, our management will provide shareholders with the foregoing financial information as part of the tender offer or proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire.

As a company with a market capitalization less than $75 million, per Section 404(b) of the Sarbanes-Oxley Act (added as part of the Dodd-Frank Act), we will be permanently exempt from the requirement that we have such system of internal controls audited.  If no further action is taken by Congress or the SEC, at such time as we exceed a market capitalization of $75 million, we will be required to comply with such audit requirement.  A target company; however, may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Our audited financial statements, auditors’ reports and other information required or voluntarily filed with the SEC prior to our consummation of our initial business transaction will be available for review, without charge, at our principal place of business, Palm Grove House,  Road Town, Tortola, VG1110, British Virgin Islands.  The location of such records following consummation of our initial business transaction will likely be the target’s principal place of business and will be disclosed in our Schedule TO or proxy statement.  Such documents are also available (or will be available), without charge, at the SEC’s internet site (http://www.sec.gov).

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, our sponsor or any of our officers or directors in their capacities as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:

$20,400,000 of the net offering proceeds and proceeds of the private placement (including contingent fees) will be deposited into the trust account at JPMorgan Chase Bank, N.A. and maintained by Continental Stock Transfer & Trust Company, acting as trustee.  The offering proceeds include a contingent fee equal to 3.75% of the gross proceeds of the public offering (less any amounts redeemed)  payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

$18,675,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds:

The $20,400,000 of offering and private placement proceeds (including contingent fees) held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business:	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued:

The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants shall trade separately on the tenth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.

In no event will our ordinary shares and warrants begin to trade separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying shares of our ordinary shares and warrants would be permitted until the completion of a business transaction. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants:

The warrants cannot be exercised until the later of 30 days after completion of our initial business transaction and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor:

We will provide our public shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein.  We may not hold a shareholder vote.  Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a shareholder of the company or requires the return of his investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the trust account or

	Terms of Our Offering	Terms Under a Rule 419 Offering

the SEC’s proxy rules.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  We will consummate our initial business transaction only if holders of no more than 74% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% of our public shares elect to redeem.

escrow account must be returned to all investors and none of the securities will be issued.

Business transaction deadline:

If we are unable to complete a business transaction within 21 months from the date of this prospectus, we (i) will distribute the trust account, pro rata, to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of any winding up of our affairs.  Any redemption of public shareholders from the trust account shall be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.

If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors
Release of funds:

The proceeds held in the trust account will not be released until the earlier of the completion of a business transaction or an automatic redemption and, at the discretion of the directors, the liquidation

The proceeds held in the escrow account, would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering

and subsequent dissolution upon failure to effect a business transaction within the allotted time, except we may withdraw (i) up to 100% of the interest earned on the amount in the trust account for working capital purposes, (ii) funds in any amount necessary to purchase up to 15% of our public shares as described in this prospectus and (iii) to pay taxes.  In addition, approximately $350,000 of the offering proceeds will not be held in the trust account and will be available to us for initial working capital purposes.

Interest on proceeds held in the trust account:

Interest earned may be disbursed to fund any taxes payable on interest earned on this trust account.  Additionally, up to 100% of interest earned on the proceeds may be withdrawn for working capital purposes.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time stated above.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Gilbert H. Lamphere	58	Chairman of the Board and Office of the Chief Executive
Raj K. Gupta	39	Chief Executive Officer, Secretary and Director
Jeffrey A. Valenty	40	Chief Financial Officer, Office of the Chief Executive, President, Treasurer and Director
Shri Krishan Gupta	73	Assistant Secretary and Director

Gilbert H. Lamphere has been chairman of the board of directors and a member of the office of the chief executive of FlatWorld Acquisition Corp. since its inception. Mr. Lamphere is a partner at FlatWorld Capital LLC. Mr. Lamphere has served as a director of CSX Corporation (NYSE:CSX) since July 2008 and has served as an advising director of J.H. Whitney Pan Asia Fund LLC, a family of Asia-focused hedge funds, since March 2005.  Mr. Lamphere has previously served on the boards of several publicly traded companies including: Canadian National Railway Company (NYSE); Illinois Central Corporation (NYSE–acquired by Canadian National); Carlyle Industries, Inc.; Recognition International, Inc. (NYSE); Cleveland-Cliffs Inc. (NYSE); R.P. Scherer Corporation (NYSE–acquired by Cardinal Health, Inc.); Global Natural Resources Corporation (NYSE); Sylvan Inc. (NASDAQ); Lincoln Snacks Company (NASDAQ); Simmons Outdoor Corporation and Children’s Discovery Centers of America (NASDAQ). Mr. Lamphere also served as chairman and CEO of the Prospect Group (NASDAQ), the first ever publicly traded leveraged buyout fund.   Mr. Lamphere has also headed four other private equity funds and has extensive operational experience as a chairman and board member of a wide range of publicly traded and private companies. Mr. Lamphere has 30 years of experience as a principal investor and financier in private equity transactions. Mr. Lamphere was a managing director and member of the board of directors of The Fremont Group, a diversified investment company with over $9 billion of assets under management, from 1994 to 1998.   Mr. Lamphere also co-headed the raising and management of Fremont Partners’ $605 million private equity fund, his fourth fund, during his tenure at The Fremont Group from 1994-1998.  Mr. Lamphere left Morgan Stanley & Co in 1981 as a vice president in the mergers and acquisitions department.  Mr. Lamphere graduated from Princeton University with an A.B. in economics with Honors and from Harvard Business School as a Baker Scholar and a recipient of the Loeb Rhoades Fellow finance prize.

Raj K. Gupta has been chief executive officer, secretary and a member of the board of directors of FlatWorld Acquisition Corp. since its inception. Mr. Gupta is a partner at FlatWorld Capital LLC, where he has been a partner since the firm’s inception in January, 2006.  From January, 2010 to October, 2010, Mr. Gupta was also a member of the board of managers of DAL Group, LLC, the operating company of DJSP Enterprises, Inc. (NASDAQ:DJSP), formerly a blank check company. Mr. Gupta has extensive experience as an advisor, principal investor, and entrepreneur in private equity funded transactions.  From 2002 through December, 2005, Mr. Gupta was the president of Gupta Ventures, an India and China based venture investment and advisory firm focused on business services technology start ups.  From 1999 to 2002, Mr. Gupta was the founder and CEO of YadaYada Inc., an independent wireless internet service provider in the U.S.  Prior to forming YadaYada, Mr. Gupta was a member of the Merchant Banking and High Yield Group at CIBC World Markets and Acquisition Finance at Chase Securities, where he was involved in transactions totaling over $20 billion. In May 2001, Crain’s New York Business magazine named Mr. Gupta as “one of 100 most important persons likely to shape the direction and growth of New York’s economy–beyond technology–for years to come.” In September 2000, Mr. Gupta was named as a top 25 wireless industry innovator by Unstrung magazine. Mr. Gupta graduated from Trinity College as the President’s Scholar with a BA in computer engineering and economics.

Jeffrey A. Valenty has been chief financial officer, president, treasurer, and a member of the office of the chief executive and of the board of directors of FlatWorld Acquisition Corp. since its inception. Mr. Valenty has been a partner at FlatWorld Capital LLC since the firm’s inception in January 2006. Mr. Valenty has extensive experience as a principal investor, financier and advisor in private equity funded transactions. From 2001 through 2005, Mr. Valenty was the president of Fortuna Capital Corp., a financial investment and advisory firm wholly-owned by Mr. Valenty.  Until 2001, Mr. Valenty was a managing director at CIBC World Markets, providing private equity investments, high yield financings and merger and acquisition advisory services totaling over $5 billion. Mr. Valenty was responsible for investment commitments of $350 million in 12 companies, including structuring the initial $30 million equity investment in Global Crossing, which returned $1.9 billion. Prior to CIBC, Mr. Valenty was at The Argosy Group, a merchant banking firm founded by senior executives of Drexel Burnham Lambert, and Kidder, Peabody & Co. Mr. Valenty graduated from Harvard University with an AB degree magna cum laude in international and development economics and was a Presidential Scholar.

Shri Krishan Gupta has been assistant secretary and a member of the board of directors of FlatWorld Acquisition Corp. since inception.  Mr. Gupta is a retired businessman. Prior to his retirement in 1995, Mr. Gupta built and ran one of the largest dairy milk collection and pasteurization plants in North India. Mr. Gupta is the father of our chief executive officer, Raj K. Gupta.

Non-Executive Employees

Currently we have one employee who is neither an officer nor director.  Our employee receives no compensation from us.

Vivek Selot has been our director of business development since September 2010.  Mr. Selot is a vice president and has been an employee of FlatWorld Capital LLC since the firm’s inception in January 2006.  Mr. Selot’s experience includes private equity investment, credit analysis and information technology project management. Prior to joining FlatWorld Capital, Mr. Selot was a credit analyst at Royal Bank of Canada from April 2005 to August 2005, where he was involved in analyzing corporate credit transactions totaling over $280 million. Before working at Royal Bank, Mr. Selot was a project manager at Infosys Technologies Ltd. from May 2000 to July 2004 where he recommended and executed information technology outsourcing strategies for Fortune 1000 companies such as Tesco, Ericsson, Sony Ericsson, Syngenta Global and Shell Group. Mr. Selot received a bachelor’s degree in Civil Engineering from the Indian Institute of Technology (IIT), First Class Honors, and an MBA from the University of Toronto, Rotman School of Management in May 2006.

Officer and Director Qualifications

We have not established a nominating committee and have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

Our officers and board of directors are composed of a diverse group of leaders.  In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, certain of our officers and directors have other experience that makes them valuable, such as prior experience leading a target in connection with a blank check company business transaction, managing and investing assets or facilitating the consummation of business transactions.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business transaction.

Gilbert H. Lamphere

 Mr. Lamphere is well-qualified to serve as a member of the board due to his public company experience, business leadership, operational experience, and experience as a principal investor and financier in private equity transactions.  We believe Mr. Lamphere’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Lamphere’s strategic experience and background in negotiating, structuring and consummating private equity transactions will further our purpose of consummating a business transaction.

Raj K. Gupta

 Mr. Gupta is well-qualified to serve as a member of the board due to his public company experience, business leadership, operational experience and private equity investing experience.  We believe Mr. Gupta’s access to extensive contacts and sources, ranging from private and public company contacts, private equity funds and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.  We believe Mr. Gupta’s strategic experience and background in negotiating, structuring and consummating the business transaction with Chardan 2008 China Acquisition Corp.’s merger with an affiliate of Mr. Gupta and certain other of our officers and directors, DAL Group, LLC, will further our purposes of consummating a business transaction.

Jeffrey A. Valenty

Mr. Valenty is well-qualified to serve as a member of the board due to his extensive contacts and sources, ranging from private and public contacts, private equity funds and investment bankers which, we believe, will allow us to generate acquisition opportunities. We believe Mr. Valenty’s extensive experience in evaluating businesses and in providing private equity investments, high yield financings and merger and acquisition advisory services will allow us to identify suitable acquisition candidates and further our purpose of consummating a business transaction. We believe Mr. Valenty’s strategic experience and background in negotiating, structuring and consummating the business transaction with Chardan 2008 China Acquisition Corp.’s merger with an affiliate of Mr. Valenty and other officers and directors, DAL Group, LLC, will further our purposes of consummating a business transaction.

Shri Krishan Gupta

Mr. Gupta is well-qualified to serve as a member of the board due to his extensive contacts and relationships.  Having built and run one of the largest dairy plants in North India, he has the hands on knowledge of operating in bureaucratic challenging emerging markets such as India.  Mr. Gupta also has intimate knowledge of negotiating and selling businesses in India.

Advisory Board

In addition to our board of directors, we have established an advisory board.  As of the date of this offering, the members of our advisory board are:

Name	Age	Position
Juan V. Ruiz	41	Advisory Board
David S. Wu	52	Advisory Board

Our advisory board is comprised of individuals who have the background and experience to assist us in evaluating our business strategies and development. Our advisors will not participate in managing our operations. We have no formal arrangement or agreement with these individuals to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us.  We have no formal compensation agreement with members of our advisory board; however, such individuals may receive finders’ or similar fees if such individual introduces us to a potential target which leads to a successful business transaction.  We expect that members of the advisory board will provide advice, insights, contacts and other assistance to us based on their extensive industry experience and involvement in areas of activity that are strategic to us. In addition to individual meetings or phone conferences with members of the advisory board, we intend to conduct meetings at least quarterly with the advisory board to discuss our strategy and industry trends.

The following is a brief summary of the background of each member of our advisory board.

Juan V. Ruiz has served as a member of the advisory board of FlatWorld Acquisition Corp. since its inception.  Mr. Ruiz is currently president & chief executive officer of Ruiz Capital Advisors LLC, a New York based Strategic and mergers and acquisitions advisory firm focusing on U.S. and Latin American financial institutions.  From 2008 to 2010, Mr. Ruiz was executive vice president and chief investment officer of Federal One Bancorp, a Rhode Island based financial institution focused on discounted loan acquisitions.  Mr. Ruiz currently serves as a director of DJSP Enterprises, Inc. (NASDAQ: DJSP), formerly a SPAC. From 2007 to December 2008, Mr. Ruiz was senior vice president at Lehman Brothers’ Strategy & Corporate Development group, where he was responsible for the acquisition and integration of depository and mortgage/specialty finance acquisitions. In this role, he led multi-functional teams through all relevant acquisition/integration matters, including financial analysis, accounting, legal, credit, operations, human resources, and information technology. From 2003 to January 2007, Mr. Ruiz held a senior position at Keefe Bruyette & Woods’ Balance Sheet Management group. In this role, he worked closely with bank chief financial officers and treasurers throughout the U.S. to provide balance sheet restructuring advisory services and funding optimization strategies to their banking institutions. Mr. Ruiz has also worked at ABN AMRO NV, where he helped execute the bank’s acquisition/divestiture strategy in the Americas; Salomon Smith Barney, where he specialized in depository and mortgage/specialty finance and mergers and acquisitions; and Goldman Sachs & Co, where he focused on credit ratings advisory for financial institutions and bank funding programs.  Mr. Ruiz has a B.A. in Economics and international relations from Brown University, and an MBA in Finance & Management cum laude from Indiana University’s Kelley School of Business.

David S. Wu has served as a member of the advisory board of FlatWorld Acquisition Corp. since its inception.  Mr. Wu is currently president of Wu & Associates LLC, a position he has held since September 2002.  Mr. Wu has extensive experience in start-up and turnaround situations in China over the past 15 years.  From June 2009 to October 2009, Mr. Wu was the chief financial officer of Spreadtrum (NASDAQ: SPRD), a venture capital-backed firm.  From 2007 to April 2009, Mr. Wu was a managing director of the United States Fund for CITIC Capital (a member of the largest financial conglomerate in China), where he chaired the Operating Group of portfolio companies across the billion-dollar China, Japan, and U.S. Funds.  From 2005 to 2006, Mr. Wu served as a senior advisor to EMD, previously the locomotive division of General Motors until its divestiture to two private equity firms in 2006, and was the chief negotiator when EMD sold the first 300 diesel locomotives in China.  From 2004 to 2005, Mr. Wu served as a consultant to Kaiser Permanente.   Mr. Wu started his career in China 15 years ago by negotiating a foreign majority-owned joint venture between AlliedSignal (now Honeywell) and China Eastern Airlines.  As president and chief financial officer, his joint venture was among the first to deliver profit among all China investments and was featured on the cover of the 1995 AlliedSignal Annual Report.  Mr. Wu has also worked for Danaher, Boeing, RR Donnelley & Sons, Tyco, and Arthur Young (now Ernst & Young).  Mr. Wu received his B.S.E. in Engineering with Honors from Princeton University, M.S.E. in engineering from University of Pennsylvania, and MBA from the Wharton School where he was a Management and Technology Program graduate.  Mr. Wu is a CPA in the states of Virginia and Illinois, and has certificates from ICMA’s Certified Management Accountant and ACFEI’s Certified Forensic Accountant programs.

Number and Terms of Office of Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. S.K. Gupta and Lamphere, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Gupta and Valenty, will expire at the second annual meeting of shareholders. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business transaction. Collectively, through their positions described above, our directors have extensive experience in the alternative asset management and private equity businesses.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business transaction. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Compensation for Officers and Directors

No compensation of any kind will be paid to our officers and directors (directly or indirectly) prior to a business transaction; however, our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business transactions. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.  Since it is unlikely that any of our directors would be considered “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After our business transaction, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the notice furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholder meeting held to consider a business transaction, as it will be up to the directors of the post-combination business to determine executive officer and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the OTC Bulletin Board.

Director Independence

The laws of the British Virgin Islands do not require independent directors and since we anticipate that our securities will be quoted on the Over-the-Counter Bulletin Board, we do not intend to establish a board of directors comprised of a majority of independent directors until after we consummate our initial business transaction.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business transaction. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not feel a compensation committee is necessary prior to a business transaction as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business transaction other than as disclosed in this prospectus.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

FlatWorld Capital LLC may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. In order to minimize any such potential conflict, we have entered into a Right of First Refusal agreement with FlatWorld Capital LLC which provides that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation, we will have a right of first refusal with respect potential transaction opportunities of FlatWorld Capital LLC.  As such, FlatWorld Capital LLC will not enter into any agreement to purchase or invest in a business whose value exceeds $16 million without first presenting such potential business transaction opportunity to our directors.

•

Our officers, directors, advisors and their respective affiliates may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.   Additionally, some of our officers, directors and advisors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.  As a result, Messrs. Gupta, Valenty and Lamphere have agreed with us that from the date of this prospectus until the earlier of the consummation of our initial business transaction or failure to consummate an initial business transaction within the specified time or such time as the respective individual ceases to be an officer or director, we will have a right of first review with respect to suitable business transaction opportunities of Messrs. Gupta, Valenty and Lamphere and companies or other entities which they manage or control, subject to any fiduciary obligations they may have. Due to existing and future affiliations, our other directors may have fiduciary obligations to present potential business opportunities to other entities with which they are affiliated prior to presenting them to us.  Further, other than Messrs. Gupta, Valenty and Lamphere, our directors and advisors have not entered into a similar right of first review agreements with us.

•

The sponsor’s initial ordinary shares and insider warrants are subject to contractual transfer restrictions (and in the case of the insider warrants, restrictions on exercise) and will not be released from such restrictions until the occurrence of specified dates or events following the consummation of our initial business transaction. In addition,  if we do not consummate an initial business transaction within 21 months from the date of this prospectus, any warrants which our sponsor, officers and directors may purchase in this offering or in the aftermarket will expire worthless. Additionally, our sponsor, including our officers, directors and advisors, will not receive liquidation distributions with respect to any of their founders’ initial ordinary shares. For the foregoing reasons, our board may have a conflict of interest in determining whether it is appropriate to effect an initial business transaction with a particular target business.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business transaction if the retention or resignation of any such officers and directors or the payment of fees were included by a target business as a condition to any agreement with respect to an initial business transaction.

Under British Virgin Islands law, our directors have a statutory duty of loyalty to act honestly, in good faith and with a view to our best interests.  Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  In fulfilling their duty of care to us, our directors must ensure compliance with our fourth amended and restated memorandum and articles of association and the Act.  In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Act. Such remedies can include a restraining or compliance order or monetary compensation. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or  proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the High Court in the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the High Court in the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

In connection with the shareholder vote required to approve any business transaction, our sponsor has agreed to vote the ordinary shares owned by it prior to or in this offering, in favor of approving a business transaction.  Unlike other blank check companies, there are no requirements that our sponsor vote with the majority of public shares entitled to vote.  Our sponsor has also agreed that if it acquires ordinary shares in or following this offering, they will vote such acquired ordinary shares in favor of a business transaction.  Accordingly, any ordinary shares acquired by the sponsor in the open market will not have the same right to vote as public shareholders with respect to a potential business transaction (since they are required to vote in favor of a business transaction).  In addition, with respect to ordinary shares owned by our sponsor prior to this offering, it has agreed to waive its rights to participate in any redemption or liquidation including the distribution of our trust account to our public shareholders, occurring upon our failure to consummate a business transaction but only with respect to those ordinary shares acquired by them prior to this offering and not with respect to any ordinary shares acquired in the open market.

While we do not intend to pursue a business transaction with any company that is affiliated with our sponsor, officers, directors or affiliates, we are not prohibited from pursuing such a transaction.  In the event we seek to complete a business transaction with such a company, we will obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA, that such a business transaction is fair to our shareholders from a financial point of view.  Such opinion would be included in our proxy statement relating to the business transaction.  Factors contributing to a determination to engage a particular firm are expected to include, among other factors, the reputation of the firm, their knowledge of the locations and businesses in Asia where we are then pursuing a business transaction, timing and cost.  In the event that we obtain an opinion, we will include appropriate explanatory disclosure in the proxy statement explaining whether or not shareholders may rely on the opinion.  While our shareholders might not have legal recourse against the investment banking firm in such case, the fact that an independent expert has evaluated, and passed upon, the fairness of the transaction is a factor our shareholders may consider in determining whether or not to vote in favor of the potential business transaction.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Specific Potential Conflicts

Each of our directors has, or following the consummation of this offering may come to have, fiduciary obligations to other entities or organizations.  Each of our directors has fiduciary obligations to those companies on whose board of directors they currently sit.  To the extent that they identify business opportunities that may be suitable for any of these other companies, they will have competing fiduciary obligations which will be resolved in favor of the other company unless that company waives or declines to accept the opportunity.  Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities have declined to accept such opportunities.

A description of the specific potential conflicts for our officers and directors is as follows:

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us.

Individual	Entity	Affiliation
Gilbert H. Lamphere	FlatWorld Capital LLC	Partner
	CSX Corporation	Director
Raj K. Gupta	FlatWorld Capital LLC	Partner
Jeffrey A. Valenty	FlatWorld Capital LLC	Partner

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, we have entered into a Right of First Refusal agreement with FlatWorld Capital LLC, which provides that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, we will have a right of first refusal with respect to potential transaction opportunities of FlatWorld Capital LLC.  FlatWorld Capital LLC will first offer any such potential transaction opportunity to us and will not pursue such potential transaction opportunity until a majority of our directors have determined for any reason that we will not pursue such opportunity.  Further, each of Messrs. Gupta, Valenty and Lamphere have agreed with us that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, we will have a right of first review with respect to suitable business transaction opportunities of Messrs. Gupta, Valenty, and Lamphere and companies or other entities which they manage or control, subject to any fiduciary obligations they may have. Their agreement with us will expire upon the earlier of (i) our consummation of an initial business transaction or failure to consummate an initial business transaction within the specified time, or (ii) until such time as the respective individual ceases to be an officer or director.

In the event we are required to submit our initial business transaction to our public shareholders for a vote, our sponsor has agreed to vote any ordinary shares held by it in favor of our initial business transaction.  Unlike other blank check companies, there are no requirements that our sponsor to vote with the majority of public shares entitled to vote.   In addition, our sponsor has agreed to waive its respective rights to participate in any liquidation distribution with respect to its initial ordinary shares.  If our sponsor, or any of our officers, directors, advisors or affiliates purchase ordinary shares as part of this offering or in the open market, however, all such holders would be entitled to participate in any liquidation distribution in respect of such ordinary shares but have agreed not to redeem such shares in connection with the consummation of a business transaction.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us.  For example, one of our directors or officers may be less likely to object to a course of action with respect our activities because it may jeopardize their relationships in another enterprise.  Therefore, such persons may not protect our interests as strenuously as would persons who had no previous relationship with each other.

Neither we nor our officers, directors or advisors have established any procedures or criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses created a conflict of interest situation.

Although no salary or other compensation will be paid to our officers and directors prior a business transaction, they will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business transactions.  There is no specified limit on the amount of these out-of-pocket expenses.  Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.  As of the date of this prospectus, we have one holder of record of our ordinary shares and one holder of record of our warrants.  None of our ordinary shares or warrants are owned by United States citizens.  With the exception of our ordinary shares and warrants, no other class of our securities exists at this time.

	Prior to the Offering		After the Offering(1)
Name and Address of Beneficial Owners(2)	Amount and nature of beneficial ownership(3)	Percentage of outstanding ordinary shares (5)	Amount and nature of beneficial ownership	Percentage of outstanding ordinary shares
FWAC Holdings Limited (3)	575,000	100.00%	500,000	20.00%
FWAC Sponsor Limited (3)	510,337	88.75%	443,771	17.75%
Nagina Engineering Investment Corp. (3), (4)	62,749	10.91%	54,564	2.18%
Raj K. Gupta (4)	3,137	0.55%	2,728	0.11%
Shri Krishan Gupta (4)	197,403	34.33%	171,654	6.87%
Jeffrey A. Valenty (3)	133,693	23.25%	116,255	4.65%
Gilbert Lamphere (3)	176,104	30.63%	153,134	6.13%
All directors and officers as a group (4 persons) (3)	510,337	88.75%	443,771	17.75%

_______________

(1)

Assumes only the sale of 2,000,000 units in this offering and the sale of an aggregate of 1,876,660 insider warrants, but not the exercise of the 2,000,000 warrants included in such units or the 1,876,660 warrants purchased by our sponsor. Assumes (i) the underwriters’ over-allotment option has not been exercised and, therefore, 75,000 ordinary shares have been forfeited by our sponsor as a result and (ii) the underwriters’ purchase option has not been exercised.

(2)

Unless otherwise indicated, the business address of each of the shareholders is c/o FWC Management Services, Ltd, Palm Grove House, Road Town, Tortola, VG1110, British Virgin Islands

(3)

The shareholders of FWAC Holdings Limited are FWAC Sponsor Limited, Ruiz Capital Advisors LLC, DSCWU Hong Kong Company Limited, Vivek Selot, Yuri Punj, Suneel G. Kaji, Craig Bergstrom and family affiliates (with 50% of such interest owned through Athena Trust, a family trust), Blackhawk Partners, Inc., Eli D. Scher and Shane M. Duggan. The shareholders of FWAC Sponsor Limited are Nagina Engineering Investment Corp. (owned by Mr. Gupta and Mr. S.K. Gupta, see footnote 4, below), Mr. S.K. Gupta, Jeffrey A. Valenty (including interests held through Fortuna Capital Partners LP, a limited partnership 100% owned and controlled by Mr. Valenty), and Gilbert H. Lamphere (who holds his interests through Gilbert H. Lamphere WFBNA Custodian Trad IRA).  As a result, each of FWAC Sponsor Limited, Nagina Engineering Investment Corp., Ruiz Capital Advisors LLC, DSCWU Hong Kong Company Limited and Blackhawk Partners, Inc., and Messrs. S.K. Gupta, Gupta, Valenty, Lamphere, Selot, Punj, Kaji, Bergstrom, Scher and Duggan may be deemed to be beneficial owners of shares owned by FWAC Holdings Limited.  The shares in the table above for holders of FWAC Holdings represent their indirect ownership in us.  Ruiz Capital Advisors LLC, an entity wholly-owned by Mr. Ruiz, a member of our advisory board, beneficially owns 19,897 ordinary shares (3.46%) prior to this offering and 17,301 ordinary shares (0.69%) post-offering, DSCWU Hong Kong Company Limited, an entity wholly-owned by Mr. Wu, a member of our advisory board, beneficially owns 9,948 ordinary shares (1.73%) prior to this offering and 8,651 ordinary shares (0.35%) post-offering, Mr. Selot, our employee, beneficially owns 9,948 ordinary shares (1.73%) prior to this offering and 8,651 ordinary shares (0.35%) post-offering, Mr. Punj, a non-affiliated individual, beneficially owns 3,979 ordinary shares (0.69%) prior to this offering and 3,460 ordinary shares (0.14%) post-offering, Mr. Kaji, a non-affiliated individual, beneficially owns 1,990 ordinary shares (0.35%) prior to this offering and 1,730 ordinary shares (0.07%) post-offering, Mr. Bergstrom, a non-affiliated individual, collectively as an individual and through his controlling position as trustee of Athena Trust, beneficially owns 6,366 ordinary shares (1.11%) prior to this offering and 5,536 ordinary shares (0.22%) post-offering, Blackhawk Partners, Inc., a private entity that manages assets for wealthy families managed by Ziad K. Abdelnour, beneficially owns 1,990 ordinary shares (0.35%) prior to this offering and 1,730 ordinary shares (0.07%) post-offering, Mr. Scher, a non-affiliated individual, beneficially owns 9,948 ordinary shares (1.73%) prior to this offering and 8,651 ordinary shares (0.35%) post-offering, and Mr. Duggan, an employee of one of our affiliates, beneficially owns 597 ordinary shares (0.10%) prior to this offering and 519 ordinary shares (0.02%) post-offering. Each of Nagina Engineering Investment Corp., Ruiz Capital Advisors LLC, DSCWU Hong Kong Company Limited and Blackhawk Partners, Inc. and our officers, directors, employee, advisors and their respective affiliates and Messers. Punj, Kaji, Bergstrom, Scher and Duggan, disclaim beneficial ownership of any shares in which he or it does not have a pecuniary interest.

(4)

Mr. S.K. Gupta holds a 95% ownership interest in Nagina (representing an indirect ownership of 59,612 ordinary shares (or 10.37%) in us prior to this offering and 51,836 ordinary shares (2.07%) post-offering) and Mr. Gupta holds a 5% ownership interest in Nagina (representing an indirect ownership of 3,137 ordinary shares (0.55%) in us prior to this offering and 2,728 ordinary shares (0.11%) post-offering).  Each of Mr. Gupta and Mr. S.K. Gupta have dispositive and voting control over their own securities and disclaim beneficial ownership of any shares in Nagina in which such individual does not have a pecuniary interest.  Additionally, through his individual interest in FWAC Sponsor Limited, Mr. S.K. Gupta beneficially owns 137,791 ordinary shares (23.96%) prior to this offering and 119,818 ordinary shares (4.79%) post-offering.

(5)

The percentages have been rounded to the hundredth decimal place.

Our sponsor has agreed to purchase an aggregate of 1,876,660 insider warrants prior to the date of this prospectus at the price of $0.75 per warrant for a purchase price of $1,407,495 in a private placement to occur on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants will be financed from sponsor funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. Our sponsor has agreed not to sell or otherwise transfer any of the insider warrants until the date that is 30 days after the date we complete our initial business transaction; provided, however that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a division of our ordinary shares immediately prior to the consummation of the offering as to maintain our sponsor’s collective ownership at 20% of our issued and outstanding ordinary shares upon the date of this prospectus, in each case without giving effect to the private placement of the insider warrants.

If the underwriters do not exercise all (or a portion) of the over-allotment option, our sponsor will be required to forfeit up to 75,000 ordinary shares. Our sponsor will be required to forfeit only a number of ordinary shares necessary to maintain its 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

FWAC Holdings Limited and each of Messrs. Gupta, Valenty and Lamphere are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

Directed Unit Program

At our request, the underwriters have reserved up to 100,000 units for sale at the initial public offering price through a directed unit program to persons who are directors, officers, advisors or employees, or who are otherwise associated with our sponsor. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units.

Lockup of Initial Shares and Insider Warrants by our Sponsor

All of the initial ordinary shares outstanding prior to the date of this prospectus are subject to lockup provisions and may not be transferred, sold or assigned, until: (i) with respect to 50% of such shares, one year after the completion of our initial business transaction (or earlier if, subsequent to our initial business transaction, the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business transaction),

(ii) with respect to 25% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 10 trading days within a 30-trading day period following the consummation of our initial business transaction, the later of the date the foregoing condition is met or one year after the completion of our initial business transaction (or earlier if, subsequent to our initial business transaction, the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business transaction), and (iii) with respect to 25% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 10 trading days within a 30-trading day period following the consummation of our initial business transaction, the later of the date the foregoing condition is met or one year after the completion of our initial business transaction (or earlier if, subsequent to our initial business transaction, the last sales price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business transaction).  All of the initial shares will be released from such transfer and sale restrictions, if, following consummation of our initial business transaction, we engage in a subsequent liquidation, share exchange, share reconstruction and amalgamation or contractual control arrangement or engage in any other similar business transaction.  Up to 75,000 of the initial ordinary shares are subject to forfeiture if the over-allotment option is not exercised in full.

During the lockup period, our sponsor will not be able to sell or transfer such securities except to permitted transferees (i.e. immediate family members of the holder and trusts established by the holder for estate planning purposes, to a shareholder of a shareholder of FWAC Holdings Limited, by virtue of the laws of descent and distribution or pursuant to a domestic relations order) who agree in writing to be bound to the transfer restrictions, agree to vote in favor of our initial business transaction in the event we seek shareholder approval in connection with our initial business transaction and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business transaction.  Our sponsor will retain all other rights as a shareholder, including, without limitation, the right to vote such initial shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be subject to the lockup and will be released pro rata, in accordance with the initial shares. If we are unable to effect a business transaction, our sponsor will not receive any portion of the redemption proceeds with respect to ordinary shares owned by it prior to this offering.

Our sponsor has agreed not to sell or otherwise transfer any of the insider warrants until the date that is 30 days after the date we complete our initial business transaction; provided, however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 9, 2010, we issued 1,078,125 shares of our ordinary shares to our sponsor for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.03 per share. On October 8, 2010, we completed a 0.933333 for 1 share combination, the result of which left our sponsor (and sole shareholder) with 1,006,250 shares. On November 9, 2010, we completed a 0.5714286 for 1 share combination, the result of which left our sponsor (and sole shareholder) with 575,000 initial shares. Of these initial shares, up to 75,000 are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full. The initial ordinary shares are subject to lockup restrictions described in “Principal Shareholders—Lockup of Initial Shares and Insider Warrants.”

Our sponsor has agreed to purchase an aggregate of 1,876,660 warrants, or insider warrants, at the price of $0.75 per warrant for a purchase price of $1,407,495 in a private placement to be completed on or before the date of this prospectus.  The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business transaction. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants (including the underlying ordinary shares) will be subject to lockup provisions until 30 days following the consummation of our initial business transaction. If we do not complete an initial business transaction, the $1,407,495 purchase price of the insider warrants will be included as a part of the redemption amount payable to our public shareholders prior to any voluntary winding up as such amounts will be held in our trust account and the insider warrants will expire worthless.

The insider warrants will be sold in a private placement pursuant to Section 4(2) of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, an effective registration statement and a current prospectus relating to the ordinary shares issuable upon exercise of such warrants is not available. Our insider warrants will become freely tradable only after they are registered.

In order to protect the amounts held in the trust account, the shareholders of our sponsor have agreed to indemnify us, pro rata based upon their indirect beneficial ownership in us prior to this offering, for all claims of creditors, to the extent that we fail to obtain waivers from vendors, service providers and prospective target business to the extent necessary to ensure that the amounts in the trust account available for distribution to our shareholders below $10.20 per share ($10.146 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our officers, directors, advisors and their respective affiliates will not be responsible to the extent of any liability for such third party claims.  In the event that the proceeds in the trust account are reduced below $10.20 per share ($10.146 per share if the underwriters’ over-allotment option is exercised in full) or upon the liquidation of our trust account and the shareholders of our sponsor assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against the shareholders of our sponsor to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the shareholders of our sponsor to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $10.20 per share (or approximately $10.146 per share if the underwriters’ over-allotment option is exercised in full).

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion.  Such funds may be convertible into warrants of the post business transaction entity at a price of $0.75 per warrant at the option of the lender.  The warrants would be identical to the insider warrants.  The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan.  The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date.  We will bear the expense incurred with the filing of any such registration statements. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.  However, such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business transaction and be no more favorable than could be obtained by a third party.

Our sponsor has loaned to us an aggregate of $125,000 which was used to pay a portion of the expenses of this offering, including: SEC filing fees, FINRA filing fees, blue sky fees and expenses and legal and audit fees and expenses. The loans will be payable without interest upon the earlier of July 9, 2011 or upon the closing of this offering. We intend to repay the loans out of the proceeds of this offering not held in the trust account.  On August 23, 2010, we repaid $37,700 in advances from an affiliate of our sponsor.

We have agreed to pay to FWC Management Services Ltd, an entity controlled by Messrs. Valenty and Gupta, $7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business transactions. Reimbursable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business transaction, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business transaction is in our public shareholders’ best interest.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, the $7,500 per month payable to our sponsor for office space and general and administrative services, no compensation, reimbursements, cash payments or fees, will be paid to our officers or directors (directly or indirectly) prior to a business transaction.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

General

We are a British Virgin Islands company (company number 1591195) and our affairs are governed by our fourth amended and restated memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands.  The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.  We have filed copies of our fourth amended and restated memorandum and articles of association as exhibits to our registration statement on Form F-1. Our objects, powers and limitations are set out in sections 5 and 6 of our fourth amended and restated memorandum and articles of association.  Generally speaking, we have full power and authority to carry out any object not prohibited by the Companies Act. There are no limitations on the rights of non-residents or foreign shareholders to hold or exercise voting rights on their shares imposed by British Virgin Islands law or by the fourth amended and restated memorandum and articles of association. Shareholders may vote in person or by proxy, either by physical or electronic ballot.

We are authorized to issue an unlimited number of shares, no par value per share, and 5,000,000 preferred shares, no par value per share. Prior to the effective date of the registration statement, 575,000 ordinary shares will be outstanding, held by our sponsor (up to 75,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full).  No preferred shares are currently issued and outstanding.

Units and Ordinary Shares

Each unit consists of one ordinary share and one warrant. Each warrant entitles its holder to purchase one ordinary share.

The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin.

In no event will our ordinary shares and warrants begin to trade separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 6-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that our ordinary shares and warrants are eligible to trade separately, the units will continue to be quoted, and any security holder may elect to separate a unit and trade the ordinary shares or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our ordinary shares and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. The rights of ordinary shareholders may only be amended by a resolution of a majority of ordinary shareholders. If our ordinary shareholders want us to hold a meeting, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

In connection with a shareholder vote to approve our initial business transaction, if any, our sponsor has agreed to vote its initial ordinary shares in favor of our initial business transaction. In addition, our sponsor, officers, directors and members of our advisory board have also agreed to vote any ordinary shares acquired in this offering or in the aftermarket in favor of our initial business transaction submitted to our shareholders for approval, if any. Our sponsor, officers, directors and members of our advisory board have agreed to waive redemption rights in connection with any potential initial business transaction.

In the event we seek shareholder approval in connection with a business transaction, we shall, in accordance with Article 24.2 of our fourth amended and restated memorandum and articles of association, proceed with the business transaction only if a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction.  However, our sponsor’s, officers’, directors’, advisors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business transaction even if a majority of our public shareholders entitled to vote, or indicate their intention to vote against, such business transaction.  For purposes of seeking approval of the majority of our outstanding ordinary shares entitled to vote, non-votes will have no effect on the approval of a business transaction once a quorum is obtained.  Additionally, public shares voted by one shareholder or a group of shareholders in excess of 17.5% will be deemed ineligible to vote.

We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business transaction. In addition, we will not proceed with a business transaction unless any other proposal requiring approval of a majority of our ordinary shares entitled to vote in connection with an initial business transaction is approved by a majority of our outstanding ordinary shares that are entitled to vote.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the ordinary shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our fourth amended and restated memorandum and articles of association, if we do not consummate a business transaction within 21 months from the date of this prospectus  we will enter into an automatic redemption of the trust account.  If we do not consummate a business transaction within such 21 month period, we (i) will distribute the trust account, pro rata, to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of any winding up of our affairs.  Any redemption of public shareholders from the trust account will be effected automatically by function of our fourth amended and restated memorandum and articles of association prior to any voluntary winding up.  Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of an initial business transaction, but will be entitled to distributions for any public shares owned by it in the event we do not consummate a business transaction and we redeem or liquidate the trust account and distribute the proceeds to our public shareholders.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after a business transaction, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein.  Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related redemptions of public shares for cash upon consummation of such initial business transactions even when a vote is not required by law, we intend to consummate our initial business transaction and conduct the redemptions without a shareholder vote and instead redeem shares held by our shareholders pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under the SEC’s proxy rules.  Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules.  If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.  We will consummate our initial business transaction only if holders of no more than 74% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business transaction; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business transaction even if holders of less than 74% of our public shares elect to redeem.  Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of an initial business transaction, but will be entitled to redeem any public shares held by it in the event we do not consummate a business transaction.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business transaction. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Preferred Shares

Our fourth amended and restated memorandum and articles of association authorizes the issuance of 5,000,000 preferred shares divided into five classes, Class A through Class E, each comprising 1,000,000 preferred shares with such designation, rights and preferences as may be determined by our board of directors. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding.  Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business transaction. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

The rights of preferred shareholders may only be amended by a resolution of a majority of preferred shareholders (or ordinary shareholders if there are no preferred shares in issue). If our preferred shareholders want us to hold a meeting of preferred shareholders, they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Warrants

Public Warrants

Prior to the date of this prospectus, there will be 1,876,660 warrants outstanding, composed of 1,876,660 insider warrants.

Each warrant entitles the registered holder to purchase one share of our ordinary shares at a price of $11.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	30 days after the completion of a business transaction; and
•	one year from the date of this prospectus.

The warrants will expire five years from the date of our business transaction at 5:00 p.m., New York City time, or on such date which is 21 months from the date of this prospectus if we have not consummated an initial business transaction.

 Holders of our public warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares and, even in the case where cashless exercise is permitted as provided below, such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the ordinary shares issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the ordinary shares underlying the unit.

Notwithstanding the foregoing, if a registration statement covering the warrants issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) without the consent of any third party or the representatives of the underwriters:

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days prior written notice of redemption; and

•

if, and only if, the volume weighted average price of our ordinary shares equals or exceeds $16.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares.

If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for: that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.  The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

 The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary shares price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the ordinary shares will exceed either $16.50 or the warrant exercise price of $11.00 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

 The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

  The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrantholders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrantholder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

 No fractional ordinary shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

 Insider Warrants

Our sponsor has agreed to purchase an aggregate of 1,876,660 warrants, or insider warrants, from us at a price of $0.75 per warrant in a private placement to be completed on or before the date of this prospectus. All of the proceeds received from the sale of the insider warrants ($1,407,495) will be placed in the trust account. The insider warrants will be identical to those warrants sold in this offering except that if held by our sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis and (ii) are not subject to redemption. In addition, the insider warrants will be subject to transfer restrictions until 30 days following the consummation of our initial business transaction. The proceeds from the sale of the insider warrants will be held in our trust account for the benefit of our public shareholders.  If we do not complete one or more business transactions as described in this prospectus, the insider warrants will become worthless.

The insider warrants will be sold in a private placement pursuant to Section 4(2) of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, an effective registration statement and a current prospectus relating to the ordinary shares issuable upon exercise of such warrants is not available.

The insider warrants will become worthless if we do not consummate a business transaction. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business transaction in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our shareholders’ best interest.

 Effect of Foreign Subsidiary

In the event we elect to form a Foreign Subsidiary in connection with a proposed business transaction, the Foreign Subsidiary will assume our obligations under all of our warrants in the event that we liquidate or combine with the Foreign Subsidiary, as provided for, with respect to warrants, in Section 7.5 of our warrant agreement, a form of which is filed as Exhibit 4.4 to this Registration Statement, and a holder of our warrants will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary.

Underwriters’ Unit Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 80,000 units at an exercise price of $12.50 per unit.  The units issuable upon exercise of this option are identical to those offered by this prospectus.  For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the completion of a business transaction.  The payment of cash dividends following consummation of a business transaction, if any, will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business transaction.  The payment of any dividends subsequent to a business transaction will be within the discretion of our then board of directors.  It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.  In addition, our board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act.  Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

 Our Transfer Agent and Warrant Agent

 The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

 Changes in Authorized Shares

We are authorized to issue an unlimited number of shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the issued share capital. We may by resolution:

•

consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares;

•

sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Business Companies Act;

•

cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

•

create new classes of shares with preferences to be determined by the board of directors at the time of authorization, subject to shareholder approval.

Directors

Directors may vote on proposals, arrangements or contracts in which they are materially interested, provided that they disclose their interests to the board as soon as they become aware of such interests. Remuneration of directors may be fixed by a resolution of directors or any committee thereof. The directors may exercise all our powers to borrow money and to mortgage or charge our undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. There are no age limit requirements or shareholding requirements for directors.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

 Our corporate affairs are governed by our fourth amended and restated memorandum and articles of association and the Companies Act of the British Virgin Islands. The Companies Act of the British Virgin Islands which replaced the now International Business Companies Act (which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders.  Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.  A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows. Further, although we anticipate that our proxy materials will contain many of the same disclosures as proxy materials prepared in accordance with the Exchange and the U.S. proxy rules promulgated thereunder, we have included a discussion highlighting the material protections provided by U.S. federal securities laws that we are not required to provide to our shareholders.

There have been few, if any, court cases interpreting the Companies Act in the British Virgin Islands, and we can not predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware

Shareholder Meetings

• Held at a time and place as determined by the directors	• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the British Virgin Islands	• May be held within or without Delaware

• Notice: • Whenever shareholders are required to take action at a meeting, written notice shall state the time and place and purposes of the meeting

•

Notice:

•

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail as designated in the articles of association, not fewer than ten (10) days before the date of the proposed meeting

Shareholders’ Voting Rights

• Any person authorized to vote may authorize another person or persons to act for him by proxy	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•

Quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon

•

For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

• The fourth amended and restated memorandum and articles of association may provide for cumulative voting in the election of directors	• For non-stock companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum

British Virgin Islands	Delaware

• Changes in the rights of shareholders as set forth in the memorandum and articles of association require approval of at least a majority of the shareholders	• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
• The memorandum and articles of association may provide for cumulative voting
• Approval of a business transaction may be by a majority of shares voted at the meeting	• Approval of a business transaction may be by a majority of outstanding shares if such transaction involves the merger of such entity

Directors

• Board must consist of at least one member	• Board must consist of at least one member

• Maximum number of directors can be changed by an amendment to the articles of association	• Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter

•

If the board is authorized to change the number of directors actually appointed, provided that the number

•

still falls within the maximum and the minimum number of directors as set out in the articles of association (currently a minimum of one and a maximum of 15), it can do so by a board resolution

• Directors do not have to be independent	• Directors do not have to be independent

Fiduciary Duties

•

In summary, directors and officers owe the following fiduciary duties:

•

Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company as a whole;

•

Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•

Directors should not improperly fetter the exercise of future discretion;

•

Duty to exercise powers fairly as between different sections of shareholders;

•

Duty not to put themselves in a position of conflict between their duty to the company and their personal interests; and

•

Duty to exercise independent judgment

•

Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

•

Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:

British Virgin Islands	Delaware

•

the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

•

the general knowledge, skill and experience that that director has”.

•

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position.  However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors.  This can be done by way of permission granted in the fourth amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

•

Pursuant to Section 125(4) of the BVI Business Companies Act, 2004  ( the “Act”) and in pursuant to the company’s fourth amended and restated memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

•

vote on a matter relating to the transaction;

•

attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•

sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Derivative Actions

•

Generally speaking, the company is the proper plaintiff in any action.  Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the High Court where the following circumstances apply:

•

Those who control the company have refused a request by the shareholders to move the company to bring the action;

•

Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.
• a company is acting or proposing to act illegally or beyond the scope of its authority;

British Virgin Islands	Delaware

•

the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•

the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

•

Once a shareholder has relinquished his, her or its ordinary shares, it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

•

Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

•

Such action shall not be dismissed or compromised without the approval of the Chancery Court.

•

If we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been canceled.

Certain Differences in Corporate Law

The Companies Act, which Act’s predecessor, the International Business Companies Act (now repealed and which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders.  Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  BVI law provides for mergers as that expression is understood under United States corporate law. The procedure for a merger between the company and another company (which need not be a BVI company, and which may be the company’s parent, but need not be) is set out in the Companies Act.  The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shareholders entitled to vote and actually vote at a quorate meeting of shareholders.  The company must then execute articles of merger, containing certain prescribed details.  The plan and articles of merger are then filed at the Registry.  Provided that the company is in “good standing,” that is to say that it has paid all fees and penalties (if any) due to the BVI Financial Services Commission, and assuming that the board and shareholder approval is forthcoming it should be possible to effect the merger within five business days.  The Registrar will take a similar amount of time to issue the Certificate of Merger which should be dated as of the date on which the articles of merger are filed with the Registry.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its fourth amended memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the fourth amended memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its fourth amended memorandum and articles are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgement, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business transaction can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.  However, in the event that a business transaction was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose.  The convening of the meetings and subsequently the arrangement must be sanctioned by the High Court of the British Virgin Islands.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of United States corporations or under a BVI merger, providing rights to receive payment in cash for the judicially determined value of the ordinary shares.

Poison Pill Defenses.  Under the Companies Act there are no provisions which prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The fourth amended and restated memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares.  Therefore, the directors without the approval of the holders of ordinary shares may amend the fourth amended and restated memorandum and articles of association to create a series of preferred shares that have characteristics that may be deemed to be anti-takeover.  Additionally, such a designation of shares may be used in connection with plans that are poison pill plans.

Directors and Conflicts of Interest. Pursuant to the Companies Act and the company’s fourth amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)

vote on a matter relating to the transaction;

(b)

attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)

sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.  Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court.  In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The Companies Act has introduced a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which breaches the Act or the company’s fourth amended and restated memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the Act—where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, such shareholder may now apply to the court for an order on such conduct. Any member of a company may apply to BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s fourth amended and restated memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business corporations is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s fourth amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•

a company is acting or proposing to act illegally or beyond the scope of its authority;

•

the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•

the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•

those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 2,500,000 ordinary shares outstanding (assuming no exercise of the underwriters’ over-allotment option), or 2,875,000 shares if the underwriters’ over-allotment is exercised in full. Of these shares, the 2,000,000 ordinary shares sold in this offering, or 2,300,000 ordinary shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 500,000 ordinary shares (or 575,000 ordinary shares if the underwriters’ over-allotment is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those ordinary shares are subject to transfer restrictions and will only be released prior to certain dates or events under limited exceptions (as described in this prospectus).  See “Principal Shareholders—Lockup of Initial Shares and Insider Warrants.” Additionally, on or before the date of this prospectus, there will be 1,876,660 insider warrants outstanding that upon full exercise will result in the issuance of 1,876,660 ordinary shares to the holders of the insider warrants. The insider warrants (including the ordinary shares underlying such warrants) will be subject to transfer restrictions until 30 days following the consummation of our initial business transaction and will only be released prior to that date under limited exceptions. . See “Principal Shareholders—Transfers of Initial Shares and Insider Warrants.”  Such initial shares, insider warrants and the underlying ordinary shares are entitled to registration rights as described below under “Registration Rights.”

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and which applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of shares of our ordinary shares then outstanding, which will equal 25,000 ordinary shares immediately after this offering or 28,750 ordinary shares if the underwriters’ over- allotment and purchase options are exercised in full; or

•	the average weekly trading volume of the shares of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell the initial ordinary shares and sponsor warrants pursuant to Rule 144 without registration one year after we have completed our initial business transaction.

Registration Rights

Our sponsor and its permitted transferees will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the insider warrants and the ordinary shares underlying the insider warrants.  We will bear the expenses incurred in connection with filing any such registration statements.

Although the underwriters’ purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus.  These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Fourth Amended and Restated Memorandum and Articles of Association

Our fourth amended and restated memorandum and articles of association became effective under the laws of the British Virgin Islands on December 6, 2010.  As set forth in the preamble to the fourth amended and restated memorandum and articles of association, the objects for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Article 24 of our fourth amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business transaction, including:

•

a requirement that our initial business transaction be presented to shareholders for approval regardless of whether or not the British Virgin Islands requires such a vote, if we do not conduct a tender offer;

•

a requirement that in the event we do not consummate a business transaction within 21 months from the date of this prospectus, we will distribute to our public shareholders the amount in our trust (net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which may be withdrawn by our officers for working capital) by way of redemption; and

•

limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon a redemption pursuant to the tender offer rules or a shareholder vote in connection with our business transaction or upon our inability to consummate a business transaction within 21 months from the date of this prospectus.

The rights of shareholders may generally be changed by a majority resolution of the shareholders in that class. If our shareholders want us to hold a meeting at any point, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Anti-Money Laundering – British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity.  Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber.  In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Services Commission of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law.  Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Quotation of Securities

We have applied to have our units, ordinary shares and warrants quoted on the on the OTC Bulletin Board under the symbols “[UNIT SYMBOL]”, “[ORDINARY SHARES SYMBOL]”, “[WARRANT SYMBOL]”, respectively. We anticipate that our units will be quoted on the OTC Bulletin Board on or promptly after the effective date of the registration statement. Following the date the shares of our ordinary shares and warrants are eligible to trade separately, we anticipate that the shares of our ordinary shares and warrants will be quoted separately and as a unit on the on the OTC Bulletin Board.

TAXATION

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders.  The British Virgin Islands are not party to any double taxation treaties.

The company and all distributions, interest and other amounts paid by the company to persons who are not persons resident in the British Virgin Islands are exempt from the provisions of the Income Tax Act in the British Virgin Islands and any capital gains realized with respect to any shares, debt obligations or other securities of the company by persons who are not resident in the British Virgin Islands are exempt from all forms of taxation in the British Virgin Islands.  As of January 1, 2007, the Payroll Taxes Act, 2004 came into force. It will not apply to the company except to the extent the company has employees (and deemed employees) rendering services to the company wholly or mainly in the British Virgin Islands.  The company at present has no employees in the British Virgin Islands and has no intention of having any employees in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

In the opinion of Ellenoff Grossman & Schole LLP, the following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus. Because the components of a unit are separable at the option of the holder, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•

an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•

an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•

financial institutions or financial services entities;

•

broker-dealers;

•

taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•

tax-exempt entities;

•

governments or agencies or instrumentalities thereof;

•

insurance companies;

•

regulated investment companies;

•

real estate investment trusts;

•

expatriates or former long-term residents of the United States;

•

persons that actually or constructively own 5 percent or more of our voting shares;

•

persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•

persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•

persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the warrant generally will be the holder’s tax basis in such share or warrant, as the case may be.

Each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and the warrant that comprise a unit.  We do not intend to provide any allocation of the purchase price between the ordinary share and the warrant that comprise a unit. The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

U.S. Holders will be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (other than cash) to us.  In addition, U.S. Holders will be required to file IRS Form 926 to report transfers of cash to us if the amount of such cash exceeds $100,000 or if such U.S. Holder holds directly or indirectly at least 10% of the total voting power or value of our ordinary shares following a transfer of cash to us.  Substantial penalties are generally imposed on a U.S. Holder that fails to comply with these reporting requirements. Each U.S. Holder is urged to consult with its own tax advisor regarding these reporting obligations.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (‘‘PFIC’’) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Such distribution in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends will be taxed at the lower applicable long-term capital gains rate (see ‘‘—Taxation on the Disposition of Ordinary Shares and Warrants’’ below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met.  Under published IRS authority, the term “established securities market in the United States” presently does not include the OTC Bulletin Board. Therefore, the availability of the lower tax rates for dividends paid with respect to our ordinary shares is in substantial doubt, and U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events.  An adjustment which has the effect of preventing dilution generally is not taxable.  However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “—Taxation of Distributions Paid on Ordinary Shares” above.  Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants, and subject to the PFIC rules discussed below, as well as the discussion in “—Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Transaction” below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See ‘‘—Exercise or Lapse of a Warrant’’ below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.  U.S. Holders who recognize losses with respect to a disposition of our ordinary shares or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

If a U.S. Holder redeems ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules.  If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, then the tax treatment of such redemption will be as described under “—Taxation on the Disposition of Ordinary Shares and Warrants” above.  If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below.  Whether that redemption qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants).  The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder.  These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder.  A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants.  In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by such holder immediately before the redemption.  There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares.  The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us.  Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances.  However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”  U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “—Taxation of Distributions Paid on Ordinary Shares,” above.  After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares.  If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders who exercise a warrant other than by paying the exercise price in cash should consult their own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Transaction

In the event we seek shareholder approval in connection with a proposed business transaction, a U.S. Holder that votes in favor of such proposed business transaction and receives redemption proceeds may receive more per ordinary share than a similar U.S. Holder that does not vote in favor of the proposed business transaction.  Any such additional amount will be treated for U.S. federal income tax purposes as either (1) ordinary income, and not as a payment in consideration for the redemption of our ordinary shares, or (2) as additional consideration in redemption of our ordinary shares, which redemption proceeds will be taxed as described above under “—Redemption of Ordinary Shares”.  A U.S. Holder should consult with its own tax advisors regarding the U.S. federal income tax treatment of any such amount.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending June 30, 2011. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending June 30, 2011. After the acquisition of a company or assets in a business transaction, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business transaction is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending June 30, 2011. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending June 30, 2011 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, as described below, such holder generally will be subject to special rules with respect to:

•

any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•

the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.  U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us.  If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year

(but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Because we expect that our ordinary shares will be quoted on the OTC Bulletin Board, they should not currently qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC.  In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information.  U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, such holder will have to file an IRS Form 8621 in any such taxable year in which such holder (1) recognizes gain on a direct or indirect disposition of such PFIC’s stock, (2) receives direct or indirect distributions from such PFIC, (3) is making a QEF election with respect to such PFIC’s stock or (4) as otherwise provided in future Treasury regulations.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise or Lapse of a Warrant,” above. In addition, the U.S. federal income tax treatment of any additional amount payable to a Non-U.S. Holder that votes in favor of a business transaction generally will correspond to the U.S. federal income tax treatment of such additional amount to a U.S. Holder, as described under “U.S. Holders—Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Transaction,” above. However, a Non-U.S. Holder generally should be subject to U.S. federal income tax on any such additional amount only if such amount is effectively connected with its conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•

fails to provide an accurate taxpayer identification number;

•

is notified by the IRS that backup withholding is required; or

•

fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our ordinary shares or securities, including tax withholding required by the backup withholding rules.  Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

 NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND THE

ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits found there:

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political and economic stability;

•

an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

•

the availability of professional and support services.

In addition to the benefits listed above, incorporation in the British Virgin Islands offers investors the following benefits:

•

commitment of the BVI to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);

•

the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and

•

confidentiality for shareholders.

However, there are certain disadvantages accompanying incorporation in the British Virgin Islands.  These disadvantages include:

•

the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•

British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a British Virgin Islands business company located outside of the United States in the British Virgin Islands.  The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, at JPMorgan Chase Bank, N.A.; however, we may change the location or depository institution.  The trust account will be governed by an Investment Management Trust Agreement between us and Continental.  Thus, as of the date of this prospectus, certain of our directors and officers, and their assets, are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons.

There is substantial doubt that the courts of the British Virgin Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided that:

•

the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•

the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•

in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

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recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•

the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Additionally, it is possible that in a situation where monies are distributed by us to you and we subsequently go into liquidation (whether it be voluntary liquidation or insolvent liquidation), you might be liable to repay such monies if they are deemed to have been paid in preference to other creditors. Your potential liability as a shareholder should be limited to the amount of your investment plus any monies you receive from us by way of dividend, distribution, redemption or otherwise.

Under British Virgin Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a company to the extent of distributions received by them in a liquidation process. If we complied with the procedures set forth in Section 203 – 208 of the Companies Act, which are intended to ensure that we make reasonable provision for all claims against us, any liability of a shareholder with respect to a distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. It will be the company’s intention in any liquidation, after payment of the liquidation costs and any sums then due to creditors, that the liquidator distribute the assets of the company to the public shareholders on a pari passu basis. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in liquidation.  We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements.  The shareholders of our sponsor have agreed that they will be liable to us, pro rata based on their indirect beneficial ownership in us prior to this offering, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.20 per share (or $10.146 if the over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.  In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims.

Our sponsor has waived its rights to participate in any redemption with respect to its initial ordinary shares if we fail to consummate an initial business transaction. However, if our sponsor or any of our officers, directors or affiliates acquire public ordinary shares in or after this offering they will be entitled to a pro rata share of the trust account with respect to such ordinary shares if we do not complete a business transaction within the 21 month period and we distribute the trust account by way of redemption.

We will pay the costs of liquidation from our remaining assets outside of the trust account (which may include accrued interest withdrawn for working capital purposes). If such funds are insufficient, the shareholders of our sponsor, pro rata based on their indirect beneficial ownership in us prior to this offering, have agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public shareholders (currently anticipated to be no more than approximately $20,000) and have agreed not to seek repayment for such expenses.

Under British Virgin Islands law, our directors have a statutory duty of loyalty to act honestly, in good faith and with a view to our best interests.  Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  In fulfilling their duty of care to us, our directors must ensure compliance with our fourth amended and restated memorandum and articles of association and the Act.  In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Act. Such remedies can include a restraining or compliance order or monetary compensation. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or  proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the High Court in the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the High Court in the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Two of our officers and directors maintain their residence in India (one is a citizen of India), which could present various issues in enforcing U.S. civil liabilities.  In addition to and irrespective of issues of enforceability in the British Virgin Islands, Indian courts will not enforce a provision of the U.S. federal securities laws that is either penal in nature or contrary to public policy. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Indian courts. Specified remedies available under the laws of U.S. jurisdictions, including specified remedies under US federal securities laws, would not be available under Indian law or enforceable in an Indian court, if they are considered to be contrary to Indian public policy.  An award of punitive damages under a United States court judgment based upon United States federal securities laws is likely to be construed by Indian courts to be penal in nature and therefore unenforceable in India. Further, no claim may be brought in India against us or our directors and officers, as well as the experts named herein, in the first instance for a violation of U.S. federal securities laws because these laws have no extraterritorial application under Indian law and do not have force of law in India.

Section 44A of the Indian Code of Civil Procedure, 1908, as amended, or the Civil Procedure Code, provides that where a foreign judgment has been rendered by a superior court in any country or territory outside of India which the Government of India has by notification declared to be a reciprocating territory, such foreign judgment may be enforced in India by proceedings in execution as if the judgment had been rendered by an appropriate court in India. However, the enforceability of such judgments is subject to the exceptions set forth in Section 13 of the Civil Procedure Code. This section, which is the statutory basis for the recognition of foreign judgments, states that a foreign judgment is conclusive as to any matter directly adjudicated upon except:

•

where the judgment has not been pronounced by a court of competent jurisdiction;

•

where the judgment has not been given on the merits of the case;

•

where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable;

•

where the proceedings in which the judgment was obtained were opposed to natural justice;

•

where the judgment has been obtained by fraud; or

•

where the judgment sustains a claim founded on a breach of any law in force in India.

Section 44A of the Civil Procedure Code is applicable only to decrees or judgments under which a sum of money is payable not being in the nature of amounts payable in respect of taxes or other charges of a similar nature or in respect of fines or other penalties and does not include arbitration awards. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India. Furthermore, it is unlikely that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy or practice in India.

If a judgment of a foreign court is not enforceable under Section 44A of the Civil Procedure Code as described above, it may be enforced in India only by a suit filed upon the judgment, subject to Section 13 of the Civil Procedure Code, and not by proceedings in execution. The United States has not been declared by the Government of India to be a reciprocating territory for the purposes of Section 44A of the Civil Procedure Code. Accordingly, a judgment of a court in the United States may be enforced only by filing a fresh suit on the basis of the judgment and not by proceedings in execution.

The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. It is difficult to predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to untimely delay.

A party seeking to enforce a foreign judgment in India is required to obtain prior approval from the Reserve Bank of India under the Foreign Exchange Management Act, 1999, as amended, or FEMA, to repatriate any amount recovered pursuant to such enforcement. Any judgment in a foreign currency would be converted into Indian Rupees on the date of judgment and not on the date of payment.

One of our officers and directors is a citizen of Canada.  As a result, it may be difficult for you to effect service of process within the United States upon him or to enforce against him judgments obtained in the courts of the United States based upon the civil liability provisions of the federal securities laws or other laws of the United States. There is substantial doubt as to the enforceability in Canada against him in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. Additionally, a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes; however, there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Rodman & Renshaw, LLC is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriters	Number of Units
Rodman & Renshaw, LLC
EarlyBirdCapital, Inc..
Ladenburg Thalmann & Co. Inc.
Total	2,000,000

The underwriting agreement provides that the underwriters must purchase all of the units if they purchase any of them. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

Our units are offered subject to a number of conditions, including:

•

receipt and acceptance of the ordinary shares by the underwriters, and

•

the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters may distribute prospectuses electronically.

Rodman & Renshaw’s address is 1251 Avenue of the Americas, 20th Floor, New York, NY, 10020.

EarlyBirdCapital’s address is 275 Madison Avenue, 27th Floor, New York, NY 10016

Ladenburg’s address is 520 Madison Avenue, 9th Floor, New York, NY 10022.

Over-allotment Option

We have granted the underwriters an option to buy up to 300,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option.

If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to [$      ] per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to [$         ] per unit from the public offering price. If all of the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. No offer or invitation to subscribe for units may be made to the public in the British Virgin Islands.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional 300,000 units.

	Per Unit(1)	No exercise	Full exercise
Public offering price	$ 10.00	$ 20,000,000	$ 23,000,000
Discount per unit	$ 0.58667	$ 1,173,340	$ 1,349,341
Total	$ 9.41333	$ 18,826,660	$ 21,650,659

_______________

(1)

This amount includes contingent fees equal to 3.75% of the sum of: (i) the gross proceeds of the public offering (less any amounts redeemed by investors pursuant to any redemption, cash conversion right or privately negotiated transaction) and (ii) the gross proceeds from any new equity raised, payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

We estimate that the total expenses of this offering, not including the underwriters’ discount, payable by us will be approximately $234,155.

Directed Unit Program

At our request, the underwriters have reserved up to 100,000 units for sale at the initial public offering price through a directed unit program to persons who are directors, officers, advisors or employees, or who are otherwise associated with our sponsor. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 80,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $12.50 per unit, and may be exercised on a cashless basis, in whole or in part, during the five-year period from the date of this prospectus commencing on the later of the consummation of a business transaction or the one-year anniversary of the date of this prospectus. The option and the 80,000 units, the 80,000 ordinary shares and the 80,000 warrants underlying such units, and the 80,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Right of First Refusal

We have granted to the representative an irrevocable preferential right of first refusal to act as our exclusive financial advisor in connection with general marketing and advisory services to us with respect to a business transaction with a business introduced to us by the representative.  The representative’s compensation for such services will be negotiated upon notification by us of such proposed business transaction.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, Washington, D.C., Florida, Hawaii, Illinois, Indiana, Minnesota, Missouri, New York, South Dakota, Utah, Virginia, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements.

However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units including:

•

stabilizing transactions;

•

short sales;

•

purchases to cover positions created by short sales;

•

imposition of penalty bids; and

•

syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. These transactions may also include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned there may be downward pressure on the price of units in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters may impose a penalty bid which permits the underwriters to reclaim a selling concession from a selected dealer when the ordinary shares originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. Consequently, the size of the offering was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

Affiliations

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any underwriter provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification and Contribution

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make with respect to those liabilities.

Foreign Regulatory Restrictions on Purchase of the Ordinary shares

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the ordinary shares to certain institutions or accredited persons in the following countries:

Notices to Non-United States Investors

Australia.  If this document is issued or distributed in Australia it is issued or distributed to "wholesale clients" only, not to "retail clients".  For the purposes of this paragraph, the terms "wholesale client" and "retail client" have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth).  This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act.  Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China.  THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates.  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC").

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise.  The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai.  The issuer is not licensed by the Dubai Financial Services Authority ("DFSA") to provide financial services in the Dubai International Financial Centre ("DIFC").  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise.  The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel.  The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel.  The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus.  The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.  Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan.  The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia.  NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA.  THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT.  NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI'S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

United Kingdom.  The content of this prospectus has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 ("FSMA").  Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested.  This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Forbes Hare, Tortola, British Virgin Islands, with respect to the ordinary shares.  Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of FlatWorld Acquisition Corp. as of July 9, 2010 and for the periods from June 25, 2010 (date of inception) to June 30, 2010  and July 1, 2010 to July 9, 2010, and June 25, 2010 (date of inception) to July 9, 2010, appearing in this prospectus and the related registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities.  Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC.  We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.  The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549.  The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FlatWorld Acquisition Corp.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of

FlatWorld Acquisition Corp.

We have audited the accompanying balance sheet of FlatWorld Acquisition Corp. (a corporation in the development stage) (the “Company”) as of July 9, 2010 and the related statements of operations, changes in shareholder’s equity, and cash flows for the periods from June 25, 2010 (date of inception) to June 30, 2010 and July 1, 2010 to July 9, 2010 and June 25, 2010 (date of inception) to July 9, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 9, 2010 and the results of its operations and its cash flows for the periods from June 25, 2010 (date of inception) to June 30, 2010 and July 1, 2010 to July 9, 2010 and June 25, 2010 (date of inception) to July 9, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

December 3, 2010

FlatWorld Acquisition Corp.

(a corporation in the development stage)

BALANCE SHEET

as of July 9, 2010

ASSETS
Current assets
Cash	$150,000
Other assets, deferred offering costs	72,700
Total assets	$222,700
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable and accrued expenses	$40,000
Due to affiliate	37,700
Note payable, shareholder	125,000
Total liabilities	202,700
Shareholder's equity
Preferred shares, no par value; 5,000,000 shares authorized; no shares issued and outstanding	—
Ordinary shares, no par value, unlimited shares authorized; 575,000 shares issued and outstanding	25,000
Deficit accumulated during development stage	(5,000)
Total shareholder's equity	20,000
Total liabilities and shareholder's equity	$222,700

The accompanying notes are an integral part of the financial statements

FlatWorld Acquisition Corp.

(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	July 1, 2010 to July 9, 2010	June 25, 2010 (date of inception) to June 30, 2010	June 25, 2010 (date of inception) to July 9, 2010

Revenue	$—	$—	$—
General and administrative expenses	5,000		5,000
Loss from operations	(5,000)	—	(5,000)
Interest and dividend income	—		—
Net loss attributable to ordinary shareholder	$(5,000)	$—	$(5,000)
Weighted average number of ordinary shares outstanding, basic and diluted	575,000	—	575,000
Net loss per ordinary share attributable to ordinary shareholder, basic and diluted	$—	$—	$—

The accompanying notes are an integral part of the financial statements

FlatWorld Acquisition Corp.

(a corporation in the development stage)

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

For the period from June 25, 2010 (date of inception) to July 9, 2010

	Ordinary Shares		Additional paid-in capital	Deficit accumulated during development stage	Total shareholder's equity

	Shares	Amount no par

Sale of ordinary shares issued to initial shareholder on July 9, 2010 at approximately $0.043 per share, as adjusted	575,000	$25,000	$—	$—	$25,000
Net loss attributable to ordinary shareholder	—	—	—	(5,000)	(5,000)
Balances, July 9, 2010	575,000	$25,000	$—	$(5,000)	$20,000

The accompanying notes are an integral part of the financial statements

FlatWorld Acquisition Corp.

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	July 1, 2010 to July 9, 2010	June 25, 2010 (date of inception) to June 30, 2010	June 25, 2010 (date of inception) to July 9, 2010
Cash Flows from Operating Activities
Net loss attributable to ordinary shareholder	$(5,000)	$—	$(5,000)
Adjustments to reconcile net loss attributable to ordinary shareholder to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	5,000	—	5,000
Net cash used in operating activities	—	—	—
Cash Flows from Financing Activities
Proceeds from note payable, shareholder	125,000	—	125,000
Proceeds from issuance of ordinary shares to initial shareholder	25,000	—	25,000
Net cash provided by financing activities	150,000	—	150,000
Net increase in cash	150,000	—	150,000
Cash at beginning of the period	—	—	—
Cash at end of the period	$150,000	$—	$150,000
Supplemental disclosure of non-cash financing activities:
Accrual of offering costs	$35,000	$—	$35,000
Due to affiliate	$37,700	$—	$37,700

The accompanying notes are an integral part of the financial statements

FlatWorld Acquisition Corp.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

For the period from June 25, 2010 (date of inception) to July 9, 2010

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FlatWorld Acquisition Corp. (a corporation in the development stage) (the “Company”) was formed on June 25, 2010 as a British Virgin Islands business company with limited liability. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with an unidentified operating business or assets (“Business Transaction”). The Company’s efforts in identifying a prospective target business for its Business Transaction will not be limited to a particular industry, geographic region or minimum transaction value, but will focus its search on identifying a prospective target business in either (i) the global business services sector or (ii) emerging Asian markets. The Company has neither engaged in any operations nor generated any income to date. The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or FASB ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. At July 9, 2010 the Company had cash in its bank account of $150,000 and has limited financial resources. Until such time as the Company may complete the proposed public offering and receive the proceeds thereof, it remains dependent on loans from its initial shareholder and officers as well as favorable credit terms from vendors providing services in connection with the proposed offering. The Company has selected June 30th as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Transaction. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Transaction. An amount equal to 100% of the gross proceeds of the Proposed Offering, will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Transaction or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets will provide its shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which the Company may withdraw for working capital purposes, upon the consummation of its Business Transaction.  The Company is not required to submit the transaction for shareholder approval prior to consummating the Business Transaction. If no shareholder approval is sought, the Company will proceed with a Business Transaction if it is approved by its board of directors and less than 74% of the public shareholders exercise their redemption rights.  Only in the event that the Company seeks shareholder approval in connection with its initial business transaction, the Company will proceed with a business transaction only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Transaction. However, the Company's sponsor, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in the prospectus and solely in the event the Company seeks shareholder approval and is not subject to foreign private issuer rules), if any, could result in the approval of a business transaction even if a majority of the Company’s public shareholders either vote against, or indicate their intention to vote against, such business transaction. If the Company loses its status as a FPI and is subject to the U.S. domestic issuer rules, the Company's public shareholders voting in favor of initial business transaction may elect to exercise their redemption rights and shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but the Company's public shareholders voting against the business transaction and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account. These ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with FASB ASC 480-10. FWAC Holdings Limited (the “sponsor”) has agreed, in the event the Company seeks shareholder approval of its business transaction, to vote its initial shares in favor of approving a business transaction. The sponsor and the Company’s officers and directors have also agreed to vote ordinary shares acquired by them in this offering or in the aftermarket in favor of a business transaction submitted to the Company’s shareholders for approval.

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS – (continued)

The Company’s sponsor, officers and directors have agreed that the Company will only have 21 months from the date of the prospectus to consummate its initial business transaction.  If the Company does not consummate a business transaction within such 21 month period, it i) will distribute the trust account to the public shareholders, pro rata, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which it may withdraw for working capital purposes by way of redemption and (ii) intends to cease all operations except for the purpose of any winding up of its affairs.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At July 9, 2010, the Company had not commenced any operations nor generated revenue to date. All activity through  July 9, 2010 relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Transaction, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss applicable to shareholders by the weighted average number of ordinary shares outstanding for the period. At July 9, 2010 and June 30, 2010, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures” approximates the carrying amounts represented in the balance sheet.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of $72,700 of legal and regulatory costs incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Income tax

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of July 9, 2010 as there were no deferred tax assets at that date.

The Company adopted the provisions of Financial Accounting Standards Board Accounting Standard Codification or FASB ASC 740-10-25 which establishes recognition requirements for the accounting for income taxes. There were no unrecognized tax benefits as of July 9, 2010. The section prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at July 9, 2010. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.  The Company is subject to income tax examinations by major taxing authorities since inception. The adoption of the provisions of FASB ASC 740-10-25 did not have a material impact on the Company’s financial position and results of operation and cash flows as of and for the period ended July 9, 2010.

Recently issued accounting standards

The Company does not believe that the adoption of any new recently issued accounting standards will have a material impact on its financial position and results of operations.

NOTE C — PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 2,000,000 units at $10.00 per unit (“Units”). Each Unit consists of one ordinary share of the Company, no par value, and one warrant to purchase one ordinary share (“Warrant”). Each warrant entitles the holder to purchase one ordinary share at a price of $11.00. Each warrant will become exercisable on the later of (i) 30 days after the Company’s completion of a business transaction or (ii) one year from the date of this prospectus and will expire five years from the date of the Company’s initial business transaction, or earlier upon redemption or liquidation.  If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the volume weighted average price of the Ordinary Shares is at least $16.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

NOTE D — RELATED PARTY TRANSACTIONS

On July 9, 2010, the Company issued to its sponsor 1,078,125 ordinary shares for an aggregate amount of $25,000 in cash.  On October 8, 2010, the Company effected a share combination (reverse stock split) of its issued and outstanding ordinary shares, with each ordinary share being combined into 0.933333 ordinary shares.  On November 9, 2010, the Company effected another share combination (reverse stock split) of its issued and outstanding ordinary shares, with each ordinary share being combined into 0.5714286 ordinary shares. As a result, the Company’s sponsor (and sole shareholder) was left with 575,000 ordinary shares (up to 75,000 of which are subjected to forfeiture if the underwriters’ over-allotment option is not exercised in full).  All share information in the Company’s financial statements have been retroactively restated for the effect of this share combination. The sponsor has agreed that the ordinary shares purchased by it prior to consummation of the Proposed Offering will not be sold or transferred until one year following consummation of a Business Transaction, subject to certain limited exceptions.

The Company has entered into an unsecured promissory note with the Company’s sponsor in an aggregate principal amount of $125,000. The note does not bear interest. The note is payable on the earlier of (i) July 9, 2011 or (ii) the date of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

NOTE D — RELATED PARTY TRANSACTIONS – (continued)

During the period, an affiliate of the Company paid certain vendor bills on behalf of the Company in the amount of $37,700.  The advance is non-interest bearing and payable upon the earlier of July 9, 2011 or upon the closing of this offering. This amount was repaid on August 23, 2010.

The sponsor has agreed to purchase, in a private placement, 1,876,660 warrants prior to the Proposed Offering at a price of $0.75 per warrant (a purchase price of $1,407,495) from the Company. Based on the observable market prices, the Company believes that the purchase price of $0.75 per warrant for such warrants will exceed the fair value of such warrants on the date of the purchase. The valuation is based on comparable initial public offerings by blank check companies in 2009 and 2010. The sponsor has agreed that the warrants purchased by it will not be sold or transferred until 30 days following consummation of a Business Transaction, subject to certain limited exceptions. If the Company does not complete a Business Transaction, then the proceeds will be part of the liquidating distribution to the public shareholders and the warrants issued to the sponsor will expire worthless. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with FASB ASC 815-40.

Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with FWC Management Services Ltd, an entity controlled by two officers of the Company, for an estimated aggregate monthly fee of $7,500 for office space, secretarial, and administrative services. This agreement will expire upon the earlier of the successful completion of the Company’s Business Transaction or 21 months from the date of the prospectus.

The sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its ordinary shares, the warrants and the ordinary shares underlying the warrants, commencing on the date such ordinary shares or warrants are released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

NOTE E — COMMITMENTS

The Company expects to grant the underwriters a 45-day option to purchase up to 300,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The offering proceeds include a contingent fee equal to 3.75% of the sum of: (i) the gross proceeds of the public offering (less any amounts redeemed by investors pursuant to any redemption, cash conversion right or privately negotiated transaction) and (ii) the gross proceeds from any new equity raised, payable to Rodman & Renshaw and/or such other firms, if any, who are instrumental in advising us in connection with the consummation of our business transaction.

The Company will also issue a unit purchase option, for $100, to Rodman & Renshaw, LLC (“Rodman”), the representative of the underwriters in the Proposed Offering, to purchase 80,000 Units (4% of the total number of units sold in the public offering) at an exercise price of $12.50 per Unit. The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. This option is exercisable commencing on the later of the consummation of a Business Transaction and one year from the date of the Proposed Offering and expiring five years from the date of the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders' equity. The Company estimates the fair value of this unit purchase option is approximately $2.59 per unit using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.78% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

NOTE F — PREFERRED SHARES

The Company is authorized to issue 5,000,000 preferred shares divided into five classes, Class A through Class E, each comprising 1,000,000 preferred shares with such designation, rights and preferences as may be determined by the Company's board of directors. The Company has five classes of preferred shares to give it flexibility as to the terms on which each Class is issued. No preferred shares are currently issued or outstanding.

_____________________________________________________________________________

FLATWORLD  ACQUISITION  CORP.

2,000,000 Units

_________________

PROSPECTUS

_________________

Rodman & Renshaw, LLC EarlyBirdCapital, Inc.
Ladenburg Thalmann & Co. Inc.

[          ], 2010

Dealer Prospectus Delivery Obligation

Until [           ], 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer of solicitation is not authorized or is unlawful.

_____________________________________________________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s fourth amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our fourth amended and restated memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.    Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Shareholders	Number of Shares
FWAC Holdings Limited	575,000
Total	575,000

On July 9, 2010, we issued 1,078,125 ordinary shares to our sponsor, and on October 8, 2010, we effected a share combination of our issued and outstanding ordinary shares, with each ordinary share being combined into 0.933333 ordinary shares.  On November 9, 2010, we effected another share combination (reverse stock split) of our issued and outstanding ordinary shares, with each ordinary share being combined into 0.5714286 ordinary shares. As a result, our sponsor (and sole shareholder) was left with 575,000 ordinary shares.  Such ordinary shares were issued to our sponsor in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act.  The ordinary shares issued to our sponsor were sold for an aggregate offering price of $25,000. No underwriting discounts or commissions were paid with respect to such sales. Of these securities, up to 75,000 ordinary shares are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, in full.

 On or before the date of the prospectus accompanying this registration statement, our sponsor will purchase an aggregate of 1,876,660 insider warrants from the registrant. These warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s collective ownership at 20% of our issued and outstanding ordinary shares upon the date of this prospectus, in each case without giving effect to the sale of warrants to our sponsor as described above. Any such increased number of shares will be subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised, in full. Any such decreased number of shares will be forfeited, with the remainder subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full.

Item 8.  Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9.  Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Item 512(a)(4) of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form F-1and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the British Virgin Islands, on this 6th day of December, 2010.

FLATWORLD ACQUISITION CORP.

By:  /s/ Raj K. Gupta

        Name:  Raj K. Gupta

        Title:  Chief Executive Officer

(principal executive officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Raj K. Gupta Raj K. Gupta	Chief Executive Officer (principal executive officer), Secretary and Director	December 6, 2010
/s/ Jeffrey A. Valenty* Jeffrey A. Valenty	President, Office of the Chief Executive, Chief Financial Officer (principal accounting officer), Treasurer and Director	December 6, 2010
/s/ Gilbert H. Lamphere* Gilbert H. Lamphere	Chairman of the Board of Directors and Office of the Chief Executive	December 6, 2010
/s/ Shri Krishan Gupta* Shri Krishan Gupta	Assistant Secretary and Director	December 6, 2010

Authorized Representative in the United States:

By:	/s/ Jeffrey A. Valenty Name: Jeffrey A. Valenty Title: President, Office of the Chief Executive, Chief Financial Officer, Treasurer and Director Date: December 6, 2010

*	By:	/s/ Raj K. Gupta Name: Raj K. Gupta Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement
3.1	Memorandum and articles of association**
3.2 3.3	Form of amended and restated memorandum and articles of association** Form of second amended and restated memorandum and articles of association**
3.4	Form of third amended and restated memorandum and articles of association**
3.5	Form of fourth amended and restated memorandum and articles of association
4.1	Specimen Unit Certificate
4.2	Specimen Ordinary Share Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to the underwriters**
5.1	Form of Opinion of Forbes Hare
5.2	Form of Opinion of Ellenoff Grossman & Schole LLP
8.1	Form of Tax Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.2	Form of Registration Rights Agreement among the Registrant and FWAC Holdings Limited
10.3	Form of Letter Agreement by and between the Registrant and each of the directors and officers of the Registrant
10.4	Form of Letter Agreement by and between the Registrant and FWAC Holdings Limited
10.5	Administrative Services Agreement between the Registrant and FWC Management Services Ltd
10.6	Securities Purchase Agreement dated July 9, 2010 between the Registrant and FWAC Holdings Limited**
10.7	Promissory Note, dated July 9, 2010, issued to FWAC Holdings Limited in the amount of $125,000**
10.8	Insider Warrants Subscription Agreement between the Registrant and FWAC Holdings Limited**
10.9	Form of Right of First Refusal Agreement by and between the Registrant and FlatWorld Capital LLC
10.10	Form of Indemnification Agreement by and between the Registrant and each of the directors and officers of the Registrant**
10.11	Amendment No. 1 to the Insider Warrants Subscription Agreement between the Registrant and FWAC Holdings Limited**
10.12	Amendment No. 1 to the Securities Purchase Agreement between the Registrant and FWAC Holdings Limited**
10.13	Amendment No. 2 to the Insider Warrants Subscription Agreement between the Registrant and FWAC Holdings Limited**
10.14	Amendment No. 2 to the Securities Purchase Agreement between the Registrant and FWAC Holdings Limited**
10.15	Amendment No. 3 to the Insider Warrants Subscription Agreement between the Registrant and FWAC Holdings Limited
14.1	Code of Business and Ethics**
23.1	Consent of Rothstein Kass & Company
23.2	Consent of Forbes Hare (included in Exhibit 5.1)**
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)**

** Previously filed